PNC MORTGAGE ACCEPTANCE CORP.,
                             DEPOSITOR


                   MIDLAND LOAN SERVICES, INC.,
               MASTER SERVICER AND SPECIAL SERVICER




           NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                              TRUSTEE





                  POOLING AND SERVICING AGREEMENT

                   Dated as of December 1, 1999




           Commercial Mortgage Pass-Through Certificates

                          Series 1999-CM1

                         TABLE OF CONTENTS

                                                                            PAGE


                                   ARTICLE I

                                  DEFINITIONS

  SECTION 1.1  Defined Terms...................................................4

  SECTION 1.2  Certain Calculations...........................................52

  SECTION 1.3  Certain Constructions..........................................53

                                   ARTICLE II

        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

  SECTION 2.1  Conveyance and Assignment of Mortgage Loans....................53

  SECTION 2.2  Acceptance by the Custodian and the Trustee....................58

  SECTION 2.3. Seller's Repurchase of Mortgage Loans for Document Defaults
               and Breaches of Representations and Warranties.................60

  SECTION 2.4  Representations and Warranties of the Depositor................63

  SECTION 2.5. Representations, Warranties and Covenants of the Master
               Servicer and the Special Servicer..............................65

  SECTION 2.6. Execution and Delivery of Certificates; Issuance of
               REMIC I Regular Interests and REMIC II Regular Interests.......69

  SECTION 2.7  Documents Not Delivered to Custodian...........................70

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

  SECTION 3.1. Master Servicer to Act as Master Servicer; Special Servicer
               to Act as Special Servicer; Administration of the
               Mortgage Loans.................................................70

  SECTION 3.2. Sub-Servicing..................................................72

  SECTION 3.3. Collection of Certain Mortgage Loan Payments...................74

  SECTION 3.4. Collection of Taxes, Assessments and Similar Items.......... ..74

  SECTION 3.5. Collection Account; Distribution Account; Grantor Trust
               Collection Account; Grantor Trust Distribution Account and
               Excess Liquidation Proceeds Account............................76

  SECTION 3.6. Permitted Withdrawals from the Collection Account and
               Grantor Trust Collection Account...............................78

  SECTION 3.7. Investment of Funds in Accounts................................80

  SECTION 3.8. Maintenance of Insurance Policies and Errors and Omissions
               and Fidelity Coverage..........................................82

  SECTION 3.9. Enforcement of Due-On-Sale Clauses; Assumption Agreements......86

  SECTION 3.10.Realization Upon Mortgage Loans................................88

  SECTION 3.11.Trustee to Cooperate; Release of Mortgage Files................91

  SECTION 3.12.Servicing Compensation.........................................92

  SECTION 3.13.Reports to the Trustee; Collection Account Statements..........94

  SECTION 3.14.Annual Statement as to Compliance..............................94

  SECTION 3.15.Annual Independent Public Accountants' Servicing Report........95

  SECTION 3.16.Access to Certain Documentation................................95

  SECTION 3.17.Title and Management of REO Properties.........................96

  SECTION 3.18.Sale of Specially Serviced Mortgage Loans and REO Properties..100

  SECTION 3.19.Inspections...................................................103

  SECTION 3.20.Available Information and Notices.............................103

  SECTION 3.21.Reserve Accounts; Letters of Credit...........................105

  SECTION 3.22.Servicing Advances............................................106

  SECTION 3.23.Appraisal Reductions..........................................106

  SECTION 3.24.Transfer of Servicing Between Master Servicer and
               Special Servicer; Record Keeping..............................107

  SECTION 3.25.Adjustment of Servicing Compensation in Respect of
               Prepayment Interest Shortfalls................................109

  SECTION 3.26.Controlling Class Representative; Elections...................110

  SECTION 3.27.Appointment of Special Servicer; Duties of Controlling Class
               Representative................................................111

  SECTION 3.28.Modifications, Waivers, Amendments, Extensions and Consents,
               Defeasance....................................................114

  SECTION 3.29.Interest Reserve Account......................................117

                            ARTICLE IV

                DISTRIBUTIONS TO CERTIFICATEHOLDERS

  SECTION 4.1. Distributions of REMIC I......................................117

  SECTION 4.2. Distributions of REMIC II.....................................118

  SECTION 4.3. Distributions of REMIC III....................................125

  SECTION 4.4. Statements to Rating Agencies and Certificateholders;
               Available Information.........................................131


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



  SECTION 4.5. Remittances; P&I Advances.....................................135

  SECTION 4.6. Allocation of Realized Losses and Expense Losses..............136

  SECTION 4.7. Distributions on the Grantor Trust............................137

  SECTION 4.7. Distributions in General......................................137

  SECTION 4.8. Compliance with Withholding Requirements......................138

                             ARTICLE V

                         THE CERTIFICATES

  SECTION 5.1. The Certificates..............................................139

  SECTION 5.2. Registration, Transfer and Exchange of Certificates...........140

  SECTION 5.3. Book-Entry Certificates.......................................144

  SECTION 5.4. Mutilated, Destroyed, Lost or Stolen Certificates.............147

  SECTION 5.5. Appointment of Paying Agent...................................147

  SECTION 5.6. Access to Certificateholders' Names and Addresses.............147

  SECTION 5.7. Actions of Certificateholders.................................148

                            ARTICLE VI

    THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

  SECTION 6.1. Liability of the Depositor, the Master Servicer and the
               Special Servicer..............................................148

  SECTION 6.2. Merger or Consolidation of the Master Servicer and Special
               Servicer......................................................149

  SECTION 6.3. Limitation on Liability of the Depositor, the Master Servicer
               and Others....................................................150

  SECTION 6.4. Limitation on Resignation of the Master Servicer and of
               the Special Servicer..........................................151

  SECTION 6.5. Rights of the Depositor and the Trustee in Respect of the
               Master Servicer and the Special Servicer......................152

                            ARTICLE VII

                              DEFAULT

  SECTION 7.1. Events of Default.............................................152

  SECTION 7.2. Trustee to Act; Appointment of Successor......................155

  SECTION 7.3. Notification to Certificateholders............................156

  SECTION 7.4. Other Remedies of Trustee.....................................156

  SECTION 7.5. Waiver of Past Events of Default; Termination.................157

                           ARTICLE VIII

                      CONCERNING THE TRUSTEE

  SECTION 8.1. Duties of Trustee.............................................157

  SECTION 8.2. Certain Matters Affecting the Trustee.........................159

  SECTION 8.3. Trustee Not Liable for Certificates or Mortgage Loans.........161

  SECTION 8.4. Trustee May Own Certificates..................................162

  SECTION 8.5. Payment of Trustee Fees and Expenses; Indemnification.........162

  SECTION 8.6. Eligibility Requirements for Trustee..........................164

  SECTION 8.7. Resignation and Removal of the Trustee........................164

  SECTION 8.8. Successor Trustee.............................................165

  SECTION 8.9. Merger or Consolidation of Trustee............................166

  SECTION 8.10.Appointment of Co-Trustee or Separate Trustee.................166

  SECTION 8.11.Authenticating Agent..........................................168

  SECTION 8.12.Appointment of Custodians.....................................168

  SECTION 8.13.Representations and Warranties of the Trustee.................169

                            ARTICLE IX

                            TERMINATION

  SECTION 9.1. Termination of Trust..........................................171

  SECTION 9.2. Procedure Upon Termination of Trust...........................172

  SECTION 9.3. Additional Trust Termination Requirements.....................173

                             ARTICLE X

                REMIC ADMINISTRATION; GRANTOR TRUST

  SECTION 10.1.REMIC Election................................................174

  SECTION 10.2.REMIC Compliance..............................................175

  SECTION 10.3.Imposition of Tax on the Trust Fund...........................177

  SECTION 10.4.Prohibited Transactions and Activities........................178

                            ARTICLE XI

                     MISCELLANEOUS PROVISIONS

  SECTION 11.1.Counterparts..................................................178

  SECTION 11.2.Limitation on Rights of Certificateholders....................179

  SECTION 11.3.Governing Law.................................................179

  SECTION 11.4.Notices.......................................................180

  SECTION 11.5.Severability of Provisions....................................182

  SECTION 11.6.Notice to the Depositor, the Controlling Class
               Representative and Each Rating Agency.........................182

  SECTION 11.7.Amendment.....................................................184

  SECTION 11.8.Confirmation of Intent........................................186

  SECTION 11.9.Successors and Assigns; Beneficiaries.........................187

  EXHIBITS

  Exhibit A-1    Form of Class A-1A Certificate
  Exhibit A-2    Form of Class A-1B Certificate
  Exhibit A-3    Form of Class S Certificate
  Exhibit A-4    Form of Class A-2 Certificate
  Exhibit A-5    Form of Class A-3 Certificate
  Exhibit A-6    Form of Class A-4 Certificate
  Exhibit A-7    Form of Class B-1 Certificate
  Exhibit A-8    Form of Class B-2 Certificate
  Exhibit A-9    Form of Class B-3 Certificate
  Exhibit A-10   Form of Class B-4 Certificate
  Exhibit A-11   Form of Class B-5 Certificate
  Exhibit A-12   Form of Class B-6 Certificate
  Exhibit A-13   Form of Class B-7 Certificate
  Exhibit A-14   Form of Class B-8 Certificate
  Exhibit A-15   Form of Class C Certificate
  Exhibit A-16   Form of Class D Certificate
  Exhibit A-17   Form of Class E Certificate
  Exhibit A-18   Form of Class R-I Certificate
  Exhibit A-19   Form of Class R-II Certificate
  Exhibit A-20   Form of Class R-III Certificate
  Exhibit B-1    Mortgage Loan Schedule
  Exhibit B-2    Form of Initial Custodian Certification
  Exhibit B-3    Form of Final Custodian Certification
  Exhibit C-1    Form of Transferee Affidavit
  Exhibit C-2    Form of Transferor Letter
  Exhibit D-1    Form of Investment Representation Letter
  Exhibit D-2    Form of ERISA Representation Letter
  Exhibit E      Form of Request for Release
  Exhibit F      Form of  Custodial Agreement
  Exhibit G      Privately Placed Securities Legend
  Exhibit H      Form of Monthly Distribution Statement
  Exhibit I-1    Form of Information Request/Investor Certification for
                 Website Access from Certificate Owner
  Exhibit I-2    Form of Information Request/Investor Certification for
                 Website Access from Prospective Investor

           Pooling and Servicing Agreement, dated as of December 1, 1999 among PNC Mortgage Acceptance Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee.

                             PRELIMINARY STATEMENT:

           Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I.

           The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificates as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund (excluding Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account) described in the definition of "REMIC I"; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust Fund; (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust Fund; and (iv) the Class E Certificates as consideration for its transfer of the Deferred Interest to the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (a) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (b) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (c) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III, and (ii) the creation of the Grantor Trust and the issuance of the Class E Certificates.

                                    REMIC I

           As provided herein,  the Trustee will make the election  described in
Section 10.1 hereof for the segregated pool of assets consisting of the Mortgage Loans and certain related assets (excluding the Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account) to be treated for federal income tax purposes as a real estate mortgage investment conduit (a "REMIC" and, such particular segregated pool of assets, "REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole class of "residual interests" in REMIC I.

                A separate uncertificated REMIC I Regular Interest will be issued with respect to each Mortgage Loan. Each REMIC I Regular Interest will represent the right to receive principal corresponding to the initial Stated Principal Balance of a related Mortgage Loan and interest thereon at a remittance rate calculated as described herein in the definition of "REMIC I Remittance Rate". For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each REMIC I Regular Interest shall be the Rated Final Distribution Date. The Class R-I Certificates will have no principal balances and no remittance rate, but will be entitled to receive on each Distribution Date any portion of the Available Funds for such Distribution Date not otherwise deemed distributed on the REMIC I Regular Interests.

                                    REMIC II

           As provided herein,  the Trustee will make the election  described in
Section 10.1 hereof for the segregated pool of assets consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a separate REMIC (such particular pool of assets, "REMIC II"). The REMIC II Regular Interests will be designated as representing the "regular interests" in REMIC II and the Class R-II Certificates will be designated as representing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

           Fifteen separate uncertificated classes of REMIC II Regular Interests will be issued and are designated as the "regular interests" in REMIC II. The following table irrevocably sets forth the designation and initial Uncertificated Principal Balance for each REMIC II Regular Interest.

                     REMIC II Regular Interests

          -------------------------------------------------
                                   Initial Uncertificated
                Designation           Principal Balance
          -------------------------------------------------
           Class A-1A-II Interest     $123,351,000
          -------------------------------------------------
           Class A-1B-II Interest      433,652,000
          -------------------------------------------------
           Class A-2-II Interest        39,922,000
          -------------------------------------------------
           Class A-3-II Interest        34,218,000
          -------------------------------------------------
           Class A-4-II Interest        13,308,000
          -------------------------------------------------
           Class B-1-II Interest        24,713,000
          -------------------------------------------------
           Class B-2-II Interest         9,505,000
          -------------------------------------------------
           Class B-3-II Interest        26,615,000
          -------------------------------------------------
           Class B-4-II Interest         7,604,000
          -------------------------------------------------
           Class B-5-II Interest         6,654,000
          -------------------------------------------------
           Class B-6-II Interest        10,455,000
          -------------------------------------------------
           Class B-7-II Interest         7,604,000
          -------------------------------------------------
           Class B-8-II Interest         5,703,000
          -------------------------------------------------
           Class C-II Interest           7,605,000
          -------------------------------------------------
           Class D-II Interest           9,505,266
          -------------------------------------------------

           For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of each REMIC II Regular Interest shall be the Rated Final Distribution Date. The Class R-II Certificate will be designated as the sole class of residual interests in REMIC II and will have no scheduled principal balance and no pass-through rate, but will be entitled to receive on each Distribution Date any portion of the REMIC II Distribution Amount for such Distribution Date not otherwise deemed distributed on the REMIC II Regular Interests.

                                    REMIC III

           As provided herein,  the Trustee will make the election  described in
Section 10.1 for the segregated pool of assets hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a separate REMIC (such particular pool of assets, "REMIC III"). The REMIC III Regular Certificates will be designated as representing the "regular interests" in REMIC III and the Class R-III Certificates will be designated as representing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

           Sixteen separate Classes of REMIC III Regular Certificates will be issued. The following table irrevocably sets forth the designation, the initial pass-through rate (the "Pass-Through Rate"), and the initial aggregate certificate principal balance or notional amount for each Class of REMIC III Regular Certificates.

                         REMIC III Regular Certificates

                                                Initial Aggregate
                         Initial Pass-Through  Certificate Balance or
     Designation              Rate(1)            Notional Amount
     -----------              -------            ---------------

      Class A-1A              7.1100%            $123,351,000
      Class A-1B              7.3300              433,652,000
      Class A-2               7.5100               39,922,000
      Class A-3               7.6600               34,218,000
      Class A-4               7.8500               13,308,000
      Class B-1               8.1610               24,713,000
      Class B-2               8.1610                9,505,000
      Class B-3               7.1000               26,615,000
      Class B-4               7.1000                7,604,000
      Class B-5               7.1000                6,654,000
      Class B-6               6.8500               10,455,000
      Class B-7               6.8500                7,604,000
      Class B-8               6.8500                5,703,000
       Class C                6.8500                7,605,000
       Class D                6.8500                9,505,266
       Class S                0.8340%             760,414,266(2)

(1) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of REMIC III Regular Certificates will be determined as described herein under the definition of "Pass-Through Rate."

(2)  Notional Amount.

           For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of each Class of REMIC III Regular Certificates shall be the Rated Final Distribution Date. The Class R-III Certificates will have no principal balances and no pass-through rate, but will be entitled to receive on each Distribution Date any portion of the Available Funds for REMIC III for such Distribution Date not otherwise deemed distributed on the REMIC III Regular Certificates.

           The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund.

           As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $787,856,278.

                                 GRANTOR TRUST

           The parties intend that the Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code (the "Grantor Trust"), and that the Class E Certificates represent undivided beneficial interests in specified portions of the Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account. The assets of the Grantor Trust are excluded from the REMICs.

           In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.1    Defined Terms.

           Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

           "Accrued Certificate Interest": With respect to any Class of REMIC III Regular Certificates (other than the Class S Certificates) for any Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance of such Class of Certificates as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date). Accrued Certificate Interest on the Class S Certificates for each Distribution Date will equal the Class S Interest Amount. The Accrued Certificate Interest in respect of each Class of REMIC III Regular Certificates for each Distribution Date shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

           "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

           "Additional Trust Fund Expense": Any of the following items: (a) Special Servicing Fees, Disposition Fees and Workout Fees; (b) Advance Interest Amounts not paid out of Default Interest or late payment charges as and to the extent provided herein; (c) amounts paid by the Trust to indemnify the Depositor, the Master Servicer, the Special Servicer or the Trustee or any other Person pursuant to the terms of this Agreement; (d) to the extent not covered by indemnification by one of the parties hereto or paid by a source other than the Trust Fund, any federal, state or local taxes imposed on the Trust Fund or any of its assets or transactions; (e) the cost of all Opinions of Counsel required or permitted hereunder to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund and not otherwise required hereunder to be paid by a source other than the Trust Fund or Advanced as a Servicing Advance; and (f) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense of the Trust which the Trust has not recovered, and in the judgment of the Master Servicer (or, in the case of a Specially Serviced Mortgage Loan, the Special Servicer) will not recover, from the related Borrower or Mortgaged Property or otherwise.

           "Adjusted REMIC II Remittance Rate": With respect to the Class A-1A-II Interests, for any Distribution Date, 7.11% per annum; with respect to each of the Class B-1-II Interests and the Class B-2-II Interests, for any Distribution Date, a rate per annum equal to the related REMIC II Remittance Rate for such Distribution Date; and, with respect to each of the other REMIC II Regular Interests, for any Distribution Date, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Distribution Date and (ii) the related "Fixed Cap Rate" specified below:

          REMIC II Regular Interest         Fixed Cap Rate
          -------------------------         --------------
          Class A-IB-II Interests            7.33% per annum
          Class A-2-II Interests             7.51% per annum
          Class A-3-II Interests             7.66% per annum
          Class A-4-II Interests             7.85% per annum
          Class B-3-II Interests             7.10% per annum
          Class B-4-II Interests             7.10% per annum
          Class B-5-II Interests             7.10% per annum
          Class B-6-II Interests             6.85% per annum
          Class B-7-II Interests             6.85% per annum
          Class B-8-II Interests             6.85% per annum
          Class C-II Interests               6.85% per annum
          Class D-II Interests               6.85% per annum

           "Advance":  Any P&I Advance or Servicing Advance.

           "Advance Interest Amount": The sum, for all Mortgage Loans as to which any Advance remains unreimbursed, of all interest at the related Advance Rate on the amount of each and every P&I Advance and Servicing Advance for which the Master Servicer or the Trustee, as applicable, has not been paid or reimbursed for the number of days from the date on which each such Advance was made or, if interest has been previously paid on such Advance, from the date on which interest was last paid, through the date of payment or reimbursement of the related Advance (which in no event shall be later than the Determination Date following the date on which funds are available to reimburse such Advance with interest thereon at the Advance Rate); provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan, (1) for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Borrower's obligation to make the related Monthly Payment expires pursuant to the related Mortgage Loan Documents or (2) if the related Monthly Payment is received by the Master Servicer on or prior to the Distribution Date immediately following the Due Date for such Monthly Payment.

           "Advance Rate": A per annum rate equal to the Prime Rate (as published in The Wall Street Journal, or, if The Wall Street Journal is no longer published, such other publication determined by the Trustee (with the concurrence of the Master Servicer) in its reasonable discretion from time to time).

           "Adverse Grantor Trust Event": Either (i) any impairment of the status of the Grantor Trust as a grantor trust or (ii) the imposition of a tax upon the Grantor Trust or any of its assets or transactions.

           "Adverse REMIC Event":  As defined in Section 10.2(d).

           "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Master Servicer or the Special Servicer or a certificate from an officer of the Depositor to determine whether any Person is an Affiliate of such party.

           "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

           "Applicable  Monthly  Payment":  As  defined  in Section 4.5(a).

           "Applicant":  As defined in Section 5.6(a).

           "Appraisal Reduction Event": With respect to each Mortgage Loan, the occurrence of the earliest of the following dates: (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 45 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed or after the commencement of an involuntary bankruptcy proceeding, (v) immediately after a borrower declares bankruptcy, and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan. The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon receiving notice of the occurrence of any of the foregoing events.

           "Appraisal Reduction": For any Mortgage Loan as to which any Appraisal Reduction Event has occurred, an amount equal to (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period less (b) the excess, if any, of (i) 90% of the sum of (x) the appraised or otherwise estimated value of the related Mortgaged Property or Properties as determined in accordance with Section 3.23 (the costs of which shall be paid by the Master Servicer as an Advance), plus (y) the amount of all reserves and escrows (other than those for taxes and insurance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on the principal balance of such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan, and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed or the subject of an Advance). An Appraisal Reduction will be eliminated (i) upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction has been determined or (ii) if the Mortgage Loan becomes a Corrected Mortgage Loan and the Borrower makes three consecutive Monthly Payments thereafter.

           "Asset Status Report":  As defined in Section 3.24(e).

           "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered by the Borrower, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

           "Assignment of Mortgage": An assignment of mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the related Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Custodian, the Special Servicer or the Master Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

           "Assumed Monthly Payment": (a) With respect to any Balloon Mortgage Loan (other than a Balloon Mortgage Loan that has become a REO Mortgage Loan) for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than the related delinquent Balloon Payment) is otherwise due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for such Due Date equal to the Monthly Payment (other than any related delinquent Balloon Payment) that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled Maturity Date; and (b) with respect to any REO Mortgage Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due in respect of the subject Mortgage Loan for the last Due Date prior to its becoming an REO Mortgage Loan.

           "Authenticating   Agent":   Any   authenticating   agent appointed by
the Trustee pursuant to Section 8.11.

           "Available Funds": Subject to Section 9.2(b), (x) With respect to REMIC I and each Distribution Date, (a) all amounts on deposit in the Collection Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected, but due on a Due Date occurring in a Collection eriod subsequent to the related Collection Period;

          (ii)  Prepayment Premiums;

          (iii) amounts that are payable or reimbursable to any Person other than a Certificateholder pursuant to clauses (ii) through (x) of Section 3.6(a) (including amounts payable to the Master Servicer, the Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses);

          (iv)  Deferred Interest;

          (v)   Excess Liquidation Proceeds; and

          (vi)  amounts deposited in the Collection Account in error, plus

(b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date; plus

(c) if the Distribution Date occurs during March of any year, the Interest Reserve Amounts in the Interest Reserve Account; less

(d) if the Distribution Date occurs during February of any year or January of any non-leap year, the Interest Reserve Amounts for the Interest Reserve Loans to be deposited in the Interest Reserve Account;

     (y) with respect to REMIC II and any Distribution Date, all amounts deemed distributed on the REMIC I Regular Interests out of the Available Funds for REMIC I for such Distribution Date; and

     (z) with respect to REMIC III and any Distribution Date, all amounts deemed distributed on the REMIC II Regular Interests out of the Available Funds for REMIC II for such Distribution Date.

           "Balloon Loan": A Mortgage Loan which provides for monthly payments of principal based on an amortization schedule longer than its remaining term, thereby leaving substantial principal amounts due and payable on its Maturity Date.

           "Balloon Payment": With respect to each Balloon Loan, the scheduled payment of principal and interest due on the Maturity Date of such Balloon Loan which, pursuant to the related Note, is equal to the entire remaining principal balance of such Balloon Loan, plus accrued interest thereon.

           "Borrower": With respect to each Mortgage Loan, any obligor on any related Note.

          "Book-Entry Certificate": Any Certificate registered in the name of the Securities Depository or its nominee.

           "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the States of New York, Minnesota, Maryland, Pennsylvania or Missouri are authorized or obligated by law, executive order or governmental decree to be closed.

           "Cash Deposit": An amount equal to all cash payments of principal and interest received by the applicable Seller in respect of the Mortgage Loans two or more Business Days prior to the Closing Date which are due after the Cut-off Date, which amount is to be deposited in the Collection Account by the Depositor pursuant to Section 2.1.

            "CEDEL":   Citibank,  N.A.,  as  depositary  for  CEDEL Bank,  S.A.,
or its successor in such capacity.

           "Certificate": Any Class A-1A, Class A-1B, Class S, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class
B-6, Class B-7, Class B-8, Class C, Class D, Class E, Class R-I, Class R-II or Class R-III Certificate issued, authenticated and delivered hereunder.

           "Certificate Balance": With respect to: (i) all of the Certificates of any Class of REMIC III Regular Certificates (other than the Class S Certificates) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates on the Distribution Date immediately prior to such date of determination, after application of the distributions of principal made thereon, and allocation of the Realized Losses and Expense Losses made thereto, on such prior Distribution Date; and (ii) any particular REMIC III Regular Certificate (other than a Class S Certificate), (a) on or prior to the first Distribution Date, an amount equal to the initial Certificate Balance reflected on the face of such Certificate, and (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Certificate on the Distribution Date immediately prior to such date of determination, after application of the distributions of principal made thereon, and allocation of the Realized Losses and Expense Losses made thereto, on such prior Distribution Date. The Class S Certificates have no Certificate Balance.

           "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Securities Depository or on the books of a Securities Depository Participant or on the books of an indirect participating brokerage firm for which a Securities Depository Participant acts as agent.

          "Certificate Register" and "Certificate Registrar": The register aintained and the registrar appointed pursuant to Section 5.2(a).

          "Certificate Purchase Agreement": means the Certificate Purchase Agreement dated November 22, 1999 between Depositor, Midland and Donaldson, Lufkin & Jenrette Securities Corporation, as the initial purchaser.

           "Certificateholder": With respect to any Certificate, the Person in whose name such Certificate is registered in the Certificate Register; provided, however, that, except to the extent provided in the next proviso, solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a Manager of a Mortgaged Property, a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that (i) for purposes of obtaining any consent, approval, direction or waiver of Certificateholders pursuant to this Agreement, any Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding, provided, that, such consent, approval, direction or waiver does not relate to compensation of the Master Servicer or the Special Servicer or benefit the Master Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificate shall be deemed not to be outstanding; (ii) for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an Affiliate thereof shall be deemed to be outstanding notwithstanding clause
(i) above; and (iii) for any election of the Controlling Class Representative or the appointment or removal of a Special Servicer pursuant to Section 3.27(e), any Certificates beneficially owned by the Master Servicer, the Special Servicer or an Affiliate thereof shall be deemed to be outstanding. For purposes of obtaining the consent of Certificateholders to any action with respect to a particular Mortgage Loan proposed to be taken by the Master Servicer or Special Servicer, any Certificates beneficially owned by the Affiliates of the related Borrower, the related Manager, or Affiliates of the related Manager shall not be deemed to be outstanding.

      The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of such Person or is beneficially owned by such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Securities Depository and the Securities Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

      Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Certificate Owner, or any Person identified by a Certificate Owner as a prospective transferee of a Certificate beneficially owned by such Certificate Owner but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name and address of the Certificate Owner of the related Certificate or the Person identified as a prospective transferee thereof by the Depositor or a Certificateholder. For purposes of the foregoing, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or other such Person may rely, without limitation, on a participant listing from the Securities Depository or statements that on their face appear to be statements from a participant in the Securities Depository to such Person indicating that such Person beneficially owns Certificates.

          "Class":   With respect to Certificates or REMIC II Regular Interests, all of the Certificates or REMIC II Regular Interests bearing the same alphabetical and numerical class designation.

          "Class A-1A Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-1 hereto.

          "Class A-1A Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 7.1100%.

          "Class A-1B  Certificate":   Any one of the Certificates  executed and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-2 hereto.

          "Class A-1B Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class A-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-4 hereto.

          "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class A-3 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-5 hereto.

          "Class A-3 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class A-4 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-6 hereto.

          "Class A-4 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class B-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-7 hereto.

          "Class B-1 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class B-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-8 hereto.

          "Class B-2 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class B-3 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-9 hereto.

          "Class B-3 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class B-4 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-10 hereto.

          "Class B-4 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class B-5 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-11 hereto.

          "Class B-5 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class B-6 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-12 hereto.

          "Class B-6 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class B-7 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-13 hereto.

          "Class B-7 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class B-8 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-14 hereto.

          "Class B-8 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class C Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-15 hereto.

          "Class C Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class D Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-16 hereto.

          "Class D Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest.

          "Class E Certificates": Any one of the Certificates executed and authenticated by the Trustee or Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-17 hereto and entitled to the distributions payable thereto pursuant to Section 4.7. The Class E Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount. The Class E Certificates represent a beneficial ownership interest in the Grantor Trust Assets.

          "Class Interest Shortfall": With respect to any Class of REMIC III Regular Certificates and any Distribution Date (except the initial Distribution Date, with respect to which the Class Interest Shortfall for each such Class will equal zero), the sum of (a) the excess, if any, of (i) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (ii) all distributions of
Distributable Certificate Interest made with respect to such Class of Certificates on the immediately preceding Distribution Date pursuant to Section
4.3 and (b), to the extent permitted by applicable law, interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate (or, in the case of the Class S Certificates, at the weighted average of the Pass-Through Rates for the Principal Balance Certificates, weighted on the basis of the respective aggregate Certificate Balances of the Principal Balance Certificates as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date)) on the amount of any such excess described in the immediately preceding clause (a). With respect to any Class of Certificates, the interest referred to in clause
(b) of the preceding sentence shall accrue on the basis of a 360-day year consisting of twelve 30 day months.

          "Class Prepayment Percentage": With respect to any Prepayment Premium paid with respect to any Mortgage Loan on any Distribution Date and any of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates, the percentage obtained by dividing the portion, if any, of the Principal Distribution Amount distributed to the Holders of the respective Class of Certificates on such Distribution Date by the total Principal Distribution Amount distributed to the Holders of all such Classes of Certificates on such Distribution Date.

          "Class R-I Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-18 hereto. The Class R-I Certificates have no Pass-Through Rate or Certificate Balance.

          "Class R-II Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-19 hereto. The Class R-II Certificates have no Pass-Through Rate or Certificate Balance.

          "Class R-III Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-20 hereto. The Class R-III Certificates have no Pass-Through Rate or Certificate Balance.

          "Class S Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-3 hereto.

          "Class S Interest Amount": With respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of the Class S Pass-Through Rate for such Distribution Date, and
(ii) the Class S Notional Amount for such Distribution Date.

          "Class S Pass-Through Rate": With respect to any Distribution Date, the excess, if any, of (i) the weighted average of the respective REMIC II Remittance Rates for such Distribution Date in respect of all of the REMIC II Regular Interests, over (ii) the weighted average of the respective Adjusted REMIC II Remittance Rates for such Distribution Date in respect of all of the REMIC II Regular Interests. For purposes of the foregoing, the relevant weighting shall be based on the Uncertificated Principal Balance of each REMIC II Regular Interest immediately prior to the subject Distribution Date.

          "Class S  Portion":  When  used  with  respect  to the  Uncertificated
Accrued   Interest  in  respect  of  any  REMIC  II  Regular  Interest  for  any
Distribution Date, the portion of such

 Uncertificated Accrued Interest that is equal to the product of (a) the entire amount of such Uncertificated Accrued Interest, multiplied by (b) a fraction (not less than zero or greater than one), the numerator of which is the excess, if any, of the REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Distribution Date, over the Adjusted REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is the REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Distribution Date; provided that if the aggregate Class S Portion of the Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for any Distribution Date, calculated without regard to this proviso, would exceed an amount equal to the aggregate Accrued Certificate Interest in respect of the Class S Certificates for such Distribution Date, then the Class S Portion of the Uncertificated Accrued Interest in respect of each REMIC II Regular Interest for such Distribution Date shall be proportionately reduced until the aggregate Class S Portion of the Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for such Distribution Date is equal to the aggregate Accrued
 Certificate Interest in respect of the Class S Certificates for such Distribution Date. When used with respect to the Uncertificated Distributable Interest in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Uncertificated Distributable Interest that is equal to (a) the Class S Portion of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by (b) the product of (i) any portion of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest in accordance with the definition of "Uncertificated Distributable Interest", multiplied by (ii) a fraction, the numerator of which is equal to the Class S Portion of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is equal to the entire amount of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such
 Distribution Date, and increased by (c) the Class S Portion of any Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for the immediately preceding Distribution Date that was not deemed paid on the immediately preceding Distribution Date pursuant to Section 4.2, together with one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on such unpaid Class S Portion of such Uncertificated Distributable Interest at the weighted average of the respective Adjusted REMIC II Remittance Rates of the REMIC II Regular Interests for the
 current Distribution Date, weighted on the basis of their respective Uncertificated Principal Balances immediately prior to the current Distribution Date.

          "Closing Date": December 2, 1999.

          "CMSA":  The  Commercial  Mortgage  Securities  Association,   or  any
association or organization that is a successor thereto.

          "CMSA SIP": Shall include five electronic files ((1) Loan Set-up File, (2) Loan Periodic Update File, (3) Property File, (4) Bond File and (5) Collateral File) and eight surveillance reports ((1) Watch List Report, (2) Delinquent Loan Status Report, (3) REO Status Report, (4) Comparative Financial Status Report, (5) Historical Loan Modification Report, (6) Historical Loss Estimate Report, (7) Operating Statement Analysis Report and (8) NOI Adjustment Worksheet). The Master Servicer shall include on the Watch List each Mortgage

Loan that (i) has a then current Debt Service Coverage Ratio that is less than 1.15x; (ii) has experienced a decrease of at least 10% in its Debt Service Coverage Ratio between two consecutive quarters (unless the Master Servicer shall have reasonably determined that such decrease is due to the seasonal nature or use of the related Mortgaged Property); (iii) has experienced a loss of or bankruptcy of the largest tenant (to the extent the Master Servicer has actual knowledge of such loss or bankruptcy); or (iv) the Master Servicer has determined in its good faith and reasonable judgment is reasonably likely to experience a default in the payment of a Monthly Payment.

          "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

          "Collection Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.5(a), which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CM1, Collection Account," and which shall be an Eligible Account.

          "Collection Period": With respect to any Distribution Date and any Mortgage Loan, the period beginning on the first day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January 2000, on the day after the Cut-off Date) and ending on and including the Determination Date in the month in which such Distribution Date occurs.

          "Column": Column Financial, Inc., a Delaware corporation.

          "Column Loans": The Mortgage Loans transferred and assigned by Column to the Depositor pursuant to the Column Mortgage Loan Purchase Agreement.

          "Column Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of November 22, 1999 between the Depositor and Column.

          "Commission": The Securities and Exchange Commission of the United States of America.

          "Compensating Interest Payments": With respect to any Distribution Date, any payments required to be made by the Master Servicer pursuant to
Section 3.25 to cover Prepayment Interest Shortfalls.

          "Controlling Class": The most subordinate Class of Principal Balance Certificates outstanding at any time of determination (or, if the then aggregate Certificate Balance of such Class of Certificates is less than 25% of the initial aggregate Certificate Balance thereof and there is a more senior Class of Principal Balance Certificates then outstanding with an aggregate Certificate Balance that is at least equal to 25% of the initial aggregate Certificate
Balance thereof, the next most subordinate Class of Principal Balance Certificates). If no Class of Principal Balance Certificates has at least 25% of its initial aggregate Certificate Balance then outstanding, the Controlling Class will be the most subordinate Class of Principal Balance Certificates still outstanding. For purposes of determining the Controlling Class, the Class A-1A and Class A-1B Certificates will be treated as a single Class of Certificates, the Subordinate Certificates will be subordinate to the Class A-1A and Class A-1B Certificates, and each Class of Subordinate Certificates will be subordinate to each other Class of Subordinate Certificates, if any, with an earlier alphabetical (and, if the alphabetical designations are the same, an earlier numerical) Class designation. The existence of an Appraisal Reduction shall have no effect on the determination of the Controlling Class. As of the Closing Date, the Controlling Class will be the Class D Certificates.

          "Controlling Class Representative": As defined in Section 3.26.

          "Corrected Mortgage Loan": Any Mortgage Loan which is no longer a Specially Serviced Mortgage Loan pursuant to the first proviso to the definition of the term "Specially Serviced Mortgage Loan" as a result of the curing of any event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing.

          "CPR": An assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then-outstanding principal balance of a pool mortgage loans for the life of such mortgage loans.

          "Cross-Collateralized Group": Either a group of Mortgage Loans which are cross-defaulted or cross-collateralized with one another or an indebtedness evidenced by a single Note and secured by two or more Mortgaged Properties, which are identified as separate Mortgage Loans on the Mortgage Loan Schedule and treated as separate Mortgage Loans for purposes of this Agreement.

          "Cross-Collateralized Loan": Each Mortgage Loan which is included in a certain Cross-Collateralized Group.

          "Current Principal Distribution Amount": With respect to the Mortgage Loans for any Distribution Date, an amount equal to the aggregate of:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans, including without limitation any REO Mortgage Loans, for their respective Due Dates occurring during the related Collection Period; and

          (b) that portion of all payments (including without limitation Principal Prepayments and Balloon Payments), Liquidation Proceeds, Insurance
Proceeds, any payments of Repurchase Price, payments of Substitution Shortfall Amounts, Net REO Proceeds and other collections that were received on or in respect of the Mortgage Loans (including without limitation any REO Mortgage Loans) or received on or in respect of any related REO Properties, during the related Collection Period and were identified and applied by the Master Servicer in accordance with Section 1.2 as payments or other recoveries of principal of such Mortgage Loans (including, without limitation, any REO Mortgage Loans), in each case net of any portion of such amounts that represents (i) a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered or (ii) an early payment (other than in the form of a Principal Prepayment) of the principal portion of any Monthly Payment due in respect of any such Mortgage Loan on a Due Date subsequent to the end of the related Collection Period.

          "Custodial Agreement": The Custodial Agreement, if any, in effect from time to time between the Custodian named therein, the Master Servicer and the Trustee, substantially in the form of Exhibit F hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

          "Custodian": Any Custodian appointed pursuant to Section 8.12 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Master Servicer or any Affiliate of the Trustee or the Master Servicer, but may not be the Depositor.

          "Cut-off Date":  December 1, 1999.

          "Default Interest": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of the Default Rate over the Mortgage Rate, in each case excluding any portion thereof that represents Deferred Interest.

          "Default Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment, as such rate is set forth in the Mortgage Loan Schedule.

          "Deferred Interest": With respect to each Hyper-Amortization Loan, interest accrued on such Hyper-Amortization Loan at the related Excess Rate plus interest thereon to the extent permitted by applicable law at the related Revised Interest Rate.

          "Definitive Certificate":  As defined in Section 5.3(a).

          "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

          "Depositor": PNC Mortgage Acceptance Corp., a Missouri corporation and its successors and assigns.

          "Determination Date": With respect to each Distribution Date, the fourth calendar day of the month in which the Distribution Date occurs or, if that day is not a Business Day, the first Business Day immediately preceding such day.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(h)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Discount Rate": The rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee shall select a comparable publication to determine the Treasury Rate.

          "Disposition Fee": With respect to any Specially Serviced Mortgage Loan or REO Property which is sold or transferred or otherwise liquidated (except in connection with (i) a repurchase under Section 2.3, (ii) the termination of the Trust pursuant to Section 9.1(b) or (iii) the purchase of a Mortgage Loan by the Controlling Class Representative, the Master Servicer or the Special Servicer pursuant to Section 3.18), an amount equal to the product of (I) the excess, if any of (a) the Liquidation Proceeds of such Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees, and (II) 1%.

          "Disqualified Non-U.S. Person": With respect to a Class R-I, Class R-II or Class R-III Certificate, any Non-U.S. Person or agent thereof other than
(i) a Non-U.S. Person that holds the Class R-I, Class R-II or Class R-III Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an Opinion of Counsel to the effect that the transfer of the Class R-I, Class R-II or Class R-III Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I, Class R-II or Class R-III Certificate will not be disregarded for federal income tax purposes.

          "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code
Section 860E(c)(1)) with respect to the Class R-I, Class R-II or Class R-III Certificates (except certain farmers' cooperatives described in Code Section
521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may result in an Adverse REMIC Event. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

          "Distributable Certificate Interest": With respect to any Class of REMIC III Regular Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date among the respective Classes of REMIC III Regular Certificates, pro rata, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date bears to the total Accrued Certificate Interest with respect to all Classes of REMIC III Regular Certificates for such Distribution Date.

          "Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to
Section 3.5(b), which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CM1, Distribution Account" and which shall be an Eligible Account.

          "Distribution Date": For any month is the later of (i) the 10th calendar day of the month or, if such day is not a Business Day, the next succeeding Business Day and (ii) the fourth Business Day after the Determination Date occurring in such month, commencing in January 2000.

          "Due Date": With respect to any Collection Period and any Mortgage Loan, the date on which scheduled payments are due on such Mortgage Loan (without regard to grace periods), such date being for all Mortgage Loans the first day of each month.

          "Eligible Account": means (i) an account or accounts in which funds will be held therein for more than 30 days which are maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations of which are rated "AA" or better by Fitch, (or, if not rated by Fitch, then "AA" or better by S&P or otherwise approved by Fitch) and "AA-" or better by S&P if rated by S&P (or, if not so rated by S&P, then otherwise approved by S&P), in each case, at the time of any deposit therein; or
(ii) an account or accounts in which funds will be held therein for 30 days or less which are maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which are rated "F-1+" or better by Fitch (or, if not rated by Fitch, then "A-1" or better by

S&P or otherwise approved by Fitch) and "A-1" or better by S&P (or, if not so rated by S&P, then otherwise approved by S&P), in each case at the time of any deposit therein; or (iii) a segregated trust account or accounts maintained with the corporate trust department of a federally or state chartered depository institution or trust company acting in its fiduciary capacity, which may be the Master Servicer (or any Affiliate of the Master Servicer) or Trustee, provided any such institution (a) has a combined capital and surplus of at least $50,000,000, (b) is subject to supervision or examination by a federal or state authority, and (c) if it is a state-chartered institution, is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b); or (iv) any account, the establishment and maintenance of which is the subject of a Rating Agency Confirmation. Eligible Accounts may bear interest.

          "Eligible Investor": (i) A Person, reasonably believed by the transferor to be a Qualified Institutional Buyer, that is purchasing Privately Placed Certificates for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A promulgated under the 1933 Act or (ii) with respect to Privately Placed Certificates (other than the Class E Certificates and the Residual Certificates), an Institutional Accredited Investor.

          "Environmental Insurance Policy": With respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

          "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

          "Escrow Account": As defined in Section 3.4(b).

          "Escrow Payment": Any payment made by any Borrower to the Master Servicer for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

          "Euroclear": Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or its successor in such capacity.

          "Event of Default": As defined in Section 7.1.

          "Excess Liquidation Proceeds": The excess of (i) all Liquidation Proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of any related Liquidation Expenses and any related Advances and interest thereon over (ii) the amount needed to pay off the Mortgage Loan in full.

          "Excess Liquidation Proceeds Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.5(f), which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of PNC

Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CM1, Excess Liquidation Proceeds Account," and which shall be an Eligible Account.

          "Excess Rate": With respect to each Hyper-Amortization Loan, the excess of the related Revised Interest Rate over the related Mortgage Rate.

          "Expense Loss": A loss realized upon payment by the Trust Fund of an Additional Trust Fund Expense that was not otherwise subject to a Servicing Advance or was the subject of a determination that such Servicing Advance, if made, would be a Nonrecoverable Advance.

          "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

          "FHA": The Federal Housing Administration.

          "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

          "Filing Defect": With respect to any Mortgage Loan, the occurrence of any of the following on June 2, 2001 which remains uncured or unremedied: (a) the Trustee Mortgage File for such Mortgage Loan does not contain each recorded or filed document or a copy thereof as required in clause (ii), (iv) or (vii) of the second paragraph of Section 2.1 because an original of such document was not delivered by or on behalf of the applicable Seller either as a recorded or filed document or in proper form for recording or filing in the appropriate public recording or filing office, was lost, was returned unrecorded or unfiled as a result of an actual or purported defect therein or has not been returned from the applicable public recording or filing office; or (b) the Trustee Mortgage File for such Mortgage Loan does not contain an original or copy of the related lender's title insurance policy, together with all endorsements or riders thereto that were issued with or subsequent to the issuance of such policy, for any reason; provided that such omission, in the case of either clause (a) or
(b), would materially and adversely affect the ability of the Trustee, the Master Servicer or the Special Servicer to enforce the liens and security interests securing such Mortgage Loan and the priority thereof on a prompt basis or the value of such Mortgage Loan as of the time of determination.

          "Final Recovery Determination": With respect to any REO Mortgage Loan, Specially Serviced Mortgage Loan or Mortgage Loan subject to repurchase by the related Seller or the Third Party Originator as contemplated by Section 2.3, the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any related REO Property) which the Special Servicer, in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Custodian and the Controlling Class Representative, expects to be finally recoverable. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as Master Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

          "Fitch": Fitch IBCA, Inc.

          "FNMA": The Federal National Mortgage Association, or any successor thereto.

          "Grantor Trust": As defined in Preliminary Statement.

          "Grantor Trust Assets": As defined in Section 10.5.

          "Grantor Trust Collection Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Master Servicer pursuant to Section 3.5(c), which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CM1, Grantor Trust Collection Account " and which shall be an Eligible Account. The Grantor Trust Collection Account shall not be an asset of REMIC I, REMIC II or REMIC III formed hereunder.

          "Grantor Trust Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.5(d), which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CM1, Grantor Trust Distribution Account " and which shall be an Eligible Account. The Grantor Trust Distribution Account shall not be an asset of REMIC I, REMIC II or REMIC III formed hereunder.

          "Group Environmental Insurance Policy": Each Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

          "Holder": With respect to any Certificate, a Certificateholder; with respect to any REMIC I Regular Interest or REMIC II Regular Interest, the Trustee.

          "Hyper-Amortization Date": With respect to any Hyper-Amortization Loan, the date specified on the related Mortgage Note, as of which Deferred Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

          "Hyper-Amortization Loan": A Mortgage Loan that provides for the accrual of Deferred Interest thereon if such Mortgage Loan is not paid in full on or prior to its Hyper-Amortization Date.

          "Indemnified Party": As defined in Section 8.5(c).

          "Independent": When used with respect to any specified Person, any other Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Manager, the Depositor, the Master Servicer, the Special Servicer, Trustee, any Borrower or any Affiliate thereof, and (ii) is not connected with any such specified Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (obtained at the expense of the Special Servicer) addressed to the Special Servicer and the Trustee has been delivered to the Trustee to the effect that the Special Servicer meets the requirements of such definition) or (ii) any other Person (including the Special Servicer) if the Special Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (obtained at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized with respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

          "Initial Subservicer": With respect to each Mortgage Loan that is subject to a subservicing agreement with the Master Servicer as of the Closing Date, the subservicer under any such subservicing agreement.

          "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act (and any entity in which all the equity owners meet such requirements) and which is not otherwise a Qualified Institutional Buyer.

          "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy, Environmental Insurance Policy or other insurance policy relating to a Mortgage Loan and/or the Mortgaged Property securing any Mortgage Loan (including any amounts paid by the Master Servicer or the Special Servicer pursuant to Section 3.8), to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the related Mortgage or Note or other documents included in the related Mortgage File or in accordance with the Servicing Standard.

          "Insured Environmental Event": As defined in Section 3.8(a).

          "Interest Accrual Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

          "Interest Reserve Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Master Servicer pursuant to Section 3.29, which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CM1, Interest Reserve Account" and which shall be an Eligible Account.

          "Interest Reserve Amount": As defined in Section 3.29(a).

          "Interest Reserve Loan": A Mortgage Loan that bears interest computed on an Actual/360 Basis.

          "Interested Person": As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Borrower, any
Manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

          "Investment Account": As defined in Section 3.7(a).

          "Investment Representation Letter": As defined in Section 5.2(c)(i).

          "IRS": The Internal Revenue Service.

          "Liquidation Expenses": Expenses incurred by the Special Servicer and the Trustee in connection with the liquidation of any Specially Serviced Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, conveyance taxes and Disposition Fees).

          "Liquidation Event": With respect to any Mortgage Loan (other than an REO Mortgage Loan), any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by a Seller or the Third Party Originator pursuant to the related Mortgage Loan Purchase Agreement or the related Third Party Originator Agreement, as the case may be, and Section 2.3 of this Agreement; (iv) such Mortgage Loan is sold pursuant to
Section 3.18; or (v) such Mortgage Loan is purchased by any Person entitled to effect an optional termination of the Trust pursuant to Section 9.1. With respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is sold pursuant to Section 3.18; or (iii) such REO Property is purchased by any Person entitled to effect an optional termination of the Trust pursuant to Section 9.1.

          "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds), including all partial and/or unscheduled collections, received in connection with (i) the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the full or partial liquidation of a Mortgaged Property or other collateral that constituted security for a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise,
(iii) the sale of a Specially Serviced Mortgage Loan or an REO Property in accordance with Section 3.18, (iv) the sale of all of the Mortgage Loans and any REO Properties in accordance with Section 9.1, (v) the realization upon any deficiency judgment obtained against a Borrower or guarantor of any Mortgage Loan or (vi) any amounts deemed to be Liquidation Proceeds pursuant to Section 2.3(e).

          "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

          "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then-unpaid principal balance of such Mortgage Loan (or, if part of a Cross-Collateralized Group, of such group), and the denominator of which is the appraised value of the related Mortgaged Property (or, in the case of a Cross-Collateralized Group, of all the Mortgaged Properties securing such group) as determined by an Updated Appraisal thereof.

          "MAI": Member of the Appraisal Institute.

          "Majority Certificateholder": With respect to any particular Class or Classes of Certificates, any Certificateholder entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

          "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

          "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Property.

          "Master Servicer": Midland or any successor Master Servicer appointed as herein provided.

          "Master Servicer Mortgage File": With respect to any Mortgage Loan, all documents related to such Mortgage Loan that are not required to be delivered to the Trustee pursuant to Section 2.1 or to be maintained as part of the Trustee Mortgage File, including, without limitation:

          (i) a copy of the Management Agreement, if any, for the related Mortgaged Property;

          (ii) copies of any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing;

          (iii)  copies  of  the  related  appraisals,   surveys,  environmental
insurance  agreements,  environmental  reports and other similar documents; and

          (iv) any other written agreements related to such Mortgage Loan; together with copies of all documents that are required to be maintained as a part of the Trustee Mortgage File.

          "Master Servicing Fee": With respect to each Mortgage Loan, for each calendar month (commencing with December 1999) or any applicable portion thereof, the Master Servicing Fee shall accrue (on the basis of a 360-day year consisting of twelve 30 day months) at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) in the case of an REO Mortgage Loan.

          "Master Servicing Fee Rate": With respect to each Mortgage Loan, the per annum rate set forth in the Mortgage Loan Schedule as the "Administrative Cost Rate" less the Trustee Fee Rate.

          "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is then scheduled to be due and payable under the related Mortgage Note.

          "Midland": Midland Loan Services, Inc., a Delaware corporation, or its successor in interest.

          "Midland Loans": means MLS Loans and Owner Trust Loans.

          "Midland Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Sale Agreement, dated as of November 22, 1999, between Midland and Depositor.

          "Midland Owner Trust": The Midland Owner Trust II created pursuant to that certain Trust Agreement relating to the Midland Commercial Mortgage Owner Trust II, dated as of September 10, 1999, among Midland, as depositor, Wilmington Trust Company, as owner trustee, LaSalle Bank National Association, as custodian, and Midland, as paying agent.

          "Midland Owner Trust Certificate Purchase Agreement": The Owner Trust Certificate Purchase Agreement, dated as of November 22, 1999, among Column, Midland and the owners of the Midland Owner Trust certificates.

          "Minimum Master Servicing Fee Rate": A rate of .015% per annum.

          "MLS Loans": The Mortgage Loans transferred and assigned to Depositor pursuant to the Midland Mortgage Loan Purchase Agreement.

          "Money Term": With respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, principal balance, amortization term or payment frequency thereof, including any provisions relating to Deferred Interest (and shall not include late fees or Default Interest provisions).

          "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal and/or interest, excluding any Balloon Payment, Default Interest and Deferred Interest on such Mortgage Loan which is payable by the related Borrower on such Due Date under the related Note (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related Borrower).

          "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing the related Note.

          "Mortgage File": With respect to any Mortgage Loan, the Trustee Mortgage File and the Master Servicer Mortgage File.

          "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.1 and from time to time held in the Trust Fund, such mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-off Date. Such term shall include any REO Mortgage Loan, any Qualified Substitute Mortgage Loan or defeased Mortgage Loan.

          "Mortgage Loan Documents": Any and all documents contained in the Trustee Mortgage File and the Master Servicer Mortgage File.

          "Mortgage Loan Purchase Agreement": With respect to the MLS Loans, the Midland Mortgage Loan Purchase Agreement. With respect to the Owner Trust Loans, the Midland Owner Trust Certificate Purchase Agreement. With respect to the Column Loans, the Column Mortgage Loan Purchase Agreement. The term "Mortgage Loan Purchase Agreements" shall mean all of such agreements.

          "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, such list as of the Closing Date being attached hereto as Exhibit B-1.

          "Mortgage Pool": Collectively, all of the Mortgage Loans (including without limitation REO Mortgage Loans and Qualified Substitute Mortgage Loans, but excluding Deleted Mortgage Loans).

          "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan (in the absence of a default and without giving effect to any Revised Interest Rate), as set forth in the Mortgage Loan Schedule.

          "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple or leasehold estate in a parcel of land improved by a commercial or multifamily property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

          "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the sum of (i) the aggregate of all Prepayment Interest Excesses realized in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, and (ii) the Compensating Interest Payment deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.25 in connection with such Prepayment Interest Shortfalls.

          "Net Collections": With respect to any Corrected Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan and all Prepayment Premiums.

          "Net  Liquidation  Proceeds":   The  excess  of  Liquidation  Proceeds
received with respect to any Mortgage Loan over the amount of Liquidation Expenses incurred with respect thereto.

          "Net Mortgage Rate": With respect to any Mortgage Loan, the Mortgage Rate for such Mortgage Loan minus the Master Servicing Fee Rate and the Trustee Fee Rate.

          "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b).

          "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

          "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Master Servicer or the Trustee, as applicable, and which the Master Servicer or the Trustee has determined (based on, among other things, an Updated Appraisal) in its good faith business judgment will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer or the Trustee, as applicable, from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan or Mortgaged Property. To the extent that any Borrower is not obligated under the related Mortgage Loan Documents to pay or reimburse any portion of any Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Special Servicer which forgives unpaid Monthly Payments or other amounts which the Master Servicer or the Trustee had previously advanced, and the Master Servicer or the Trustee determines that no other source of payment or reimbursement for such advances is available to it, such Advances shall be deemed to be nonrecoverable; provided, however, that in connection with the foregoing the Master Servicer or the Trustee, shall provide an Officer's Certificate as described below. The determination by the Master Servicer or the Trustee, as applicable, that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer, Responsible Officer or Vice President or equivalent or senior officer of the Master Servicer or Trustee, as appropriate, delivered to the Master Servicer, Trustee, the Special Servicer, the Controlling Class Representative and the Depositor setting forth such determination and the procedures and considerations of the Master Servicer or the Trustee, as applicable, forming the basis of such determination, which shall include a copy of the Updated Appraisal and any other information or reports obtained by the Master Servicer or the Trustee, such as property operating statements, rent rolls, property inspection reports and engineering reports, which may support such determinations. Notwithstanding the above, the Trustee shall be entitled to rely upon any determination by the Master Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance.

          "Non-U.S. Person": A person that is not (i) a citizen or resident of the United States; (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate whose income is subject to United States federal income tax regardless of its sources; or (iv) a trust as to which a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

          "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of the related Borrower or obligor under such Mortgage Loan, in each case, including any amendments or modifications, or any renewal or substitution notes, as of such date.

          "Notional Amount": With respect to: (i) all of the Class S Certificates (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Uncertificated Principal Balance of the REMIC II Regular Interests, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests on the Distribution Date immediately prior to such date of determination, after application of the distributions deemed made thereon, and allocation of the Realized Losses and Expense Losses deemed made thereto, on such prior Distribution Date and (ii) any Class S Certificate, the product of the Percentage

Interest evidenced by such Certificate and the Notional Amount for all of the Class S Certificates as of such date of determination.

          "Officer's Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries or any other officer of the Master Servicer or Special Servicer customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and delivered to the Depositor, the Trustee, the Special Servicer or the Master Servicer, as the case may be.

          "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of REMIC I, REMIC II or REMIC III as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of any REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor"), (c) qualification of the Grantor Trust as a grantor trust, or (d) a resignation of the Master Servicer or the Special Servicer pursuant to Section 6.4, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer and the Master Servicer.

          "Optional Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans (including, without limitation, any REO Mortgage Loans) is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

          "Originator": With respect to a Mortgage Loan, the originator of such Mortgage Loan, as identified in the Mortgage Loan Schedule.

          "Owner Trust Loans": The Mortgage Loans acquired by Column upon termination of the Midland Owner Trust, which Mortgage Loans were subsequently transferred and assigned to the Depositor by Column on the Closing Date pursuant to the Mortgage Loan Purchase Agreement dated November 22, 1999 between Column and Depositor relating to such Mortgage Loans.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance": As to any Mortgage Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.5(b)(iii) or 4.5(d).

          "Pass-Through Rate" or "Pass-Through Rates": Any one of the Class A-1A, Class A-1B, Class S, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-

4, Class B-5, Class B-6, Class B-7, Class B-8, Class C or Class D Pass-Through Rates as defined herein. The Class E Certificates and the Residual Certificates do not have Pass-Through Rates.

          "Paying Agent": The paying agent appointed pursuant to Section 5.5.

          "Percentage Interest": (i) With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Balance or the Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the initial aggregate Certificate Balance or the initial aggregate Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (ii) with respect to the Class E and Residual Certificates, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date on which such funds are required to be drawn, but in any event not to exceed 365 days, regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates, and having at all times the required ratings, if any, provided for in this definition (provided that no Permitted Investment, if downgraded, shall be required to be sold at a loss, except if the remaining term to maturity at the time of such downgrading is greater than 30 days), unless Rating Agency Confirmation is received with respect to a lower rating:

          (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America, including, without limitation, U.S. Treasury Obligations, Farmers Home Administration certificates of beneficial interest, General Services Administration participation certificates and Small Business Administration guaranteed participation certificates or guaranteed pool certificates;

          (ii) direct obligations of FHLMC (debt obligations only), FNMA (debt obligations only), the Federal Farm Credit System (consolidated systemwide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only), and the Resolution Funding Corp. (debt obligations only);

          (iii) Federal funds, time deposits in, or unsecured certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by, any bank or trust company, savings and loan association or savings bank, depository institution or trust company having a short term debt obligation rating that is in the highest short-term unsecured rating category of each Rating Agency;

          (iv) commercial paper having a maturity of 365 days or less (including
(A) both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and (B) demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency in its highest short-term unsecured rating category;

          (v) shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated "AAAm" or "AAAm-G" by S&P and "AAA" by Fitch;

          (vi) if each of the Rating Agencies has issued a Rating Agency Confirmation to the Trustee with respect to the holding of such demand, money market or time deposit, demand obligation or any other obligation, security or investment, any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to its initial rating of the Class A-1A and Class A-1B Certificates; and

          (vii) such other obligations for which a Rating Agency Confirmation has been obtained;

provided, however, that (a) none of such obligations or securities listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except with respect to units of money market funds pursuant to clause (v) above, each such obligation or security shall have a fixed dollar amount of principal due at maturity which cannot vary or change; and (c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and provided, further, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code
Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition; or (iii) may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

          "Permitted Transferee": With respect to a Class R-I, Class R-II or Class R-III Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, other than (a) a Disqualified Organization or (b) a Person that is a Disqualified Non-U.S. Person.

          "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Phase  I  Environmental   Assessment":  A  "Phase  I  assessment"  as
described in and meeting the criteria of Chapter 5 of Part II of the FNMA Multifamily Guide, as amended from time to time.

          "Placement   Agents":   Donaldson,   Lufkin  &   Jenrette   Securities
Corporation, Prudential Securities Incorporated and PNC Capital Markets, Inc. or any of their successors in interest.

          "Plan": As defined in Section 5.2(i).

          "Prepayment   Assumption":   A   CPR   of   0%   (except   that   each
Hyper-Amortization Loan is assumed to pay on its Hyper-Amortization Date), applied to each Mortgage Loan during any period that the related Borrower is permitted to make voluntary Principal Prepayments without a Prepayment Premium, calculated on the basis of a yield maintenance formula used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II Regular Interests or the REMIC III Regular Certificates for federal income tax purposes.

          "Prepayment Interest Excess": With respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment was made by the related Borrower during the related Collection Period but following the Due Date occurring in such Collection Period in which the related Principal Prepayment had been made, the amount of interest accrued and received from the related Borrower (less the Master Servicing Fee) for the period following such Due Date.

          "Prepayment Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment was made by the related Borrower during the related Collection Period but prior to the Due Date occurring in such Collection Period, the amount by which (i) one month's interest (other than Default Interest and Deferred Interest and net of the Master Servicing Fee) on the Stated Principal Balance of such Mortgage Loan outstanding immediately following the Distribution Date in such Collection Period exceeds (ii) the amount of interest (net of the Master Servicing Fee) received from the related Borrower in respect of such Mortgage Loan during such Collection Period (without regard to any Prepayment Premium, Default Interest or Deferred Interest that may have been collected).

          "Prepayment Premium": Payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

          "Primary  Servicing  Fees":  The  monthly  fee  payable  by the Master
Servicer from the Master Servicing Fee to each Initial Subservicer, which monthly fee accrues at the rate per annum specified as such in the Mortgage Loan Schedule.

          "Principal Balance Certificates": All of the REMIC III Regular Certificates, excluding the Class S Certificates.

          "Principal Distribution Amount": For any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount for such Distribution Date, and (ii) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on the preceding Distribution Date.

          "Principal Prepayment": With respect to any Mortgage Loan, any payment of principal made by the related Borrower which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Privately Placed Certificates": The Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates, the Class B-8 Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

          "Prospectus Supplement": The Prospectus Supplement dated November 22, 1999, relating to the Publicly Offered Certificates.

          "Publicly Offered Certificates": The Class A-1A Certificates, the Class A-1B Certificates, the Class S Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class B-1 Certificates and the Class B-2 Certificates.

          "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

          "Qualified Insurer" means, (i) with respect to any Mortgage Loan, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided, and that has a claim paying ability rating no lower than the higher of
(a) the rating specified in the related Mortgage Loan Documents, if any, and (b) "A" by S&P (or, if not so rated by S&P, then S&P has issued a Rating Agency Confirmation with respect to such insurer), and "A" by Fitch (or, if not so rated by Fitch, then no lower than "A" by S&P or "A-IX" by A.M. Best or otherwise approved by Fitch), and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability rating of no lower than "A" by S&P (or, if not so rated by S&P, then S&P has issued a Rating Agency Confirmation with respect to such insurer), and "A" by Fitch (or, if not so rated by Fitch, then no lower than "A" by S&P or "A-IX" by A.M. Best or otherwise approved by Fitch), or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained.

          "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

          "Qualified Environmental Consultant": An Independent Person, with at least five years of relevant experience, who regularly conducts environmental audits for purchasers of commercial properties located in the same general area as the Mortgaged Property with respect to which the Special Servicer is ordering such environmental assessment, as determined by the Special Servicer in a manner consistent with the Servicing Standard.

          "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same Due Date as the Deleted Mortgage Loan; (iv) accrue interest on the same basis as the Deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then-current Loan-to-Value Ratio of the Deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase and Sale
Agreement, (viii) have a Phase I Environmental Assessment from a Qualified Environmental Consultant relating to the related Mortgaged Property in its Master Servicer Mortgage File, which evidences that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; (ix) have an original debt service coverage ratio not lower than the original debt service coverage ratio of the Deleted Mortgage Loan and have a then current debt service coverage ratio not lower than the then current debt service coverage ratio of the Deleted Mortgage Loan; and (x) be determined by an Opinion of Counsel (at the expense of the applicable Seller) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no such mortgage loan may have a maturity date after the date three years prior to the Rated Final Distribution Date; and provided, further, that no such mortgage loan shall be substituted for a Deleted Mortgage Loan unless the Trustee has received Rating Agency Confirmation (the cost, if any, of obtaining such confirmation to be paid by the applicable Seller) with respect to such substitution; and provided, further that no such mortgage loan shall be substituted for a Deleted Mortgage Loan if it would result in an Adverse REMIC Event in respect of REMIC I, REMIC II, or REMIC III or an Adverse Grantor Trust Event; and provided, further that no such mortgage loan shall be substituted for a Deleted Mortgage Loan unless the Controlling Class Representative shall have approved of such substitution in its reasonable discretion. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualified Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the Seller effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

          "Rated Final  Distribution  Date": The  Distribution  Date in December
2032.

          "Rating Agency": Each of S&P and Fitch. References herein to the highest long-term senior unsecured debt rating category of each Rating Agency shall mean "AAA" with respect to S&P and "AAA" with respect to Fitch. References herein to the highest short-term senior unsecured debt rating category of each Rating Agency shall mean "A-1+" with respect to S&P and "F-1+" with respect to Fitch.

          "Rating Agency Confirmation": With respect to any matter, where required under this Agreement, a written confirmation from each Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in such Rating Agency's withdrawal, downgrade, or qualification of the then-current rating assigned to any Class of Certificates then rated by such Rating Agency (the placing of a Class of Certificates on "watch" status shall be considered a "qualification" of a rating).

          "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), in each such case as such terms are used in the REMIC Provisions.

          "Realized Loss": (x) With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, in any event determined without taking into account the amounts described in subclause (iv) of this sentence, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all related Liquidation Proceeds (net of any related Liquidation Expenses paid therefrom); (y) with respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.28, the amount of such principal or interest (other than Default Interest or Deferred Interest) so forgiven; and (z) with respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.28, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (provided, that each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment).

          "Record Date": With respect to each Distribution Date, the last Business Day of the month preceding the month in which such Distribution Date occurs.

          "Regulation D": Regulation D under the 1933 Act.

          "Related  Class  of  Certificates"   and  "Related  REMIC  II  Regular

Interest": For any Class of REMIC II Regular Interest, the related Class of Certificates set forth below and for any Class of Certificates (other than the Class S, Class E, Class R-I, Class R-II or Class R-III Certificates), the related Class of REMIC II Regular Interests set forth below:

                                           Related REMIC II
       Related Class of Certificates       Regular Interest
       -----------------------------       ----------------

                 Class A-1A              Class A-1A-II Interest
                 Class A-1B              Class A-1B-II Interest
                 Class A-2               Class A-2-II Interest
                 Class A-3               Class A-3-II Interest
                 Class A-4               Class A-4-II Interest
                 Class B-1               Class B-1-II Interest
                 Class B-2               Class B-2-II Interest
                 Class B-3               Class B-3-II Interest
                 Class B-4               Class B-4-II Interest
                 Class B-5               Class B-5-II Interest
                 Class B-6               Class B-6-II Interest
                 Class B-7               Class B-7-II Interest
                 Class B-8               Class B-8-II Interest
                 Class C                 Class C-II Interest
                 Class D                 Class D-II Interest

          "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC I": The segregated pool of assets included in the Trust Fund created hereby and to be administered hereunder, consisting of the Mortgage Loans, as from time to time are subject to this Agreement, the Mortgage Files relating thereto, all proceeds of and payments under such Mortgage Loans (excluding Deferred Interest) received after the Cut-off Date, such amounts in respect thereof as shall from time to time be held in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Special Reserve Account and the REO Account, and any REO Properties acquired in respect of any Mortgage Loan, for which a REMIC election is to be made pursuant to Section 10.1 hereof. Pursuant to Treasury Regulation
Section 1.860D-1(b)(2)(ii), the Transferable Servicing Interest is not an interest in REMIC I.

          "REMIC I Interests": Collectively, the REMIC I Regular Interests and the Class R-I Certificates.

          "REMIC I Regular Interest": With respect to each Mortgage Loan (including, without limitation, each REO Mortgage Loan, but excluding any Deferred Interest), the separate uncertificated interest in REMIC I issued in respect of such Mortgage Loan hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall represent a right to receive interest at the related REMIC I Remittance Rate and distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the initial Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date). The designation for each REMIC I Regular Interest shall be the loan number for the related Mortgage Loan set forth in the Mortgage Loan Schedule as of the Closing Date. If a Qualified Substitute Mortgage Loan or Loans are substituted for any Deleted Mortgage Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Qualified Substitute Mortgage Loan(s).

          "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate for the related Mortgage Loan (including without limitation an REO Mortgage
Loan); provided, that for purposes of calculating the REMIC I Remittance Rate for any REMIC I Regular Interest, the Net Mortgage Rate for the related Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan; and provided further, that for purposes of calculating the REMIC I Remittance Rate, if the related Mortgage Loan is an Interest Reserve Loan, the Net Mortgage Rate of such
Interest Reserve Loan will be adjusted to an annual rate equal to: (a) a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below, 12 times the amount of interest that accrued (or, in the absence of any applicable voluntary or involuntary prepayment, would have accrued) with respect to such Interest Reserve Loan on an Actual/360 Basis during the related Interest Accrual Period, based on its Stated Principal Balance immediately preceding such Distribution Date and its Mortgage Rate as in effect on the Cut-off Date, and the denominator of which is the Stated Principal Balance of the Interest Reserve Loan immediately prior to such Distribution Date, minus (b) the related Master Servicing Fee Rate and the Trustee Fee Rate. Notwithstanding the foregoing, if such Distribution Date occurs during January (except during a leap year) or February, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in clause (a) above will be decreased by any Interest Reserve Amount with respect to that Interest Reserve Loan that is transferred from the Collection Account to the Interest Reserve Account during that month. Furthermore, if such Distribution Date occurs during March, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in clause (a) above will be increased by any Interest Reserve Amounts with respect to such Interest Reserve Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month. If any Mortgage Loan included in the Trust Fund as of the Closing Date is replaced by a Qualified Substitute Mortgage Loan or Loans, the REMIC I Remittance Rate for the related REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan.

          "REMIC II": The segregated pool of assets consisting of the REMIC I Regular Interests and all distributions thereon conveyed to the Trustee for the benefit of REMIC II and for which a separate REMIC election is to be made pursuant to Section 10.1 hereof.

          "REMIC II Distribution Amount": As defined in Section 4.1(d).

          "REMIC II Interests": Collectively, the REMIC II Regular Interests and the Class R-II Certificates.

          "REMIC II Regular Interest": Any of the 15 separate uncertificated beneficial interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall represent a right to receive interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

          "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest, a rate per annum equal to the Weighted Average REMIC I Remittance Rate.

          "REMIC III Certificate": Any Certificate, other than a Class R-I or Class R-II Certificate.

          "REMIC III Regular Certificate": Any REMIC III Certificate, other than a Class R-III Certificate.

          "REMIC Pool": Each of the three segregated pools of assets designated as a REMIC pursuant to Section 10.1 hereof.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any proposed regulations that, by virtue of their proposed effective date could apply to the REMIC Pools) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "Remittance Date": The Business Day preceding each Distribution Date.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

          (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income of profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

          (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a 10% or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

          (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

          (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulation Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

          (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15% of the total rent received or accrued under, or in connection with, the lease.

          "REO Account": As defined in Section 3.17(b).

          "REO Grace Period": As defined in Section 3.17(a).

          "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

          "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Master Servicer with respect to such REO Property or REO Mortgage Loan that do not constitute Liquidation Proceeds.

          "REO Property": A Mortgaged Property title to which has been acquired by the Master Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

          "Repurchase Price": With respect to any Mortgage Loan to be repurchased, or any Deleted Mortgage Loan to be replaced by the substitution of one or more Qualified Substitute Mortgage Loans, pursuant to Section 2.3, or any Specially Serviced Mortgage Loan, or the REO Mortgage Loan relating to any REO Property, to be sold or repurchased pursuant to Section 3.18, an amount, calculated by the Master Servicer equal to:

          (i) the unpaid principal balance of such Mortgage Loan (or, in the case of any REO Property, the related REO Mortgage Loan) (after application of all principal payments (including prepayments) collected and other principal amounts recovered on such Mortgage Loan) as of the date of receipt of the Repurchase Price or the date of substitution, as the case may be, hereunder; plus

          (ii) unpaid interest accrued on such Mortgage Loan or REO Mortgage Loan, as applicable, at the related Mortgage Rate (after application of all interest payments collected and other amounts recovered (and applied to accrued interest) on such Mortgage Loan) to, but not including, the Due Date in the Collection Period during which the applicable purchase or substitution occurs, excluding any Deferred Interest accrued on such Mortgage Loan; plus

          (iii) any unreimbursed Servicing Advances, all accrued and unpaid interest on Advances (including P&I Advances) at the Advance Rate, any unpaid Servicing Compensation (other than Master Servicing Fees) and any unpaid or unreimbursed expenses of the Trust Fund allocable to such Mortgage Loan or REO Mortgage Loan, as applicable, as of the date of receipt of the Repurchase Price or the date of substitution, as the case may be, hereunder; plus

          (iv) in the event that such Mortgage Loan or REO Mortgage Loan, as applicable, is required to be repurchased or replaced pursuant to Section 2.3, expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase or replacement obligation, including any expenses arising out of the enforcement of the repurchase or replacement obligation.

          "Request for Release": A request for release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

          "Required Appraisal Loan": Any Mortgage Loan (including without limitation any REO Mortgage Loan) as to which an Appraisal Event has occurred and is continuing.

          "Reserve Accounts": With respect to any Mortgage Loan, reserve or escrow accounts, if any, established pursuant to the related Mortgage Loan Documents and any Escrow Account. Each Reserve Account shall be an Eligible Account except to the extent precluded by applicable law and the related Mortgage Loan Documents. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the related Mortgage Loan Documents and Section 3.7.

          "Residual Certificate": A Class R-I, Class R-II or Class R-III Certificate.

          "Responsible Officer": When used with respect to the Trustee, the President, the Treasurer, the Secretary, any Vice President, any Assistance Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

          "Restricted Servicer Reports": Each of the Watch List Report, the Operating Statement Analysis Report, the NOI Adjustment Worksheet and the
Comparative Financial Status Report, as each of such terms are used in the definition of "CMSA SIP".

          "Revised   Interest  Rate":  Any  increased   Mortgage  Rate  after  a
Hyper-Amortization Date.

          "Rule 144A": Rule 144A, under the 1933 Act.

          "S&P":   Standard  &  Poor's  Ratings  Services,  a  division  of  The
McGraw-Hill Companies, Inc.

          "Scheduled Final Distribution Date": With respect to any Class of Certificates, the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the Prepayment Assumption. Such Distribution Date shall in each case be as follows:

                                                    Scheduled Final
Class Designation                                  Distribution Date
-----------------                                  -----------------

Class A-1A                                             July 2008
Class A-1B                                            October 2009
Class A-2                                            November 2009
Class A-3                                            November 2009
Class A-4                                            November 2009
Class B-1                                            November 2009
Class B-2                                            November 2009
Class B-3                                            November 2009
Class B-4                                            November 2009
Class B-5                                            November 2009
Class B-6                                            November 2009
Class B-7                                            November 2009
Class B-8                                               May 2010
Class C                                               January 2013
Class D                                               January 2020
Class S                                               January 2020

The Class E, Class R-I, Class R-II and Class R-III Certificates do not have a Scheduled Final Distribution Date.

          "Securities Depository": The Depository Trust Company, or any successor Securities Depository hereafter named. The nominee of the initial Securities Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Securities Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act.

          "Securities Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Securities Depository effects book-entry transfers and pledges of securities deposited with the Securities Depository.

          "Securities Legend": With respect to each Residual Certificate and any Individual Certificate (other than a Residual Certificate) that is a Privately Placed Certificate the legend set forth in, and substantially in the form of, Exhibit G hereto.

          "Seller": With respect to the Midland Loans, Midland; and with respect to the Column Loans, Column.

          "Senior Certificates": The Class A-1A, Class A-1B and Class S Certificates.

          "Servicer Remittance Report": A report prepared by the Master Servicer in such media and in CMSA format as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to
Section 4.3 and to furnish statements to Certificateholders  pursuant to Section
4.4 and containing such additional information as the Master Servicer and the Trustee may from time to time agree.

          "Servicing Advance": As to any Mortgage Loan, any advance made by the Master Servicer or the Trustee in respect of costs and expenses incurred pursuant to Section 3.9, Section 3.10, Section 3.17, Section 3.23 and Section
3.28 or any expenses incurred to protect and preserve the security for such Mortgage Loan or taxes and assessments or insurance premiums, pursuant to
Section 3.4, Section 3.8 or Section 3.22, as applicable, or any other item designated as such hereunder.

          "Servicing Compensation": With respect to each Mortgage Loan, the Master Servicing Fee and the Special Servicing Fee which shall be due to the Master Servicer and the Special Servicer, as applicable, and such other compensation of the Master Servicer and Special Servicer specified in Section 3.12, as adjusted pursuant to Section 3.25.

          "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

          "Servicing Standard": The standards for the conduct of the Master Servicer and the Special Servicer in the performance of their respective obligations under this Agreement as set forth in Section 3.1(a).

          "Similar Law": As defined in Section 5.2(i).

          "Single Purpose Entity": Any Person, other than an individual, whose organizational documents provide that: (1) such Person is formed solely for the purpose of owning and holding United States Treasury obligations required or permitted to be pledged in lieu of prepayment in accordance with the defeasance provisions of one or more Mortgage Loan as provided in Section 3.28(d); (2) such Person (a) does not engage in any business unrelated to such property and the financing thereof, (b) does not have any assets other than those related to its interest in the United States Treasury obligations pledged as defeasance collateral, (c) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person, (d) conducts business in its own name and uses separate stationary, invoices and checks, (e) does not guarantee or assume the debts or obligations of any other person, (f) does not commingle its assets or funds with those of any other person, (g) transacts business with affiliates on an arm's length basis pursuant to written agreements and (h) holds itself out as being a legal entity, separate and apart from any other Person; (3) such documents may not be amended with respect to the Single Purpose Entity requirements while it holds any of the defeasance collateral; and (4) any dissolution or winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable.

          "Special Reserve Account": As defined in each of the Midland Mortgage Loan Purchase Agreement, the Column Mortgage Loan Purchase Agreement and the Midland Owner Trust Certificate Purchase Agreement.

          "Special   Servicer":   Midland  Loan   Services,   Inc.,  a  Delaware
corporation, or its successor in interest, or any successor Special Servicer appointed as herein provided.

          "Special Servicing Fee": With respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and (ii) the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Mortgage Loan, as applicable, as of the Due Date in the month preceding the month in which such Distribution Date occurs.

          "Special Servicing Fee Rate": A rate equal to .25%.

          "Specially Serviced Mortgage Loan": Subject to Section 3.24, any Mortgage Loan with respect to which:

          (i) the related Borrower is 60 or more days delinquent (without giving effect to any grace period permitted by the related Note) in the payment of a Monthly Payment or other obligation (regardless of whether, in respect thereof, P&I Advances have been reimbursed);

          (ii) such Borrower has expressed to the Master Servicer an inability to pay or a hardship in paying such Mortgage Loan in accordance with its terms;

          (iii) the Master Servicer or the Special Servicer has received notice that such Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

          (iv) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the related Mortgaged Property;

          (v) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such Borrower to pay principal or interest) and which in the judgment of the Master Servicer or the Special Servicer, as applicable, materially and adversely affects the interests of the Certificateholders, has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); provided, however, that a default requiring a Servicing Advance shall be deemed to materially and adversely affect the interests of the Certificateholders;

          (vi) such Borrower has failed to make a Balloon Payment as and when due (except in the case where the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default); or

          (vii) the Master Servicer proposes to commence foreclosure or other workout arrangements.

          A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

          (a) with respect to the circumstances described in clause (i) and (vi) above, when the related Borrower has brought such Mortgage Loan current (with respect to the circumstances described in clause (vi), pursuant to any workout implemented by the Special Servicer) and thereafter made three consecutive full and timely Monthly Payments;

          (b) with  respect to the  circumstances  described in clauses (ii) and
(iv) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer, and with respect to the circumstances described in clauses
(iii) and (vii), when such circumstances cease to exist; or

          (c) with respect to the circumstances described in clause (v) above, when such default is cured; provided, however, in each case that at the time no circumstance identified in clauses (i) through (vii) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

          "Startup Day": The day designated as such pursuant to Section 10.1(c).

          "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.28.

          "Stated Principal Balance": As of any date of determination, with respect to any Mortgage Loan (including without limitation any REO Mortgage
Loan), an amount equal to (a) the unpaid principal balance of such Mortgage Loan as of the Cut-off Date (or, in the case of a Qualified Substitute Mortgage Loan, as of the related date of substitution), after application of all payments due on or before such date, whether or not received, reduced on a permanent basis on each subsequent Distribution Date (to not less than zero) by (b) the sum of (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.2 to, principal of or with respect to such Mortgage Loan that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period; provided that, notwithstanding the foregoing, if a Liquidation Event occurs in respect of such Mortgage Loan (or any related REO Property), then the "Stated Principal Balance" of such Mortgage Loan shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

          "Subordinate Certificates": Any one or more of the Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C and Class D Certificates.

          "Sub-Servicer": Any person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement, which shall include any Initial Sub-Servicer.

          "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.2, which shall include any sub-servicing agreement with an Initial Sub-Servicer.

          "Substitution Shortfall Amount": In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Repurchase Price or aggregate Repurchase Price, as the case may be, for such Deleted Mortgage Loan(s) as of the date of substitution exceeds the Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Qualified Substitute Mortgage Loan(s) as of the date of substitution.

          "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.1.

          "Third Party Loan": Any of the Column Loans identified on the mortgage loan schedule attached to the Column Mortgage Loan Purchase Agreement as having been originated by the Third Party Originator.

          "Third Party Originator": Union Capital Investments, LLC, a Georgia limited liability company, its successors and assigns.

          "Third Party Originator Agreement": Each agreement between Column and the Third Party Originator pertaining to the Third Party Loans identified on Annex A.1 to the Column Mortgage Loan Purchase Agreement.

          "Transfer":   Any  direct  or  indirect  transfer  or  other  form  of
assignment of any Ownership Interest in a Class R-I, Class R-II or Class R-III Certificate.

          "Transferable Servicing Interest": Subject to reduction by the Trustee pursuant to Section 3.12(a), the amount by which the Master Servicing Fees otherwise payable to the Master Servicer hereunder exceed the sum of (i) the Primary Servicing Fees and (ii) the amount of such Master Servicing Fees calculated using the Minimum Master Servicing Fee Rate.

          "Transferee Affidavit": As defined in Section 5.2(j)(ii).

          "Transferor Letter": As defined in Section 5.2(j)(ii).

          "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all payments on or collections in respect of such Mortgage Loans due after the Cut-off Date, or in the case of a Qualified Substitute Mortgage Loan, after the date of substitution; (iii) any REO Property; (iv) all revenues received in respect of REO Property; (v) the Master Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to such Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) the Trustee's right, title and interest in and to the Reserve Accounts, the Collection Account, the Grantor Trust Collection Account, the Distribution Account, the Grantor Trust Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, any Special Reserve Accounts and the REO Account; (vii) the rights and remedies of Depositor under each Mortgage Loan Purchase Agreement (other than the right to recovery or payment of certain transaction expenses, including certain estimated expenses, to the extent provided in each such Mortgage Loan Purchase Agreement and the right to receive indemnification payments under the Indemnification Certificate required of the applicable Seller under each such Mortgage Loan Purchase Agreement) and all rights and remedies of Column under each Third Party Originator Agreement to the extent assigned to the Depositor under the Column Mortgage Loan Purchase Agreement (but not including any rights of Column to indemnification or contribution under Section 4 of the Seller's Warranty Certificate dated as of November 22, 1999 from the Third Party Originator, which is one of the Third Party Originator Agreements); (viii) the Cash Deposit; (ix) the REMIC I Regular Interests and the REMIC II Regular Interests; and (x) the proceeds of any of the foregoing (other than any interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related Borrower).

          "Trustee": Norwest Bank Minnesota, National Association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

          "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, the Trustee's Fee shall accrue (on the basis of a 360-day year consisting of twelve 30 day months) during each calendar month, commencing with December 1999, at the Trustee's Fee

Rate on a principal amount equal to the Stated Principal Balance of such Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of December 1999, on a principal amount equal to the Cut-off Date Balance of the particular Mortgage Loan). The Trustee Fee shall be paid out of the Collection Account by the Master Servicer on or before each Remittance Date.

          "Trustee Fee Rate": A rate equal to 0.0023% per annum.

          "Trustee Mortgage File": With respect to any Mortgage Loan, the documents listed in Section 2.1(i) through (xvi) pertaining to such Mortgage Loan, the documents listed in the third paragraph of Section 2.1 and any additional documents required to be deposited with the Trustee pursuant to the express provisions of this Agreement; provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

          "Uncertificated Accrued Interest": With respect to any class of uncertificated REMIC I Regular Interests or REMIC II Regular Interests for any Distribution Date, the product of the Uncertificated Principal Balance of such class as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) and one-twelfth of the applicable REMIC I Remittance Rate or REMIC II Remittance Rate. The Uncertificated Accrued Interest in respect of each class of REMIC I Regular Interests and REMIC II Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

          "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for such Distribution Date; reduced (to not less than zero) by (b) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, as set forth below; and increased by (c) any Uncertificated Distributable Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for the immediately preceding Distribution Date that was not deemed paid on the immediately preceding Distribution Date pursuant to Section 4.1 or 4.2, as applicable, together with one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on such unpaid Uncertificated Distributable Interest at the related REMIC I Remittance Rate for such REMIC I Regular Interest for the current Distribution Date or at the related Adjusted REMIC II Remittance Rate for such REMIC II Regular Interest for the current Distribution Date (or, insofar as the unpaid portion of such Uncertificated Distributable Interest relates to the relevant Class S Portion, at the weighted average of the respective Adjusted REMIC II Remittance Rates for all the REMIC II Regular Interests for the current Distribution Date, weighted on the basis of their respective Uncertificated Principal Balances immediately prior to the current Distribution Date). The Net Aggregate Prepayment Interest Shortfall for any Distribution Date shall be allocated: (i) among the respective REMIC I Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date; and (ii) among the respective REMIC II Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date.

          "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the initial Stated Principal Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.1 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.6. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.2 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 4.6.

          "Underwriting Agreement": The Underwriting Agreement dated November 22, 1999 among the Depositor, Midland, Donaldson, Lufkin & Jenrette Securities Corporation, PNC Capital Markets, Inc. and Prudential Securities Incorporated, as underwriters.

          "Unrestricted Servicer Reports": Each of the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Loss Estimate Report, the REO Status Report, the Loan Periodic Update File, the Property File and the Loan Set-Up File, as each of such terms are used in the definition of "CMSA SIP".

          "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Liquidation Proceeds and Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of such Mortgage Loan if it is repurchased or purchased pursuant to Sections 2.3 and the price specified in
Section 9.1 if such Mortgage Loan is purchased or repurchased pursuant thereto, draws on any letters of credit issued with respect to such Mortgage Loan and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments (but excluding Prepayment Premiums) received during such Collection Period.

          "Updated Appraisal": With respect to any Mortgage Loan, (i) a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, which appraisal shall be conducted in accordance with MAI standards by an appraiser with at least 5 years experience in the related property type and in the jurisdiction where the property is located or (ii) if the Mortgage Loan has a then outstanding principal balance equal to or less than $1,000,000, at the Special Servicer's option, an internal property valuation performed by the Special Servicer in accordance with the servicing standard set forth herein
(provided that in the case of an internal valuation "market value" shall be determined in accordance with 12 C.F.R. ss. 225.62(g)), in each case conducted subsequent to any appraisal performed on or prior to the Cut-off Date.

          "Voting Rights": The voting rights to which the Certificateholders are entitled hereunder. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective aggregate Certificate Balances of their Certificates and 2% of the Voting Rights shall be allocated to the Holders of the Class S Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. The existence of an Appraisal Reduction shall have no effect on the determination of the Voting Rights of any Class of Certificates.

          "Weighted Average REMIC I Remittance Rate": With respect to each Distribution Date, the weighted average of the REMIC I Remittance Rates for the REMIC I Regular Interests, weighted on the basis of the respective Uncertificated Principal Balances of the REMIC I Regular Interests as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date).

          "Workout Fee": As defined in Section 3.12(b).

          "1933 Act": The Securities Act of 1933, as it may be amended from time to time.

          "1934 Act": The Securities Exchange Act of 1934, as it may be amended from time to time.

          SECTION 1.2    Certain Calculations.

          Unless otherwise specified herein, the following provisions shall apply:

          (a) All calculations of interest (excluding interest on the Mortgage Loans, which shall be calculated pursuant to the related Mortgage Loan
Documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          (b) The portion of any Insurance Proceeds, Liquidation Proceeds, Repurchase Price, Substitution Shortfall Amounts or Net REO Proceeds in respect of a Mortgage Loan allocable to principal and Prepayment Premiums shall equal the total amount of such proceeds minus (a) first, any portion thereof payable to the Master Servicer as Master Servicing Fees or the Trustee as Trustee Fees, to the Trustee or Master Servicer as reimbursment of Servicing Advances and to the Trustee, the Master Servicer or the Special Servicer as reimbursement of Liquidation Expenses pursuant to the provisions of this Agreement and (b) second, any portion thereof equal to interest on the unpaid principal balance of such Mortgage Loan at the related Net Mortgage Rate from the Due Date as to which interest was last paid by the related Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received. Allocation of such amount between principal and Prepayment Premium shall be made first to principal and second to Prepayment Premium.

          (c) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, partial Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with
Section 3.1(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

          SECTION 1.3    Certain Constructions.

          (a) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under United States generally accepted accounting principles or regulatory accounting principles, as applicable.

          (b) The words "hereof," "herein" and "hereunder," and words of similar import when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

          (c) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

          (d) This Agreement is the result of arm's-length  negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question solely by reason of their having drafted such provision.

                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES
                       ---------------------------------

          SECTION 2.1.   Conveyance and Assignment of Mortgage Loans.

          The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payments in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and all Reserve Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal which were due on or prior to the Cut-off Date. In connection with such transfer and assignment of all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, the Depositor shall make a cash deposit to the Collection Account on the Closing Date in an amount equal to the Cash Deposit. The Depositor, concurrently with the execution and delivery hereof, does also hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase Agreements (other than the right to recovery or payment of certain transaction expenses, including certain estimated expenses, to the extent provided in each such Mortgage Loan Purchase Agreement and the right to receive certain indemnification payments under the Indemnification Certificate required of the applicable Seller under each such Mortgage Loan Purchase Agreement) and all rights and remedies of Column under the Third Party Originator Agreements to the extent assigned to the Depositor under the Column Mortgage Loan Purchase Agreement (but not including any rights of Column to indemnification or contribution under Section 4 of the Seller's Warranty Certificate dated as of November 22, 1999 from the Third Party Originator, which is one of the Third Party Originator Agreements). The Depositor shall cause the Reserve Accounts to be transferred to and held in the name of the Master Servicer on behalf of the Trustee.

          In connection with the transfer and assignment of its right, title and interest in the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, the Custodian on behalf of the Trustee, with a copy to the Master Servicer, the following documents or instruments with respect to each such Mortgage Loan:

          (i) the original of the related Note, endorsed by the applicable Seller in blank in the following form: "Pay to the order of ________________, without recourse" which the Trustee or its designee is authorized to complete and which Note and all endorsements thereof shall show a complete chain of endorsement from the Originator to the applicable Seller, or in the case of a missing Note, a lost note affidavit and indemnity in favor of the Depositor, the Trustee and its successors and assigns;

          (ii) (A) the related original recorded Mortgage, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording, together with each related original recorded Assignment of Mortgage which, together with other such Assignments of Mortgage, shows a complete chain of assignment of the related Mortgage from the applicable Originator to the applicable Seller, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording and (B) the related original Assignment of Mortgage executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located);

          (iii) if the related security agreement is separate from the Mortgage, the original security agreement or a copy thereof, and if the security agreement is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original assignment of such security agreement to the applicable Seller or a copy thereof and an original assignment of such security agreement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

          (iv) (A) the acknowledgement copy of each Form UCC-1 financing statement (file stamped to show the filing or recording thereof in the applicable public filing or recording office), if any, filed or recorded with respect to personal property or fixtures constituting a part of the related Mortgaged Property, or a copy thereof in the form submitted for filing or recording, together with a copy of each Form UCC-2 or UCC-3 assignment (file stamped to show the filing or recording thereof in the applicable public filing or recording office), if any, filed or recorded with respect to such financing statement which, together with other such assignments, shows a complete chain of assignment of such financing statement from the applicable Originator to the applicable Seller, or a copy thereof in the form submitted for filing or recording, and (B) each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing or recording information which is not yet available to the applicable Seller, is in suitable form for filing or recording in the filing or recording office in which such financing statement was filed or recorded);

          (v) the related original of the Loan Agreement, if any, relating to such Mortgage Loan or a copy thereof;

          (vi) the related original lender's title insurance policy (or the original pro forma or specimen title insurance policy or the original marked, redated and recertified commitment for lender's title insurance policy issued with respect to the related Mortgage for the purpose of closing), or a copy thereof, together with any endorsements or riders thereto that were issued with or subsequent to the issuance of such policy;

          (vii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, (A) the original recorded Assignment of Leases, Rents and Profits, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording, together with each related original recorded reassignment of such instrument, if any, which, together with other such reassignments, shows a complete chain of assignment of such instrument from the applicable Originator to the applicable Seller, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording, and (B) the related original reassignment of such instrument, if any, executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located) (any of which reassignments, however, may be included in a related Assignment of Mortgage and need not be a separate instrument);

          (viii) the original or a counterpart of each environmental warranty or indemnity agreement, if any, with respect to such Mortgage Loan and any Environmental Insurance Policy or Group Environmental Insurance Policy;

          (ix) if any related assignment of contracts is separate from the Mortgage, the original assignment of contracts or a copy thereof, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (ii) above, the original reassignment of such instrument to the applicable Seller or a copy thereof and an original reassignment of such instrument executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

          (x) with respect to the related Reserve Accounts, if any, a copy of the original of any separate agreement with respect thereto between the related Borrower and the Originator (and, if the Seller is not the Originator, together with an assignment of the agreement to the Seller);

          (xi) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, originals of any guaranties with respect to such Mortgage Loan or the original letter of credit, if any, with respect thereto, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for a Mortgage Loan possession of which by a secured party is necessary to a secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

          (xii) with respect to the related Reserve Accounts, if any, (A) the acknowledgement copy of each Form UCC-1 financing statement (file stamped to show the filing thereof in the applicable public filing office), if any, filed with respect to the security interest of the applicable Originator in such Reserve Accounts and all funds contained therein, or a copy thereof in the form submitted for filing, together with a copy of each Form UCC-2 or UCC-3 assignment (file stamped to show the filing thereof in the applicable public filing office), if any, filed with respect to such financing statement, which assignment, together with all other such assignments, shows a complete chain of assignment of such financing statement from the applicable Originator to the applicable Seller, or a copy thereof in the form submitted for filing, and (B) each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Seller is in suitable form for filing in the filing office in which such financing statement was filed);

          (xiii) the original or a copy of each assumption, consolidation or substitution agreement, if any, with evidence of recording thereon, where appropriate (or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which executed or submitted for recording);

          (xiv) a copy of each ground lease, as amended, if any, of all or any portion of the related Mortgaged Property;

          (xv) a copy of the power of attorney in favor of the Master Servicer and the Trustee described in Section 1(h) of the applicable Mortgage Loan Purchase Agreement, and, if any document or instrument described above is signed by an attorney in fact or similar agent on behalf of the related Borrower or another party, the original of the applicable power of attorney or a copy thereof; and

          (xvi) originals or copies of any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing;

provided, however, that if there exists with respect to any Cross-Collateralized Group only one original of any document described in clauses (i)-(xvi) of this paragraph which pertains to all of the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Trustee Mortgage File for any of such Mortgage Loans and the inclusion of a copy of such original in each of the Trustee Mortgage Files for the other Mortgage Loans in such Cross-Collateralized Group shall be deemed the inclusion of such original in the Trustee Mortgage File for each such Mortgage Loan.

          On or promptly following the Closing Date, the Master Servicer shall at the expense of the Sellers, to the extent possession thereof has been delivered to it, complete any Assignment of Mortgage delivered in blank pursuant to clause (ii)(B) above, any assignment of security agreement delivered in blank pursuant to clause (iii) above, any Form UCC-2 or UCC-3 assignment delivered in blank pursuant to clause (iv)(B) or (xii)(B) above, any reassignment of Assignment of Leases, Rents and Profits delivered in blank pursuant to clause
(vii)(B) above and any reassignment of assignment of contracts delivered in blank pursuant to clause (ix) above, in each case, by inserting: "Norwest Bank Minnesota, National Association, as trustee for the Certificateholders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CM1" as assignee and shall deliver (1) for recordation, (a) each Assignment of Mortgage referred to in clause (ii)(B) above which has not yet been submitted for recordation and (b) each reassignment of Assignment of Leases, Rents and Profits referred to in clause (vii)(B) above (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) for filing or recordation, each Form UCC-2 or UCC-3 financing statement assignment referred to in clause (iv)B or (xii)B above which has not yet been submitted for filing or recordation. On or promptly following the Closing Date (but in no event more than 45 days after the Closing Date), the Trustee or Custodian, as applicable, shall, to the extent possession thereof has been delivered to it, complete the endorsement of each Note by inserting:
"Norwest Bank Minnesota, National Association, as trustee for the Certificateholders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CM1" as endorsee. The Master Servicer shall, upon receipt, promptly submit (or cause a third party contractor to promptly submit) for recording or filing, as the case may be, in the appropriate public recording or filing office, each such document (other than the

Notes) delivered to the Master Servicer for such purpose at the expense of the applicable Seller; provided, however, that the applicable Seller may assume direct responsibility for the filing or recordation of such document (and the supervision of any third party contractor with respect thereto) pursuant to the terms of its agreement with the Master Servicer. In the event that any such document which is required to be recorded or filed is not delivered by or on behalf of the applicable Seller in proper form for recording or filing in the appropriate public recording or filling office or is lost or returned unrecorded or unfiled because of an actual or purported defect therein, the Master Servicer shall use its best efforts to promptly prepare (or cause the applicable Seller or a qualified third party contractor to promptly prepare) a substitute document for signature by the Depositor or the applicable Seller, as applicable, and thereafter the Master Servicer (or such third party) shall cause each such document to be duly recorded or filed at the expense of the applicable Seller. The Master Servicer shall, promptly upon receipt of the original of each such recorded or filed document, deliver such original to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.1, in those instances where the public recording office retains the original Assignment of Mortgage or reassignment of Assignment of Leases, Rents and Profits, if applicable, after any such document has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Assignment of Mortgage or reassignment of Assignment of Leases, Rents and Profits certified by the public recording office to be a true and complete copy of the recorded original thereof. If a pro forma or specimen title insurance policy or a marked, redated and recertified commitment for lender's title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy, the Depositor or the Master Servicer will promptly deliver to the Custodian the related original title insurance policy upon receipt thereof. Under the terms of the Mortgage Loan Purchase Agreements, each Seller is required to make inquiries of the applicable recording offices 90 days after the Closing Date as to the status of any of the above documents referred to in clauses (ii) and (vii) above for which the original recorded document (or a copy evidencing recordation thereof) has not been returned from the recording office and to report the results of its inquiry to the Trustee. Promptly upon receipt of such report, the Trustee shall forward the report to the Master Servicer, the Special Servicer and the Controlling Class Representative.

          All original documents relating to the Mortgage Loans to the extent delivered by the Depositor which are not delivered to the Trustee or a Custodian on its behalf shall be held by the Master Servicer in trust, upon the conditions herein set forth, for the benefit of the Certificateholders. In the event that any such original document or a copy thereof is required pursuant to the terms of this Section to be a part of a Trustee Mortgage File, such document shall be delivered promptly to the Custodian.

          SECTION 2.2.   Acceptance by the Custodian and the Trustee.

          By its execution and delivery of this Agreement, subject to the other provisions of this Section 2.2, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that it, either directly or through the Custodian, on its behalf, holds and will hold such documents and all others delivered to it constituting the Trustee Mortgage File (to the extent the documents constituting the Trustee Mortgage File are actually delivered to it or the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. Subject to Section 3.21, the Trustee or the Custodian shall hold any letter of credit included in the Mortgage Files in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce, or otherwise pursue any rights under such letter of credit. Upon execution and delivery of this Agreement, the Trustee or the Custodian shall examine the Trustee Mortgage Files in the possession of either of them, and shall deliver to the Depositor, the Master Servicer, the Special Servicer, the applicable Seller and the Placement Agents a certification in the Form of Exhibit B-2 to the effect that: (A) all documents pursuant to clause (i) of the second paragraph of Section 2.1 are in the possession of one of them for each Mortgage Loan listed on the Mortgage Loan Schedule, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan (including whether the original principal balance for each Note conforms to that listed on the Mortgage Loan Schedule for the related Mortgage Loan), and (C) each Note has been endorsed as provided in clause (i) of the second paragraph of Section 2.1, which certification shall be subject to any exceptions noted on any exception report prepared by the Trustee or the Custodian, as applicable, and included with such certification. The Trustee or the Custodian shall review each Trustee Mortgage File within 45 days after the later of (a) the Trustee's or the Custodian's receipt of such Trustee Mortgage File or (b) execution and delivery of this Agreement, to ascertain that all documents referred to in clauses (i), (ii), (iv), (vi) and (vii), and, to the extent such items are delivered to the Trustee or the Custodian, clauses
(viii), (xi) and (xiv) of the second paragraph of Section 2.1 above to be included in a Trustee Mortgage File (including such documents as are to be recorded or filed in a public recording or filing office as provided in the third paragraph of Section 2.1 above) have been received, have been executed, have been endorsed or assigned to the extent required, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee and the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If, at the conclusion of such review, any document or documents constituting a part of a Trustee Mortgage File have not been executed or received, have not been endorsed or assigned to the extent required, have not been recorded or filed (if applicable), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear on their face not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee or the Custodian, as applicable, shall promptly so notify the Depositor, the Controlling Class Representative, the Placement Agents and the applicable Seller (with a copy to the Master Servicer and the Special Servicer) by providing a written report, substantially in the form of Exhibit B-3 attached hereto, setting forth, for each affected Mortgage Loan, in sufficient detail, the nature of the defective or missing document. Neither the Trustee nor the Custodian shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Trustee Mortgage File noted on such a report. Neither the Master Servicer nor the Special Servicer shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Trustee Mortgage File, subject to their respective obligations under Section 2.3(g) below.


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


          In reviewing any Trustee Mortgage File pursuant to the preceding paragraph or Section 2.1, the Trustee and the Custodian will have no responsibility to determine whether any document or opinion is legal, valid, effective, genuine, binding or enforceable or sufficient or appropriate for the intended purpose or that they are other than what they purport to be on their face, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine whether the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

          The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in Section 9-105 of the Uniform Commercial Code as in effect in Minnesota on the date hereof) in Minnesota and, except (i) as set forth in Section 3.11, (ii) for the purpose of performing its obligations pursuant to Section 2.1, or (iii) as otherwise specifically provided in this Agreement, shall not remove such instruments from Minnesota unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Minnesota) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

          SECTION 2.3. Seller's Repurchase of Mortgage Loans for Document Defaults and Breaches of Representations and Warranties.

          (a) Upon discovery by the Depositor, the Custodian, the Master Servicer, the Special Servicer or the Trustee of a breach of any representation or warranty of Midland under the Midland Mortgage Loan Purchase Agreement or the Midland Owner Trust Certificate Purchase Agreement or Column under the Column Mortgage Loan Purchase Agreement with respect to any Mortgage Loan, or that any document required to be included in the Trustee Mortgage File with respect to a Mortgage Loan is missing or does not conform to the requirements of the second paragraph of Section 2.1, such Person shall give prompt notice thereof to the applicable Seller, the Master Servicer, the Special Servicer, the Trustee, the Controlling Class Representative, the Placement Agents and the Rating Agencies, and such Seller shall (to the extent such Seller is so obligated under the terms of the applicable Mortgage Loan Purchase Agreement) either (i) cure such breach or defect, (ii) substitute a Qualified Substitute Mortgage Loan for the related Deleted Mortgage Loan and deposit a cash amount equal to the applicable Substitution Shortfall Amount into the Collection Account, subject to the terms of the applicable Mortgage Loan Purchase Agreement and this Agreement, or (iii) repurchase such Mortgage Loan at the Repurchase Price, in any event within 90 days after the discovery of such breach or defect (or after notice thereof is received by the Seller, if permitted by the terms of the applicable Mortgage Loan Purchase Agreement), as the same may be extended, all pursuant to and as more particularly described in the applicable Mortgage Loan Purchase Agreement; provided, that, none of the Depositor, the Custodian, the Master Servicer, the Special Servicer and the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Trustee Mortgage Files, to the extent provided in Sections 2.1 and 2.2).

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



          (b) Upon receipt by the Master Servicer from the applicable Seller or Third Party Originator, as the case may be, of the Repurchase Price for a repurchased Mortgage Loan, the Master Servicer shall deposit such amount in the Collection Account, and the Trustee, pursuant to Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Master Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this Section 2.3(b), release or cause to be released to the applicable Seller or Third Party Originator, as the case may be, the related Mortgage File (provided that each of the Custodian, the Master Servicer and the Special Servicer shall be responsible for releasing any portion of such Mortgage File in its possession) and shall, at the expense of the applicable Seller or Third Party Originator, as the case may be, execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be provided to it and as shall be necessary to vest in the applicable Seller or Third Party Originator, as the case may be, the legal and beneficial ownership of any Mortgage Loan released pursuant hereto, and the Trustee, the Custodian, the Special Servicer and the Master Servicer shall have no further responsibility with regard to such Mortgage File or the related Mortgage Loan.

          (c) In connection with any substitution by a Seller or Third Party Originator, as the case may be, of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to Section 2.3(a)(ii), the Master Servicer will determine the applicable Substitution Shortfall Amount. Upon receipt by the Master Servicer from the applicable Seller or Third Party Originator, as the case may be, of the Mortgage File(s) (including a Trustee Mortgage File or Files which comply with Section 2.1) for the related Qualified Substitute Mortgage Loan(s) and an amount equal to the applicable Substitution Shortfall Amount, the Master Servicer shall deliver such Trustee Mortgage File(s) to the Custodian and deposit such amount in the Collection Account, and the Trustee, pursuant to Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt of the applicable Substitution Shortfall Amount, the delivery of such Trustee Mortgage File(s) to the Custodian and the deposit of the Substitution Shortfall Amount into the Collection Account pursuant to this Section 2.3(c), release or cause to be released to the applicable Seller or Third Party Originator, as the case may be, the Mortgage File(s) of the Deleted Mortgage Loan(s) (provided that each of the Custodian, the Master Servicer and the Special Servicer shall be responsible for releasing any portion of such Mortgage File(s) in its possession) and, at the expense of the applicable Seller or Third Party Originator, as the case may be, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be provided to it and as shall be necessary to vest in the applicable Seller or Third Party Originator, as the case may be, the legal and beneficial ownership of each Deleted Mortgage Loan released pursuant hereto, and the Trustee, the Custodian, the Special Servicer and the Master Servicer shall have no further responsibility with regard to such Deleted Mortgage Loan(s) or the Mortgage File(s) related thereto. No substitution may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute
Mortgage Loans after the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to Qualified Substitute Mortgage Loans on or prior to the related date of substitution shall not be part of the Trust Fund and will be remitted by the Master Servicer to the applicable Seller or Third Party Originator, as the case may be, promptly following receipt.

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



          (d) If, with respect to any Third Party Loan, there exists a breach of any of the related Third Party Originator's representations and warranties for which such Third Party Originator could be required, under Third Party Originator Agreements, to repurchase or replace such Third Party Loan with one or more Qualified Substitute Mortgage Loans, the obligations of Column and such Third Party Originator with respect to the cure of such breach and the repurchase or replacement of such Third Party Loan shall be as described in the Column Mortgage Loan Purchase Agreement and the applicable Third Party Originator Agreement(s), and the Master Servicer or the Special Servicer, as applicable, shall use its best efforts consistent with the Servicing Standard to enforce such obligations and exercise the rights of the Trustee under the Column Mortgage Loan Purchase Agreement and the applicable Third Party Originator Agreement(s).

          (e) If the Master Servicer, the Special Servicer or the Trustee has identified on April 2, 2001 one or more conditions that will become Filing Defects with respect to a Mortgage Loan on June 2, 2001 if not earlier corrected, such party shall, on April 2, 2001, provide written notification of the conditions that could become Filing Defects to the other parties, the Controlling Class Representative and the applicable Seller. On June 2, 2001, the Master Servicer shall, unless the Controlling Class Representative permits the Master Servicer to forebear from taking such action, exercise the rights afforded to the Master Servicer under the applicable Mortgage Loan Purchase Agreement to cause the applicable Seller to establish a Filing Reserve or Filing Credit (each, as defined in the applicable Mortgage Loan Purchase Agreement) with respect to each Mortgage Loan that has a Filing Defect. In furtherance, but not in limitation, of the preceding sentence, (A) the Master Servicer shall establish one or more Special Reserve Accounts, each of which shall be an Eligible Account; (B) the Master Servicer shall deposit any Filing Reserve into the Special Reserve Account(s) within one Business Day after receipt; and (C) the Master Servicer shall administer each Special Reserve Account in accordance with the terms of the applicable Mortgage Loan Purchase Agreement. In the event that the Master Servicer is entitled to withdraw any funds from a Special Reserve Account or to draw upon a Filing Credit to cover losses or expenses directly incurred by the Trust Fund as a result of a Filing Defect, then prior to making a Servicing Advance or incurring an Additional Trust Fund Expense to cover such losses or expenses, the Master Servicer shall deposit the funds withdrawn from the Special Reserve Account or received in connection with a draw upon the Filing Credit, as the case may be, into the Collection Account, and such amounts shall be deemed to be "Liquidation Proceeds" for purposes of this Agreement and shall be applied to cover such loss or expense.

          (f) In the event that the applicable Seller incurs any expense in connection with curing a breach of a representation or warranty pursuant to
Section 2.3(a) which also constitutes a default under the related Mortgage Loan, the applicable Seller shall have a right, and the applicable Seller shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower, provided, however, that the Seller's rights pursuant to this Section 2.3(f) shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Mortgage Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Advance Rate and

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


unpaid or unreimbursed expenses of the Trust Fund allocable to such Mortgage Loan. The Master Servicer or Special Servicer, as applicable, shall use reasonable efforts in recovering, or assisting the applicable Seller in recovering, from such Borrower the amount of any such expenses.

          (g) The Master Servicer or the Special Servicer, as applicable, shall use its best efforts, consistent with the Servicing Standard, to enforce the obligations of each Seller to cure, substitute for or repurchase any Mortgage Loan which is discovered to be a "Defective Mortgage Loan" (as such term is defined in the applicable Mortgage Loan Purchase Agreement) under the terms of the applicable Mortgage Loan Purchase Agreement and to otherwise administer the applicable Mortgage Loan Purchase Agreement in accordance with its respective terms.

          SECTION 2.4.    Representations and Warranties of the Depositor.

          (a) The Depositor hereby represents and warrants as of the Closing Date that:

               (i) The Depositor is a corporation duly organized validly existing and in good standing under the laws of the State of Missouri;

               (ii) The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer its right, title and interest in the Mortgage Loans in accordance with this Agreement;

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its articles of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which, with notice or lapse of time or both, would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any state or federal statute, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property which, with respect to any of the above events, would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement. The Depositor is not in default in any material respect with respect to any agreement to which the Depositor is a party;

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



               (v) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement, except (A) for those consents, approvals, authorizations, orders, registrations or filings that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Placement Agents, and (C) any recordation of the assignments of Mortgage Loan documents to the Trustee pursuant to Article II, which has not yet been completed;

               (vi) The articles of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

                    (A) To acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (i) loans secured by (x) first or second mortgages, deeds of trust or similar liens on multi-family residential, commercial or mixed commercial and multi-family residential properties, and (y) related assets, and (ii) any participation interest in, security (in bond or pass-through form) or funding agreement based on, backed or collateralized by, directly or indirectly, any of the foregoing (the loans and related assets described in clause (A)(i) and the participation interests, securities and funding agreements described in clause (A)(ii), collectively, "Mortgage Loan Assets");

                    (B) To establish and fund one or more trusts (the "Series Trusts") and to authorize such Series Trusts to engage in one or more of the activities described in immediately preceding clause (A) and to issue certificates ("Securities") in one or more classes pursuant to pooling and servicing agreements (each, a "Pooling and Servicing Agreement"), with each class having the characteristics specified in the related Pooling and Servicing Agreement, representing ownership interests in the Mortgage Loan Assets;

                    (C) To acquire, own, hold, invest in, offer, sell, transfer, assign, pledge, finance and deal in and with any Securities issued by a Series Trust established by the Depositor pursuant to immediately preceding clause (B); and

                    (D) To engage in any other acts and activities and to exercise any powers permitted to corporations under the laws of the State of Missouri which are incidental to, or connected with the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing; and

               (vii) There is no action, suit or proceeding pending or, to the best knowledge of the Depositor, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement.

          (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan as of the Closing Date that:

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


               (i) Immediately prior to the transfer and assignment to the Trustee, the related Note and the related Mortgage were not subject to an assignment or pledge created by it or attributable to its ownership; and the Depositor had full right to transfer and sell its right, title and interest in such Mortgage Loan to the Trustee free and clear of any encumbrance, lien, pledge, charge, claim or security interest encumbering such Mortgage Loan created by it or attributable to its ownership;

               (ii) Each related Assignment of Mortgage in favor of the Trustee constitutes the legal, valid and binding assignment of the related Mortgage from the related Seller to the Trustee, and each related reassignment of Assignment of Leases, Rents and Profits in favor of the Trustee constitutes the legal, valid and binding assignment of the related Assignment of Leases, Rents and Profits from the related Seller to the Trustee; and

               (iii) No claims have been made by the Depositor under the related lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

          (c) It is understood and agreed that the representations and warranties set forth in this Section 2.4 shall survive delivery of the respective Trustee Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Trustee, the Master Servicer and the Special Servicer.

          (d) In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense, except to the extent such action would materially and adversely affect the interests of the Certificateholders.

          SECTION 2.5. Representations, Warranties and Covenants of the Master Servicer and the Special Servicer.

          (a) The Master Servicer hereby represents, warrants and covenants that as of the Closing Date:

               (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted, and is in compliance with the laws of each state in which any Mortgaged Property is located, to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

               (ii) The Master Servicer has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement do not violate the Master Servicer's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Master Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The Master Servicer is not in violation of, and the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any state or federal statute, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

               (v) There are no actions, suits or proceedings pending or, to the knowledge of the Master Servicer, threatened, against the Master Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Master Servicer or would materially impair the ability of the Master Servicer to perform under the terms of this Agreement or draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein;

               (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Master Servicer to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Mortgage Loans;

               (vii) The Master Servicer has examined each Sub-Servicing Agreement, will examine each future Sub-Servicing Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.2;

               (viii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by

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


errors and omissions  insurance in the amounts and with the coverage required by
Section 3.8. Neither the Master Service nor, to the best of the Master Servicer's knowledge, any of its officers or employees that is involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance. The Master Servicer has a fidelity bond meeting the requirements of
Section 3.8; and

               (ix) Any custom-made software or hardware designed or purchased or licensed by the Master Servicer and used by the Master Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement, will not contain any material deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date of 1999 to 2000. The foregoing matters extend and relate only to the internal functioning of the software and hardware maintained by the Master Servicer, and the Master Servicer shall not be responsible for the accuracy or integrity of any data or calculations provided to the Master Servicer by any third party.

          (b) The Special Servicer hereby represents, warrants and covenants that as of the Closing Date:

               (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted, and is in compliance with the laws of each state in which any Mortgaged Property is located, to the extent necessary to ensure the enforceability of each Specially Serviced Mortgage Loan in accordance with the terms of this Agreement;

               (ii) The Special Servicer has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement do not violate the Special Servicer's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which the Special Servicer is a party or which may be applicable to the Special Servicer or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Specially Serviced Mortgage Loans;

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Special Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general

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


principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The Special Servicer is not in violation of, and the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any state or federal statute, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Specially Serviced Mortgage Loans;

               (v) There are no actions, suits or proceedings pending or, to the knowledge of the Special Servicer, threatened, against the Special Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Special Servicer or would materially impair the ability of the Special Servicer to perform under the terms of this Agreement or draw into question the validity of this Agreement or the Specially Serviced Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Special Servicer contemplated herein;

               (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Special Servicer to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Specially Serviced Mortgage Loans;

               (vii) Each officer or employee of the Special Servicer that has or will have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.8. Neither the Special Servicer nor, to the best of the Special Servicer's knowledge, any of its officers or employees that is or will be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance. The Special Servicer has a fidelity bond meeting the requirements of Section 3.8; and

               (viii) Any custom-made software or hardware designed or purchased or licensed by the Special Servicer and used by the Special Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement, will not contain any material deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date of 1999 to 2000. The foregoing matters extend and relate only to the internal functioning of the software and hardware maintained by the Special Servicer, and the Special Servicer shall not be responsible for the

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


accuracy or integrity of any data or calculations provided to the Special Servicer by any third party.

          (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the Trustee Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Trustee and the Depositor. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Rating Agencies.

          SECTION 2.6. Execution and Delivery of Certificates Issuance of REMIC I Regular Interests and REMIC II Regular Interests.

          The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or a Custodian appointed by it, of the Trustee Mortgage Files, subject to the provisions of Section 2.1 and Section 2.2 and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the REMIC I Regular Interests on behalf of REMIC II and the Holders of the Class R-II Certificates; (ii) acknowledges the issuance of and hereby declares that it holds the REMIC II Regular Interests on behalf of REMIC III and the Holders of the REMIC III Regular Certificates and the Class R-III Certificates; (iii) acknowledges the issuance of the Class E Certificates and hereby declares that it holds the Grantor Trust Assets on behalf of the holders of the Class E Certificates; and (iv) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, Class A-1A, Class A-1B, Class S, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4,
Class B-5, Class B-6, Class B-7, Class B-8, Class C, Class D, Class E, Class R-I, Class R-II and Class R-III Certificates in authorized denominations, in each case registered in the names set forth in such order of the Depositor or as so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause (iv)) evidence ownership of the entire Trust Fund and the Depositor acknowledges receipt of the Certificates from the Trustee.

          SECTION 2.7.   Documents Not Delivered to Custodian.

          All original documents relating to the Mortgage Loans which are part of the Master Servicer Mortgage File are and shall be held by the Master Servicer, in trust for the benefit of the Trustee on behalf of the
Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Master Servicer shall immediately vest in the Trustee, in trust for the benefit of the Certificateholders.

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




                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                             OF THE MORTGAGE LOANS
                             ---------------------

          SECTION 3.1 Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

          (a) The Master Servicer and the Special Servicer, each as an independent contractor, shall service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and the REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of, and for the benefit of, all of the Certificateholders and the Trustee (as trustee for the Certificateholders) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans. In furtherance of, and to the extent consistent with, the foregoing, and except to the extent that this Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer shall service and administer each Mortgage Loan (x) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the Mortgage Loans, or
(y) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations hereunder, but without regard to:

               (i) any other relationship that the Master Servicer, the Special Servicer, any Sub-Servicer or any Affiliate of the Master Servicer, the Special Servicer or any Sub-Servicer may have with the related Borrower or any Affiliate of such Borrower;

               (ii) the ownership of any Certificate by the Master Servicer, the Special Servicer or any Affiliate of either;

               (iii) the Master Servicer's or the Trustee's obligation to make P&I Advances or Servicing Advances or to incur servicing expenses with respect to such Mortgage Loan;

               (iv) the Master Servicer's, the Special Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction;

               (v) the ownership, servicing or management for others by the Master Servicer, the Special Servicer or any Sub-Servicer, of any other mortgage loans or property; or

               (vi) any obligation of the Master Servicer, the Special Servicer, any Sub-Servicer or any affiliate of the Master Servicer, the Special Servicer or any Sub-Servicer to

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


repurchase or replace a Mortgage Loan as a Seller if required by a Mortgage Loan Purchase Agreement.

               The standards set forth above with respect to the conduct of the Master Servicer and the Special Servicer in the performance of their respective obligations under this Agreement is herein referred to as the "Servicing Standard."

               The Master Servicer's or the Special Servicer's liability for actions and omissions in its capacity as Master Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.3). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer and the Special Servicer shall use its best efforts to seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Subject only to the above-described Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer and the Special Servicer shall have full power and authority, acting alone or through Sub-Servicers (subject to Section 3.2), to do or cause to be done any and all things in connection with such servicing and administration which they may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer and the Special Servicer shall, and each is hereby authorized and empowered by the Trustee to, with respect to each Mortgage Loan and the related Mortgaged Property, prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on the related Mortgaged Property and related collateral; subject to Section 3.28(a), any modifications, waivers, consents or amendments to or with respect to any Mortgage Loan or any documents contained in the related Mortgage File; and, subject to Section 3.28(a), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, if, in its reasonable judgment, such action is in the best interests of the Certificateholders and is in accordance with, or is required by, this Agreement. The Master Servicer and the Special Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Borrowers any reports required to be provided to them thereby. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and the Special Servicer any powers of attorney and other documents prepared by the Master Servicer or the Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and the Special Servicer to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be liable for any actions of the Master Servicer or Special Servicer under any such powers of attorney.

          (b) Unless otherwise provided in the related Note, the Master Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment.

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


          SECTION 3.2.   Sub-Servicing.

          (a) The  Master  Servicer  or the  Special  Servicer  may  enter  into
Sub-Servicing Agreements with third parties with respect to any of its respective obligations hereunder, provided that (1) any such agreement shall be consistent with the provisions of this Agreement, (2) no Sub-Servicer retained by the Master Servicer or the Special Servicer shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Master Servicer or the Special Servicer, as applicable, and (3) the Special Servicer must obtain a Rating Agency Confirmation from Fitch before it enters into Sub-Servicing Agreements covering Mortgage Loans representing more than 25% of the aggregate outstanding principal balance of all of the Mortgage Loans. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this
Section 3.2(a).

          Any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, shall provide that it may be assumed or terminated by the Trustee or successor Master Servicer or Special Servicer if the Trustee or a successor Master Servicer or Special Servicer has assumed the duties of the Master Servicer or the Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by the Trustee or a successor Master Servicer or Special Servicer of the obligations of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.2; provided, however, that the Trustee or successor Master Servicer may not terminate any Sub-Servicing Agreement entered into by the Master Servicer as of the Closing Date with respect to any of the Column Loans unless the related Sub-Servicer is in default under such Sub-Servicing Agreement, which Sub-Servicing Agreement must provide that (i) the Sub-Servicer is in default if it causes the Master Servicer to be in default under this Agreement and (ii) the related Sub-Servicer is required to perform its servicing obligations in a manner consistent with the Servicing Standard.

          Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as applicable, and such Sub-Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer, including the Depositor acting in such capacity, except as set forth in Section 3.2(c).

          (b) The Master Servicer and the Special Servicer shall each pay the respective fees of any Sub-Servicer retained by it thereunder from its own funds in accordance with the applicable Sub-Servicing Agreement.

          (c) If the Trustee or any successor Master Servicer or Special Servicer assumes the obligations of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 7.2, the Trustee or such successor Master Servicer or Special Servicer, to the extent necessary to permit the Trustee or such successor Master Servicer or Special Servicer to carry out the provisions of Section 7.2, shall, without act or deed on the part of the Trustee or such successor Master Servicer or Special Servicer, succeed to all of the rights and obligations of the Master Servicer or Special Servicer under any Sub-Servicing Agreement

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


entered into by the Master Servicer or Special Servicer pursuant to Section 3.2(a), subject to the right of termination by the Trustee, if any, set forth in
Section 3.2(a). In such event, the Trustee or such successor Master Servicer or Special Servicer shall be deemed to have assumed all of the Master Servicer's or Special Servicer's interest therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or Special Servicer prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such Sub-Servicing Agreement to the same extent as if such Sub-Servicing Agreement had been assigned to the Trustee or such successor Master Servicer, except that the Master Servicer or the Special Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreement that accrued prior to the assumption of duties hereunder by the Trustee or such successor Master Servicer or Special Servicer.

          In the event that the Trustee or any successor Master Servicer or Special Servicer assumes the servicing obligations of the Master Servicer or the Special Servicer, as the case may be, upon request of the Trustee or such successor Master Servicer or Special Servicer, as the case may be, the Master Servicer or Special Servicer shall, at its own expense, deliver to the Trustee or such successor Master Servicer or Special Servicer (as the case may be) all documents and records relating to any Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and the Master Servicer will otherwise use its best efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to the Trustee or such successor Master Servicer.

          (d) Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer and any Person acting as Sub-Servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as Sub-Servicer or otherwise, the Master Servicer or the Special Servicer, as applicable, shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Depositor or any Person acting as Sub-Servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or Special Servicer, as applicable, were servicing and administering the Mortgage Loans alone. The Master Servicer or the Special Servicer, as applicable, shall be entitled to enter into an agreement with any Sub-Servicer providing for indemnification of the Master Servicer or the Special Servicer, as applicable, by such Sub-Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

          SECTION 3.3.   Collection of Certain Mortgage Loan Payments.

          The Master Servicer and the Special Servicer shall make best efforts to collect all payments called for under the terms and provisions of the Mortgage Loans when the same shall be due and payable, and shall follow such collection procedures as are consistent with the Servicing Standard, including using its best efforts in accordance with the Servicing Standard to collect income statements and rent rolls from the related Borrowers as required by the related

Mortgage Loan Documents and providing (in the case of the Master Servicer only) reasonable advance notice to such Borrowers of Balloon Payments due with respect to such Mortgage Loans. With respect to any Mortgage Loan that has a ground lease, the Master Servicer shall send notice to the related ground lessor that the Trustee on behalf of the Trust Fund is the mortgagee under the Mortgage Loan. Consistent with the foregoing, the Master Servicer or the Special Servicer, as applicable, may in its discretion waive any late payment charge, Default Interest or penalty fees in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

          SECTION 3.4.   Collection of Taxes, Assessments and Similar Items.

          (a) With respect to each Mortgage Loan (other than REO Mortgage Loans), the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such related Mortgaged Property, the status of insurance premiums payable with respect thereto and the amounts of Escrow Payments, if any, required in respect thereof. From time to time, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to each such Mortgaged Property prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of such Mortgage Loan. If a Borrower fails to make any such Escrow Payment on a timely basis or collections from such Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall (in accordance with Section 3.8 with respect to the payment of insurance premiums) advance the amount necessary to effect payment of any such item, unless the Master Servicer, in its good faith business judgment, determines that such Advance would be a Nonrecoverable Advance. With respect to any Mortgage Loan as to which the related Borrower is not required to make Escrow Payments, if such Borrower fails to effect payment of any such bill, then, the Master Servicer shall (in accordance with Section 3.8 with respect to the payment of insurance premiums) advance the amount necessary to effect payment of any such bill on or before the applicable penalty or termination date; provided, that, with respect to the payment of taxes and assessments, the Master Servicer shall make such advance within five Business Days after the Master Servicer has received confirmation that such item has not been paid. The Master Servicer shall be entitled to reimbursement of Servicing Advances that it makes pursuant to the preceding sentence, with interest thereon at the Advance Rate, from amounts received on or in respect of the Mortgage Loan respecting which such Servicing Advance was made or if such Servicing Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.6 of this Agreement. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

          (b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts which are Eligible Accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within one Business Day after receipt. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments in which amounts on deposit in such Escrow Account have been invested pursuant to Section 3.7(b) and any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of the related Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be entitled, "Midland Loan Services, Inc., as Master Servicer, in trust for Norwest Bank Minnesota, National Association as Trustee in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CM1, and Various Borrowers." Withdrawals from an Escrow Account may be made by the Master Servicer only:

               (i) to effect timely payments of items with respect to which Escrow Payments are required pursuant to the related Mortgage;

               (ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any Advance relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

               (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

               (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

               (v) to pay from time to time to the Master Servicer any interest or investment income earned on funds deposited in such Escrow Account pursuant to Section 3.7(b) to the extent (a) permitted by law and (b) not required to be paid to the related Borrower under the terms of the related Mortgage Loan or by law, or to pay such interest or income to the related Borrower if such income is required to paid to the related Borrower under law or by the terms of the related Mortgage Loan; and

               (vi) to remove any funds deposited in such Escrow Account that were not required to be deposited therein.

          SECTION 3.5. Collection Account; Distribution Account; Grantor Trust Collection Account; Grantor Trust Distribution Account and Excess Liquidation Proceeds Account.

          (a) The Master Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders. The Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

               (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans;

               (ii) all payments on account of interest and Default Interest on the Mortgage Loans, the interest portion of all Unscheduled Payments, all Prepayment Premiums and all payments on account of late payment charges on the Mortgage Loans;

               (iii) any amounts required to be deposited pursuant to Section 3.7(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and pursuant to Section 3.25 in connection with Prepayment Interest Shortfalls;

               (iv) (x) all Net REO Proceeds transferred from an REO Account pursuant to Section 3.17(b) and (y) all Insurance Proceeds and Net Liquidation Proceeds not required to be applied to the restoration or repair of the related Mortgaged Property;

               (v)  any  amounts   received  from  Borrowers   which   represent
recoveries of Servicing Advances made pursuant to Section 3.4; and

               (vi) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan pursuant to Section 2.3, Section 3.18 or Section 9.1.

          In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

          (b) The Trustee shall establish and maintain the Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Distribution Account shall be established and maintained as an Eligible Account.

          (c) Prior to the Remittance Date relating to the Collection Period, if any, in which any Deferred Interest is received, the Master Servicer shall establish and maintain the Grantor Trust Collection Account in the name of the Trustee, in trust for the benefit of the Class E Certificateholders as set forth in Section 10.5. The Grantor Trust Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall transfer to the Grantor Trust Collection Account any Deferred Interest within two Business Days after such amounts are deposited in the Collection Account.

          (d) Prior to the Remittance Date relating to the Collection Period, if any, in which Deferred Interest is received, the Trustee shall establish and maintain the Grantor Trust Distribution Account in the name of the Trustee, in trust for the benefit of the Class E Certificateholders as set forth in Section
10.05. The Grantor Trust Distribution Account shall be established and maintained as an Eligible Account. On or before the Remittance Date related to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Grantor Trust Distribution Account an amount equal to the Deferred Interest received during the related Collection Period.

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          (e)   Following   the    distribution   of   Deferred    Interest   to
Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Deferred Interest, the Master Servicer and the Trustee, respectively, shall
terminate   the  Grantor  Trust   Collection   Account  and  the  Grantor  Trust
Distribution Account.

          (f) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain the Excess Liquidation Proceeds Account in the name of the Trustee, in trust for the benefit of the Certificateholders. On or before the Remittance Date related to the applicable Distribution Date, the Master Servicer shall remit to the Trustee from the Collection Account and for deposit into the Excess Liquidation Proceeds Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period. The Excess Liquidation Proceeds Account shall be established and maintained as an Eligible Account.

          (g) Funds in the Collection Account, the Distribution Account, the Grantor Trust Collection Account and the Grantor Trust Distribution Account may be invested in Permitted Investments in accordance with the provisions of
Section 3.7. The Master Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and the Grantor Trust Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof.

          SECTION 3.6. Permitted Withdrawals from the Collection Account and Grantor Trust Collection Account.

          (a) The Master Servicer may make withdrawals from the Collection Account (and the Grantor Trust Collection Account, with respect to Deferred Interest) only as described below (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit the applicable amounts to the Trustee, for deposit in the Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account pursuant to Section 4.5, Section 3.5(d) and
Section 3.5(f), respectively;

               (ii) to pay or reimburse the Trustee or the Master Servicer, in that order of priority for Advances; provided, however, the right of the Master Servicer or the Trustee to reimburse itself pursuant to this clause (ii) being limited to either (x) any collections on or in respect of the particular Mortgage Loan or REO Property respecting which each such Advance was made, or
(y) any other amounts in the Collection Account in the event that such Advances have been deemed to be Nonrecoverable Advances or are not recovered from recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

               (iii) to pay to the Trustee or the Master Servicer, in that order of priority, the Advance Interest Amount first out of Default Interest actually collected on any Mortgage Loan and late payment charges actually collected in respect of the related Mortgage Loan and, to the extent such amounts are insufficient, in connection with or at any time

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


following the reimbursement of such Advance, from any other amounts in the Collection Account;

               (iv) to pay on or before each Remittance Date to the Master Servicer, Special Servicer and Trustee, as applicable, as compensation, the unpaid Master Servicing Fee, Special Servicing Fee, and Trustee Fee, respectively (in the case of the Master Servicer, reduced up to the amount of any Prepayment Interest Shortfalls with respect to such Distribution Date, in accordance with Section 3.25), to be paid, in the case of the Master Servicing Fee, from interest received on the related Mortgage Loans, and to pay to the Master Servicer or the Special Servicer, as applicable, any other amounts constituting Servicing Compensation;

               (v) to pay on or before each Distribution Date to the Depositor, the applicable Seller or the purchaser of any Specially Serviced Mortgage Loan or REO Property, as the case may be, with respect to each Mortgage Loan, Deleted Mortgage Loan or REO Property that has previously been repurchased, replaced or purchased by it pursuant to Section 2.3, Section 3.18 or Section 9.1, all amounts received thereon during the related Collection Period and subsequent to the effective date of such purchase or repurchase.

               (vi) to the extent reimbursement or payment is not provided for pursuant to any other clause of this Section 3.6(a), to reimburse or pay the Master Servicer, the Special Servicer, the Trustee and/or the Depositor for unpaid items incurred by or on behalf of such Person pursuant to, as applicable,
Section 3.7(c), the last paragraph of Section 3.10(e), Section 6.3, Section 7.4,
Section 8.5(d) or Section 11.7, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (vi) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

               (vii) to deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on REMIC I, REMIC II and REMIC III or the Grantor Trust under the circumstances and to the extent described in Section 10.3(c) and Section 10.5, respectively;

               (viii) to deposit into the Interest Reserve Account any amounts required to be deposited therein pursuant to Section 3.29(a);

               (ix) to withdraw any amount deposited into the Collection Account and the Grantor Trust Collection Account that was not required to be deposited therein; and

               (x) to clear and terminate the Collection Account and Grantor Trust Collection Account pursuant to Section 9.1.

          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account or Grantor Trust Collection Account pursuant to subclauses (ii) -(ix) above.

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



          (b) The Master Servicer shall pay to the Trustee or the Special Servicer from the Collection Account (to the extent permitted by clauses
(i)-(ix) above) amounts permitted to be paid to the Trustee or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee, or a Servicing Officer of the Special Servicer, as applicable, describing the item and amount to which the Trustee or the Special Servicer is entitled. The foregoing sentence does not apply to the payment of the Trustee Fee. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

          (c) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i)  to  make   distributions  to   Certificateholders   on  each
Distribution Date pursuant to Article IV;

               (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 3.6(a), including the Trustee's Fee, but only to the extent not previously paid by the Master Servicer pursuant to Section 3.6(b);

               (iii) to withdraw any amount deposited into the Distribution Account that was not required to be deposited therein; and

               (iv) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          (d) The Trustee, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of unpaid or unreimbursed Trustee Fees, Servicing Compensation (subject to the limitation set forth in Section 3.6(a)(iv) for Master Servicing Fees), Advances (subject to the limitation set forth in Section 3.6(a)(ii)) and their respective expenses (including Advance Interest Amounts) hereunder to the extent such expenses, fees, compensation and Advances are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement.

          (e) The Trustee shall, upon receipt, deposit in the Distribution Account or the Grantor Trust Distribution Account, as applicable, any and all amounts received by the Trustee in accordance with Section 3.6(a)(i). If, as of 3:00 p.m., New York City time, on any Remittance Date or on such other date as any amount referred to in Section 3.6(a)(i) is required to be delivered hereunder, the Master Servicer shall not have delivered to the Trustee for deposit in the Distribution Account or the Grantor Trust Distribution Account the amounts required to be deposited therein pursuant to Section 3.6(a)(i), then the Trustee shall, to the extent that a Responsible Officer of the Trustee has such knowledge, provide notice of such failure to the Master Servicer by facsimile transmission sent to telecopy no. (816) 435-2326 (or such

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


alternative number provided by the Master Servicer to the Trustee in writing) or by telephone at telephone no. (816) 435-5000 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day.

          SECTION 3.7.   Investment of Funds in Accounts.

          (a) The Master Servicer with respect to the Collection Account, the Grantor Trust Collection Account, the Interest Reserve Account and any Reserve Accounts, the Special Servicer with respect to any REO Account and the Trustee with respect to the Distribution Account, the Excess Liquidation Proceeds Account and the Grantor Trust Distribution Account may direct any depository institution maintaining such account (subject, in the case of Reserve Accounts, to applicable laws and the related Mortgage Loan Documents) (each, for purposes of this Section 3.7, an "Investment Account") to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement; provided, however, that all investments in the Distribution Account and Grantor Trust Distribution Account, including those payable on demand, shall mature no later than the Business Day prior to the next Distribution Date. Any direction by the Master Servicer, the Special Servicer or the Trustee, as applicable, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Reserve Account, the Master Servicer shall act upon the written request of the related Borrower or Manager to the extent the Master Servicer is required to do so under the terms of the related Mortgage Loan, provided that in the absence of appropriate written instructions from such Borrower or Manager meeting the requirements of this Section 3.7, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such Reserve Accounts. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the sole control of the Person specified above (subject, in the case of Reserve Accounts, to the rights of the related Borrower or Manager under the related Mortgage Loan Documents) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its nominee (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee, Master Servicer or the Special Servicer, as applicable, shall:

               (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature

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


hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (y) demand payment of all amounts due thereunder promptly upon determination by the Trustee, the Master Servicer or the Special Servicer, as applicable, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

          (b) All income and gain (net of losses as contemplated below) realized from investment of funds deposited in (i) the Collection Account, Grantor Trust Collection Account, Interest Reserve Account and any Reserve Account as to which the related Borrower is not entitled to interest thereon, shall be for the benefit of the Master Servicer, (ii) the Distribution Account, the Excess Liquidation Proceeds Account and the Grantor Trust Distribution Account shall be for the benefit of the Trustee and (iii) any REO Account shall be for the benefit of the Special Servicer. Such income and gain (net of losses as contemplated below) may be withdrawn by Trustee, the Master Servicer or the Special Servicer, as applicable, from time to time. The amount of any net losses incurred in respect of any such investments in the Collection Account, Grantor Trust Collection Account or Interest Reserve Account, shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Collection Account, Grantor Trust Collection Account or the Interest Reserve Account, as applicable, out of its own funds before the related Remittance Date. The amount of any net losses incurred in respect of any such investments in the Distribution Account, the Excess Liquidation Proceeds Account and the Grantor Trust Distribution Account shall be for the account of the Trustee which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, the Excess Liquidation Proceeds Account or the Grantor Trust Distribution Account, as applicable, out of its own funds before the related Distribution Date. The amount of any net losses incurred in respect of any such investments in the REO Account shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the REO Account out of its own funds before the related Determination Date. The Master Servicer shall also deposit into each Reserve Account any amounts representing net losses on Permitted Investments in which such Reserve Accounts have been invested before the date on which such funds are required to be withdrawn from such account, except to the extent that amounts are invested for the benefit of the Borrower under applicable law or the terms of the related Mortgage Loan. The income and gain realized from investment of funds deposited in any Reserve Account shall be paid from time to time to the related Borrower to the extent required under the Mortgage Loan or applicable law.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing a majority of the aggregate Voting Rights of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection

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


therewith. In the event that the Trustee does not take any such action, the Master Servicer may take such action at its own cost and expense.

          SECTION 3.8.   Maintenance  of  Insurance  Policies  and  Errors   and
Omissions and Fidelity Coverage.

          (a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use its best efforts in accordance with the Servicing Standard to cause the related Borrower to maintain, to the extent required or permitted to be required by each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, (A) fire and hazard insurance from a Qualified Insurer with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (i) 100% of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (ii) the outstanding principal balance of the related Mortgage Loan or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee as mortgagee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider, (B) insurance from a Qualified Insurer providing coverage against 18 months of rent interruptions and (C) such other insurance as provided under the subject Mortgage Loan (including public liability insurance) from a Qualified Insurer. The Special Servicer shall maintain, to the extent available at commercially reasonable rates, fire and hazard insurance from a Qualified Insurer with extended coverage on each REO Property in an amount which is at least equal to 100% of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. The Special Servicer shall maintain, to the extent available at commercially reasonable rates, from a Qualified Insurer, with respect to each REO Property (A) public liability insurance providing such coverage against such risks as the Special Servicer determines, consistent with the related Mortgage and the Servicing Standard, to be in the best interests of the Trust Fund, and shall cause to be maintained with respect to each REO Property (B) insurance providing coverage against 18 months of rent interruptions, and (C) such other insurance, in each case as required in the related Mortgage Loan Documents. In the case of any insurance otherwise required to be maintained pursuant to this section that is not being so maintained because the Master Servicer or the Special Servicer, as applicable, has deemed that it is not available at commercially reasonable rates, the Master Servicer or the Special Servicer, as applicable, shall deliver an Officer's Certificate to the Trustee, the Controlling Class Representative, and each of the Rating Agencies detailing the steps that the Master Servicer or the Special Servicer, as applicable, took in seeking such insurance and the factors which led to its determination that such insurance is not so available. Any amounts collected by the Master Servicer or the Special Servicer, as applicable, under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 3.5, subject to withdrawal pursuant to
Section 3.6. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the

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related Mortgage Loan,  notwithstanding  that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance other than flood insurance is to be required of any Borrower or to be maintained by the Master Servicer or the Special Servicer other than pursuant to the terms of the related Mortgage Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer will use its best efforts in accordance with the Servicing Standard to cause the related Borrower to maintain, or will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances), flood insurance in respect thereof to the extent available at commercially reasonable rates, to the extent required under the related Mortgage Loan Documents. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If an REO Property is located in a federally designated special flood hazard area, the Special Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentences. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Special Servicer shall either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the servicing standard set forth in
Section 3.1(a); provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. Costs to the Master Servicer of maintaining insurance policies pursuant to this Section 3.8 shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate, and costs to the Special Servicer of maintaining insurance policies pursuant to this Section 3.8 shall be paid and reimbursed in accordance with Section 3.17(b).

          On or before the Closing Date, with respect to each of the Mortgage Loans, the Depositor shall notify the insurer under the related Environmental Insurance Policy and take all other action on behalf of the Trustee that is necessary for the Trustee, for the benefit of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders, but only if the Master Servicer determines that making a claim or taking such other actions would be in the best interests of the Certificateholders. With respect to each Environmental Insurance Policy in respect of a Mortgage Loan, the Master Servicer shall review

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


and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

          In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy with respect to a Mortgage Loan, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with this Section 3.8(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

          The Master Servicer (or with respect to any REO Property, the Special Servicer) shall require that all insurance policies required hereunder shall name the Trustee or the Master Servicer (or with respect to any REO Property, the Special Servicer), on behalf of the Trustee as the mortgagee, as loss payee and that all such insurance policies require that 30 days' notice be given to the Master Servicer before termination to the extent required by the related Mortgage Loan Documents.

          (b) (i) If the Master Servicer or Special Servicer, as applicable, obtains and maintains a blanket insurance policy with a Qualified Insurer at its own expense insuring against fire and hazard losses, 18-month rent interruptions or other required insurance on all of the Mortgage Loans and provides no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.8(a), it shall conclusively be deemed to have satisfied its obligations concerning the maintenance of such insurance coverage set forth in Section 3.8(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer or Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on one or more of the related Mortgaged Properties a policy otherwise complying with the provisions of Section 3.8(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard. In connection with its activities as Master Servicer or Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

               (ii)  If  the  Master  Servicer  or  the  Special  Servicer,   as
applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance

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


policy, which policy is issued by a Qualified Insurer and provides no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.8(a), the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligations to maintain insurance pursuant to Section 3.8(a). Such policy may contain a deductible clause, in which case the Master Servicer or Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.8(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard.

          (c) Each of the Master Servicer and the Special Servicer shall maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage loan servicers. The Master Servicer or the Special Servicer, as applicable, shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as applicable. In addition, each of the Master Servicer and the Special Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage loan servicers. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.8(c) shall be issued by a Qualified Insurer. Notwithstanding the foregoing, so long as the long-term unsecured debt obligations of the Master Servicer or Special Servicer, as applicable, or its respective corporate parent have been rated "A" or better by each Rating Agency (or such lower rating for which Rating Agency Confirmation has been obtained), the Master Servicer or Special Servicer, as applicable, shall be entitled to provide self-insurance or obtain from its respective corporate parent adequate insurance, as applicable, with respect to its obligation hereunder to maintain a fidelity bond or an errors and omissions insurance policy.

          SECTION 3.9. Enforcement of Due-On-Sale Clauses; Assumption Agreements

          (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which, by its terms:

               (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

               (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

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


then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, shall exercise or waive (subject to Sections 3.27 and 3.28) the Trustee's rights as mortgagee under such provision in accordance with the Servicing
Standard; provided, that the Master Servicer or the Special Servicer, as applicable, shall have first obtained (x) Rating Agency Confirmation from (A) S&P, with respect to any Mortgage Loan, group of cross-collateralized Mortgage Loans or group of Mortgage Loans with affiliated Borrowers that has a then outstanding Stated Principal Balance equal to or greater than the lesser of $20,000,000 and 5% of the then outstanding Stated Principal Balance of all of the Mortgage Loans, and (B) Fitch, with respect to any Mortgage Loan that at such time has one of the 10 largest outstanding principal balances in the Trust Fund and (y) in the case of the Master Servicer, the prior written consent of the Special Servicer (which consent shall be deemed given unless written objection is received by the Master Servicer within 10 Business Days after the Special Servicer and the Controlling Class Representative have been notified thereof and have been provided with all reasonably requested information with respect thereto). The Master Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to have the cost, if any, of obtaining such confirmations paid by the Borrower; if such cost is not paid by the Borrower, the Master Servicer shall advance such amount as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer or Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, or to release the original related Borrower from liability upon such Mortgage Loan and substitute the new Borrower as obligor thereon. Subject to Section 3.27, to the extent permitted by law, the Master Servicer or Special Servicer, as applicable, shall enter into an assumption or substitution agreement only if the credit status of the prospective new Borrower is in compliance with (x) the Master Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria, (y) the terms of the related Mortgage Loan and
(z) the Servicing Standard. The Master Servicer or Special Servicer, as applicable, shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original of such agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Mortgage Rate, principal amount and other material payment terms (including any cross-collateralization and cross-default provisions) of such Mortgage Loan pursuant to the related Note and Mortgage shall not be changed, other than in connection with a default or reasonably foreseeable default with respect to the Mortgage Loan. Assumption fees collected by the Master Servicer or Special Servicer, as applicable, for entering into an assumption or substitution agreement will be retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation. Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, may consent to the assumption of a Mortgage Loan by a prospective new Borrower in a bankruptcy proceeding involving the related Mortgaged Property.

          (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which, by its terms:

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


               (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property, or

               (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or Special Servicer, as applicable, on behalf of the Trust Fund, shall enforce (subject to Sections 3.27 and 3.28) the Trustee's rights under such provision to (x) accelerate the payments due on such Mortgage Loan, or (y) withhold its consent to the creation of any such lien or other encumbrance, as applicable, except, in each case, to the extent that the Master Servicer or Special Servicer, as applicable, acting in accordance with the Servicing Standard, determines that such enforcement would not be in the best interests of the Trust Fund; provided that, the Master Servicer or Special Servicer, as applicable, will not consent to the creation of any such lien or encumbrance unless it shall have first obtained (x) Rating Agency Confirmation from each of the Rating Agencies and (y) in the case of the Master Servicer, the prior written consent of the Special Servicer (which consent shall be deemed given unless written objection is received by the Master Servicer within 10 Business Days after the Special Servicer and the Controlling Class Representative have been notified thereof and have been provided with all reasonably requested information with respect thereto). The Master Servicer or Special Servicer, as applicable, shall use its reasonable efforts to have the cost, if any, of obtaining such confirmations paid by the Borrower; if such cost is not paid by the Borrower, the Master Servicer shall advance such amount as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. Notwithstanding the foregoing, but subject to Section 3.27, the Master Servicer or Special Servicer, as applicable, may forbear from enforcing any due-on-encumbrance provision in connection with any junior or senior lien on the Mortgaged Property imposed in connection with any bankruptcy proceeding involving the Mortgaged Property.

          (c) Nothing in this Section 3.9 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

          (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.9, the Master Servicer or Special Servicer, as applicable, shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.9(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note or Mortgage.

          SECTION 3.10.  Realization Upon Mortgage Loans.

          (a) Subject to Section 3.27, with respect to any Specially Serviced Mortgage Loan, the Special Servicer shall determine, in accordance with the Servicing Standard, whether to grant a modification, waiver or amendment of the terms of such Specially Serviced Mortgage Loan, (subject to the limitations contained in Section 3.28) commence foreclosure proceedings or

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


attempt to sell such Specially Serviced Mortgage Loan with reference to which course of action is reasonably likely to produce a greater recovery on a present value basis with respect to such Specially Serviced Mortgage Loan.

          (b) In connection with any foreclosure or other acquisition, the Master Servicer shall, at the direction of the Special Servicer, pay the costs and expenses in any such proceedings as an Advance.

          If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the related Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of such state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing such a deficiency judgment and such determination is evidenced by an Officer's Certificate delivered to the Trustee.

          In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee, as the holder of the REMIC I Regular Interests and as Trustee for the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.1) be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and the Stated Principal Balance of each REO Mortgage Loan shall be reduced by any Net REO Proceeds allocated to principal. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

               (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title, remain in effect; and

               (ii) Net REO Proceeds received in any month shall be deemed to be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default
Interest or, in the case of an REO Mortgage Loan that relates to a Hyper-Amortization Loan after its Hyper-Amortization Date, that constitutes Deferred Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to a Hyper-Amortization Loan after its Hyper-Amortization Date, accrued and

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


unpaid Deferred Interest); and sixth, in the case of an REO Mortgage Loan that relates to a Hyper-Amortization Loan after its Hyper-Amortization Date, any accrued and unpaid Deferred Interest.

          (c) Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

               (ii) the Special Servicer shall have requested and received an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) to the effect that the holding of such personal property by REMIC I will not cause the imposition of a tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (d) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) to the effect that the holding of such partnership or other equity interest by the Trust Fund will not cause the imposition of a tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (e) Notwithstanding any provision to the contrary contained in this Agreement (but subject to Section 3.27), the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated Phase I Environmental Assessment report prepared (not more than 12 months prior to the taking of such action) by a Qualified Environmental Consultant, that:

                    (A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with a Qualified Environmental Consultant, that


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



it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

                    (B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with a Qualified Environmental Consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property.

          In the event that the Phase I Environmental Assessment first obtained or updated by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders to be conducted by a Qualified Environmental Consultant. Any such tests shall be deemed part of the Phase I Environmental Assessment obtained by the Special Servicer for purposes of this Section 3.10. The Master Servicer shall at the direction of the Special Servicer pay for the cost of preparation of such Phase I Environmental Assessments as well as the cost of any remedial, corrective or other further action contemplated by clauses
(A) and/or (B) of this Section 3.10(e) as a Servicing Advance, unless such Advance would be a Non-recoverable Advance.

          (f) The Special Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall deliver a copy of any such report to the Trustee.

          SECTION 3.11.  Trustee to Cooperate; Release of Mortgage Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee and the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.5(a) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

          From time to time upon request of the Master Servicer or the Special Servicer, and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or the Special Servicer, as applicable. Upon receipt of (a) such Mortgage File (or portion thereof) by the Custodian from the Master Servicer

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


or the Special Servicer, as applicable, or (b) in the event of a liquidation or conversion of the related Mortgage Loan into an REO Property, a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian upon request by the Master Servicer or the Special Servicer, as applicable, shall either return the Request for Release to the Master Servicer or the Special Servicer, as applicable, or acknowledge in writing its receipt of the Trustee Mortgage File.

          Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of the Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the related Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by such Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          SECTION 3.12.  Servicing Compensation.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Master Servicing Fee, which shall be payable solely from receipts on the related Mortgage Loans, and may be withheld from payments on account of interest prior to deposit in the Collection Account, or may be withdrawn from certain amounts on deposit in the Collection Account as and to the extent set forth in Section 3.6(a)(iv). The Master Servicer's rights to the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, any Prepayment
Interest Excess (to the extent not otherwise allocable to offset Prepayment Interest Shortfalls in accordance with Section 3.25) and, to the extent permitted by applicable law and the related Notes and Mortgages, any late payment charges or late fees (to the extent not used to offset Advance Interest Amounts as provided herein), NSF check charges (including with respect to Specially Serviced Mortgage Loans), demand fees, assumption fees, loan modification fees, loan service transaction fees, beneficiary statement charges, or similar items (but not including any Default Interest or Prepayment Premiums), in each case to the extent received with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan. The Master Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.7(b) to withdraw from the Collection Account, the Grantor Trust Collection Account and the Interest Reserve Account and to receive from the Reserve Accounts (to the extent not required to be paid to the related Borrower pursuant to the related Mortgage Loan Documents or applicable law) any interest or other income earned on deposits therein.


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


     Notwithstanding anything herein to the contrary, Midland may at its option assign or pledge to any third party or retain for itself the Transferable Servicing Interest; provided, however, that in the event of any resignation or termination of the Master Servicer, all or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.4(b) and who requires market rate servicing compensation that accrues at a per annum rate in excess of the Minimum Master Servicing Fee Rate. The Master Servicer shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest (i.e., Midland or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of Midland hereunder (subject to reduction pursuant to the preceding sentence).

     Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder. The Master Servicer shall promptly pay, when due, out of its own funds, all surveillance fees of the Rating Agencies relating to the rating of the Certificates.

          (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.6(a)(iv). The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. The Special Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.7(b) to withdraw from any REO Account any interest or other income earned on deposits therein.

          In addition, the Special Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Notes and Mortgages, any late payment charges or late fees (to the extent not used to offset Advance Interest Amounts as provided herein), demand fees, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges, or similar items (but not including any Default Interest or Prepayment Premiums), in each case to the extent received with respect to any Specially Serviced Mortgage Loan.

          Furthermore, the Special Servicer shall be entitled to receive, as additional Servicing Compensation, a workout fee (the "Workout Fee") equal to the product of 1.0% and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee with respect to such Mortgage Loan earned in connection with the initial modification, restructuring or workout thereof shall terminate, and the Special Servicer shall be entitled to a new Workout Fee for such Mortgage Loan upon resolution or workout of the subsequent event of default under such Mortgage Loan. If the Special Servicer is terminated for any reason hereunder it shall retain the right to receive any Workout Fees payable in respect of any Mortgage Loans which became Corrected Mortgage Loans during the period that it acted as Special Servicer (and the successor Special Servicer shall

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not be  entitled to any portion of such  Workout  Fees),  in each case until the
Workout Fees for any such Mortgage Loan ceases to be payable in accordance with this paragraph.

          Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

          (c) In addition to other Special Servicer compensation provided for in this Agreement, and not in lieu thereof, the Special Servicer shall be entitled to the Disposition Fee payable out of certain Liquidation Proceeds prior to the deposit of the related Net Liquidation Proceeds in the Collection Account.

          (d) If the Master Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Master Servicer's, the Special Servicer's or the Trustee's good faith business judgment, require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer's, the Special Servicer's or Trustee's expenses associated with such counsel or other consultant (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

          SECTION 3.13.  Reports to the Trustee; Collection Account Statements.

          (a) The Master Servicer shall deliver to the Paying Agent (in electronic format reasonably acceptable to the Master Servicer and the Paying Agent), with a copy to the Trustee and each Rating Agency, (i) no later than 3:00 p.m. on the third Business Day preceding the related Distribution Date (A) the Servicer Remittance Report with respect to such Determination Date (which shall include, without limitation, the amount of the Available Funds for REMIC I for the related Distribution Date) and (B) a written statement of required P&I Advances for the related Determination Date together with the certificate and documentation required by the definition of Nonrecoverable Advance related to any determination that any such P&I Advance would constitute a Nonrecoverable Advance made as of such Determination Date. The Master Servicer shall not be required to prepare and deliver any of the CMSA SIP files (other than the Loan Periodic File) before the third Distribution Date after the Start-Up Date.

          (b) For so long as the Master Servicer makes deposits into and withdrawals from the Collection Account, not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Collection Period showing the aggregate amount of deposits into and withdrawals from

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the Collection Account for each category of deposit specified in Section 3.5 and each category of withdrawal specified in Section 3.6 for such Collection Period.

          (c) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

          SECTION 3.14.  Annual Statement as to Compliance.

          The Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies and to the Depositor on or before March 15 of each year, beginning with March 15, 2000, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Master Servicer or the Special Servicer, as applicable, during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, it has fulfilled in all material respects all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each Sub-Servicer has fulfilled its obligations under its Sub-Servicing Agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of REMIC I, REMIC II or REMIC III as a REMIC from the IRS or any other governmental agency or body; provided, that each of the Master Servicer and the Special Servicer shall not be required to cause the delivery of such Officer's Certificate until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust Fund for the preceding calendar year.

          SECTION 3.15. Annual Independent Public Accountants' Servicing Report.

          On or before March 15 of each year, beginning with March 15, 2000, the Master Servicer and the Special Servicer at their expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Master Servicer or the Special Servicer, as applicable) to furnish to the Trustee, the Depositor and each Rating Agency a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding 12 months and that the assertion of management of the Master Servicer or Special Servicer, as applicable, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that each of the Master Servicer and the Special Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation from the Depositor (a copy which shall be provided to the Trustee)

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that a Report on Form 10-K is not  required  to be filed in respect of the Trust
Fund for the preceding calendar year.

          SECTION 3.16.  Access to Certain Documentation.

          (a) The Master Servicer and the Special Servicer shall provide to the Trustee, any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded only upon reasonable request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as applicable.

          (b) Nothing in this Section 3.16 shall detract from the obligation of the Master Servicer or the Special Servicer to observe any applicable law or any provisions of the Mortgage Loan Documents prohibiting disclosure of information with respect to the Borrowers or the Mortgage Loans, and the failure of the Master Servicer or the Special Servicer, as applicable, to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

          SECTION 3.17.  Title and Management of REO Properties.

          (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Master Servicer or the Special Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund. The Special Servicer shall maintain accurate records with respect to each related REO Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such REO Property and the status of insurance premiums payable with respect thereto. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property within three taxable years after the close of the taxable year in which the Trust Fund acquires ownership of such REO Property (the "REO Grace Period") for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer, on behalf of REMIC I, has timely applied for and received an extension of such REO Grace Period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property by the end of the applicable extension period or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless it would be a Nonrecoverable Advance), addressed to the Special Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which case the Special Servicer shall sell such REO Property by the end of such additional period, subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the

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last day of the period  (taking into account  extensions)  within which such REO
Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)) of the Code or, except as contemplated by Section 3.17(d), result in the receipt by REMIC I of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event in respect of any of the REMICs or in an Adverse Grantor Trust Event.

          (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (including, Section 3.27), to do any and all things in connection with any REO Property as are consistent with Servicing Standard, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CM1, REO Account." The Special Servicer shall be entitled to any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.7(b). The Special Servicer shall deposit or cause to be deposited in the related REO Account within one Business Day after receipt all REO Proceeds received by it with respect to any REO Property (other than Liquidation Proceeds), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property, including:

               (i) all insurance premiums and ground rents, if any, due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property and such other Mortgaged Properties that may result in the imposition of a lien thereon; and

               (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore such REO Property and such other Mortgaged Properties, including any property management fees.

          To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Master Servicer shall make an Advance equal to the amount of such shortfall unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the

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preceding sentence, to the extent permitted pursuant to Section 3.6. The Special
Servicer shall remit to the Master Servicer from each REO Account for deposit in the Collection Account on a monthly basis prior to the related Remittance Date the Net REO Proceeds received or collected from the related REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in such REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

          Notwithstanding the foregoing, the Special Servicer shall not (unless permitted pursuant to subsection (d) below):

               (i) permit the Trust Fund to enter into, renew or extend any New Lease if the New Lease, by its terms, will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iv) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (v) Directly Operate or perform any construction work on, or allow any Person (other than an Independent Contractor) to Directly Operate or perform any construction work on, any REO Property on, any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (the cost of such opinion shall be advanced as a Servicing Advance unless such Advance would be a Non-recoverable Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          The Special Servicer shall be required to contract with an Independent Contractor for the operation and management of any REO Property within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of such REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (the cost of such opinion shall be advanced as a Servicing Advance, unless such Advance would be a Non-recoverable Advance), provided that:


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               (i) the  terms  and  conditions  of any  such  contract  shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

               (ii) the terms and conditions of any such contract shall reflect an agreement reached at arm's length and shall be consistent with the provisions of Treasury Regulation Section 1.856-4(b)(5);

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor but only to the extent consistent with Section 856 of the Code and Treasury Regulation Section 1.856-4(b)(5);

               (iv) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

          (c) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Section 3.17(b).

          (d) The Special Servicer shall, prior to acquisitions of title to any Mortgaged Property, review the operations of such property securing a defaulted loan and determine the character of the income that the Trust would realize if the Trust acquired title to such Mortgaged Property. The Special Servicer shall undertake this analysis with a view to retaining the status of the REO Property as foreclosure property under the REMIC provisions while maximizing the net after-tax REO Income received without materially adversely affecting the Special Servicer's ability to sell such REO Property. The Special Servicer shall, in its good faith and reasonable judgment, and as it deems appropriate after consultation with counsel knowledgeable in such matters (the cost of such consultation shall be advanced as a Servicing Advance, unless such

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Advance would be a  Non-recoverable  Advance)  determine  which of the following alternatives is preferred and commercially feasible. The Special Servicer shall avoid subjecting the income from such Mortgaged Property to tax as either "net income from foreclosure property" or a "prohibited transaction" within the meaning of the REMIC Provisions (an "REO Tax") to the maximum extent possible when evaluating the following alternative courses of action:

               (i)  Operate,   or  Directly  Operate,  as  defined  herein,  the
Mortgaged Property if none of the income would be subject to an REO tax; or

               (ii) Contract for operation of the Mortgaged Property through a lease to another party, by contract with an Independent Contractor who Directly Operates such property or such other method pursuant to which the Special Servicer would not Directly Operate the Mortgaged Property if the income from the Mortgaged Property could otherwise be subject to a REO tax; or

               (iii) Directly Operate the mortgaged property if there are no other commercially feasible means of operating such mortgaged property as REO Property without the Trust potentially or actually incurring an REO Tax; provided, however, that the Special Servicer shall consult with the Trustee regarding the plan of operations, the estimated income (and character thereof) derived therefrom, the estimated amount of taxes payable on such income and such other information as is necessary to make a reasoned judgment as to whether the REO Property will remain a foreclosure property and whether such plan is likely to maximize the net after tax REO income to the Trust.

Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust or the other parties to this Agreement or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section.

          (e) Promptly following any acquisition by the Trust Fund of an REO Property, the Special Servicer shall obtain (i) an update of any appraisal performed pursuant to Section 3.23 which is more than 12 months old, or (ii) to the extent that an appraisal has not been obtained pursuant to such Section, an appraisal of such REO Property by an Independent appraiser familiar with the area in which such REO Property is located in order to determine the fair market value of such REO Property and shall notify the Depositor and the Trustee of the results of such appraisal. Any such appraisal shall be conducted in accordance with MAI standards by an appraiser with at least 5 years experience in the relevant property type and in the jurisdiction in which the Mortgaged Property is located and the cost thereof shall be reimbursable as a Servicing Advance.

          SECTION 3.18. Sale of Specially Serviced Mortgage Loans and REO Properties.

          (a) With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with
Section 3.10 or otherwise, the Special Servicer shall deliver to the Trustee, each of the Rating Agencies and the Controlling Class Representative an Officer's Certificate to the effect that the Special Servicer has

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determined  to sell such  Specially  Serviced  Mortgage  Loan or REO Property in accordance with this Section 3.18. The Special Servicer will give the Trustee and the Controlling Class Representative not less than 10 Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property. The Controlling Class Representative may, at its option, within 30 days after receipt of such notice, purchase (or designate an Affiliate to purchase) any such Specially Serviced Mortgage Loan or REO Property out of the Trust Fund at a cash price equal to the applicable Repurchase Price. The Repurchase Price for any Specially Serviced Mortgage Loan or REO Property purchased under this Section 3.18(a) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Controlling Class Representative (or the designated Affiliate thereof) the related Mortgage File, and shall execute and deliver such
instruments  of  transfer  or  assignment,   in  each  case  without   recourse,
representation or warranty as shall be provided to it and are reasonably necessary to vest in the ownership of such Mortgage Loan or REO Property. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder effecting such purchase.

          (b) If the Controlling Class Representative (or a designated Affiliate thereof) has not purchased any Specially Serviced Mortgage Loan or REO Property described in the first sentence of Section 3.18(a) within 30 days of its having received notice in respect thereof pursuant to Section 3.18(a) above or has specifically waived in writing its right to purchase such Specially Serviced Mortgage Loan or REO Property, then either the Special Servicer or the Master Servicer, in that order, may, at its option, within 30 days after the earlier of the expiration of such 30 day period or receipt of the Controlling Class Representative's written waiver of such right, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan or REO Property out of the Trust Fund at a cash price equal to the Repurchase Price. The Repurchase Price for any such Mortgage Loan or REO Property purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignments, in each case without recourse, representation or warranty as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan or REO Property. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

          (c) Subject to Section 3.27, the Special Servicer may offer to sell to any Person (including the Depositor, the Master Servicer, the Special Servicer and the Controlling Class Representative) any Specially Serviced Mortgage Loan or REO Property not otherwise purchased pursuant to Section 3.18(a) or 3.18(b) if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). The Special Servicer shall notify the Controlling Class Representative at least 10 Business Days before offering to sell any Specially Serviced Mortgage Loan or REO Property pursuant to this
Section 3.18(c). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell

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without  representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust), but shall, in any event, so offer to sell such Specially Serviced Mortgage Loan or REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such Specially Serviced Mortgage Loan or REO Property within the period specified in Section 3.17(a). The Special Servicer shall deliver such Officer's Certificate and give the Trustee not less than ten Business Days prior written notice of its intention to sell such Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept any offer received from any Person that is determined by the Special Servicer to be a fair cash price, as determined in accordance with Section 3.18(b), for such Specially Serviced Mortgage Loan or REO Property if the offeror is a Person other than the Special Servicer or an Affiliate thereof, or is determined to be such a price by the Trustee if the offeror is the Special Servicer or an Affiliate thereof; provided, however, that the Trustee shall be entitled to engage an Independent appraiser to determine whether the offer is a fair cash price, the cost of which shall be advanced as a Servicing Advance, unless such Servicing Advance would be a Non-recoverable Advance; and provided, further, that any offer by an Interested Person in the amount of the Repurchase Price shall be deemed to be a fair cash price.
Notwithstanding anything to the contrary herein, neither the Trustee in its individual capacity nor any of its Affiliates, may make an offer or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.

          In addition, in the event that the Special Servicer receives more than one fair offer with respect to any Specially Serviced Mortgage Loan or REO Property, the Special Servicer may accept an offer that is not the highest fair cash offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower cash offer are more favorable). In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the REO Grace Period referred to in
Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such REO Grace Period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts in accordance with the Servicing Standard, to sell any REO Property no later than the day prior to the Determination Date immediately prior to the Rated Final Distribution Date.

          (d) In determining whether any offer received represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer or the Trustee may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Special Servicer or the Trustee, the cost of which shall be advanced as a Servicing Advance, unless such Servicing Advance would be a Non-recoverable Advance. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, the appraisal obtained pursuant to Section 3.23 and, as applicable, among other factors, the period and amount of any delinquency on such Specially Serviced Mortgage Loan, the physical (including environmental) condition of the related Mortgaged Property or such REO

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Property,  the state of the local  economy and the Trust  Fund's  obligation  to dispose of any REO Property within the time period specified in Section 3.17(a).

          (e) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Master Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title and condition, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Master Servicer, the Depositor and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (f) Net Liquidation Proceeds related to any such sale shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section 3.5(a)(iv).

          SECTION 3.19.  Inspections.

          Commencing in 2000, the Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected (at its own expense) each Mortgaged Property at least once every two years; provided, however if the related Mortgage Loan (i) has a then current principal balance of at least $2,000,000, or (ii) is a Specially Serviced Mortgage Loan, then in each such case the related Mortgaged Property will be inspected at least once every year. The Special Servicer may elect at its option and expense to assume the obligation to inspect any or all of the Mortgage Loans required to be inspected by the Master Servicer. The annual inspections provided for above will be done at the expense of the servicer performing the inspection.

          In addition, the Special Servicer shall inspect any Mortgaged Property if the related Borrower is 60 or more days delinquent (without giving effect to any grace period permitted by the related Note) in the payment of a Monthly Payment or other obligation. If the last annual inspection was performed more than nine months prior to the date of such inspection, the Special Servicer shall perform the inspection at its expense. Otherwise, the Master Servicer shall pay the cost of any such inspection as a Servicing Advance, unless such Advance would be a Non-recoverable Advance.

          The Master Servicer and the Special Servicer shall each prepare or cause to be prepared as soon as reasonably possible a written report of each such inspection and shall deliver a copy of such report to the Trustee and the Controlling Class Representative within 15 days after the preparation thereof.

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          SECTION 3.20.  Available Information and Notices.

          The Master Servicer or the Special Servicer, if applicable, shall promptly give notice or report to the Controlling Class Representative, the Trustee and each Rating Agency of any occurrence known to it with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer determines, in accordance with the Servicing Standard, would have a material effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan shall be deemed to have a material effect).

          None of the Trustee, the Master Servicer and the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or a third party for inclusion in any such notice or in any other report or information furnished or provided by the Master Servicer, the Special Servicer or the Trustee hereunder.

          In addition to the other reports and information made available and distributed to the Depositor, the Placement Agents, the Trustee, the Rating Agencies, the Controlling Class Representative or the Certificateholders pursuant to other provisions of this Agreement, the Master Servicer and the Special Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer or the Special Servicer as applicable, for any liability or damage that may arise therefrom, be executed to the extent the Master Servicer or the Special Servicer, as applicable, deems such action to be necessary or appropriate), also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers for review by the Depositor, the Rating Agencies, the Placement Agents, the Trustee and the Controlling Class Representative. The Master Servicer and the Special Servicer, as the case may be, will also make such information available to any Person that certifies it is a Certificateholder, potential Certificateholder, Certificate Owner or potential Certificate Owner.

          The Trustee shall also make available at its offices primarily responsible for administration of the Trust Fund, upon reasonable advance notice and during normal business hours, for review by the Depositor, the Rating Agencies, the Controlling Class Representative, any Certificateholder or Certificate Owner, the Placement Agents, any Person identified to the Trustee by a Certificateholder or Certificate Owner as a prospective transferee of a Certificate or a beneficial interest therein and any other Persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) this Agreement, (ii) all monthly statements to Certificateholders delivered since the Closing Date pursuant to Section 4.4(a), (iii) all annual statements as to compliance delivered to the Trustee and the Depositor pursuant to Section 3.14,
(iv) all annual Independent accountants' reports delivered to the Trustee and the Depositor pursuant to Section 3.15, and (v) any reports or information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers which the Trustee has received from the Master Servicer or the Special Servicer. The Trustee shall make available at its offices during normal business hours, for review by the Depositor, the Placement Agents, the Master Servicer, the Special Servicer, the Rating Agencies, the Controlling Class Representative, any Certificateholder or

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Certificate  Owner, any Person identified to the Trustee by a  Certificateholder or Certificate Owner as a prospective transferee of a Certificate or a beneficial interest therein and any other Persons to whom the Trustee believes such disclosure is appropriate, the following items to the extent received from the Master Servicer or the Special Servicer, as applicable: (i) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.19, (ii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and
(iii) any and all Officer's Certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable laws or by any documents related to a Mortgage Loan. Copies of any and all of the foregoing items shall be available from the Master Servicer, the Special Servicer or the Trustee, as applicable, upon request (subject to the exception in the preceding sentence). The Master Servicer, the Special Servicer and the Trustee shall be permitted to require payment (other than from any Rating Agency, the Placement Agents and the Controlling Class Representative) of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any information requested in accordance with the previous sentence.

          Within 15 days after each Distribution Date, the Trustee shall file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2000, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable, unless the Depositor requests the Trustee to not make such filing. Prior to March 30, 2000, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonable deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this section unless specifically requested and necessary for compliance with the rules and regulations of the Commission. The Trustee shall have no responsibility to determine whether or not any filing may be required and shall not have any responsibility to review or confirm in any way the accuracy or the sufficiency of the contents of any such filing. The Depositor shall have the right to file any additional reports, statements or filings with the Commission that it deems necessary or appropriate.

          SECTION 3.21.  Reserve Accounts; Letters of Credit.

          The  Master   Servicer  shall   administer  each  Reserve  Account  in
accordance with the related Mortgage Loan Documents.


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          The Master Servicer shall maintain,  administer and enforce any letter of credit included in the Mortgage Files in accordance with its terms and the terms of the other related Mortgage Loan Documents. The Trustee shall cooperate with the Master Servicer in connection with such administration of any letter of credit.

          SECTION 3.22.  Servicing Advances.

          (a) The Master Servicer (or, to the extent provided in Section 3.22(b), the Trustee) shall make any Servicing Advances as and to the extent otherwise required pursuant to the terms hereof. For purpose of calculating distributions to the Certificateholders, Servicing Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

          (b) The Master Servicer shall notify the Trustee and the Rating Agencies in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be financially unable to make any Servicing Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Servicing Advance, the Person to whom it should be paid, and the circumstances and purpose of such Servicing Advance, and shall set forth therein information and instructions for the payment of such Servicing Advance, and, on the date specified in such notice for the payment of such Servicing Advance, or, if no such date is specified or such date has already occurred, then promptly (or, in any event, within three Business Days) following such notice, the Trustee shall pay the amount of such Servicing Advance in accordance with such information and instructions.

          (c) Notwithstanding anything herein to the contrary, neither the Master Servicer nor the Trustee shall be obligated to make a Servicing Advance as to any Mortgage Loan or REO Property if the Master Servicer or the Trustee, as applicable, determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance. The Trustee, in determining whether or not a Servicing Advance previously made is, or a proposed Servicing Advance, if made, would be, a Nonrecoverable Advance shall make such determination in its good faith judgment.

          (d) The Master Servicer and/or the Trustee, as applicable, shall be entitled to, and the Master Servicer hereby covenants and agrees to promptly seek and effect, the reimbursement of Servicing Advances to the extent permitted pursuant to Section 3.6(a)(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Servicing Advances (pursuant to
Section 3.6(a)(iii)).

          SECTION 3.23.  Appraisal Reductions.

          (a) Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer shall be required to obtain an Updated Appraisal of the related Mortgaged Property or REO Property; provided that if the Special Servicer had completed or obtained an Updated Appraisal within the immediately preceding 12 months, the Special Servicer may rely on such Updated Appraisal and shall have no

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


duty to prepare a new Updated Appraisal, unless such reliance would not be in accordance with the Servicing Standard. The cost of any such Updated Appraisal if not an internal valuation performed by the Special Servicer shall be paid by the Master Servicer as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. If no Updated Appraisal has been obtained within 12 months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Property or REO Property (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction.

          (b) The Master Servicer, based on the Updated Appraisal or Special Servicer's Appraisal Reduction Estimate provided to it by the Special Servicer, shall calculate any Appraisal Reduction. If the Appraisal Reduction is calculated using the Special Servicer's Appraisal Reduction Estimate, then on the first Distribution Date occurring after the delivery of the Updated Appraisal, the Master Servicer will be required to adjust the Appraisal Reduction to take into account the Updated Appraisal (regardless of whether the Updated Appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate).

          (c) Annual updates of such Updated Appraisal will be obtained during the continuance of an Appraisal Reduction Event. The cost of such annual updates shall be paid as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. In addition, the Controlling Class Representative may at any time request the Special Servicer to obtain an Updated Appraisal at the Controlling Class Representative's expense. Each time an Updated Appraisal is obtained, the Appraisal Reduction will be adjusted by the Master Servicer based on such Updated Appraisal. Any Updated Appraisal obtained by the Special Servicer pursuant to this section shall be delivered by the Special Servicer to the Master Servicer, and the Master Servicer shall deliver such Updated Appraisal to the Trustee and the Controlling Class Representative within 15 days of receipt by the Master Servicer of such Updated Appraisal from the Special Servicer. Upon written request, the Trustee shall provide such Updated Appraisal to any Holder of the Privately Offered Certificates. An Appraisal Reduction will be eliminated (i) upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction has been determined or (ii) if the Mortgage Loan becomes a Corrected Mortgage Loan and the Borrower makes three consecutive Monthly Payments thereafter.

          SECTION 3.24.  Transfer of    Servicing  Between  Master  Servicer and
Special Servicer; Record Keeping.

          (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Master Servicer shall immediately give notice thereof, together with a copy of the related Mortgage File, to the Special Servicer (with a copy of the notice to the Controlling Class Representative) and the Master Servicer shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting such Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a

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Specially  Serviced  Mortgage  Loan and in any event  shall  continue  to act as
Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Master Servicer. If Midland ceases to be the Master Servicer or the Special Servicer, Midland and the successor Master Servicer or Special Servicer, as applicable, may agree that, notwithstanding the preceding sentence, with respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Borrower to remit all payments in respect of such Mortgage Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Master Servicer.

          Upon determining that no event has occurred and is continuing with respect to a Mortgage Loan that causes such Mortgage Loan to be a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer and upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan pursuant to the first proviso to the definition of Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the last sentence of the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct such Borrower to remit all payments in respect of such Mortgage Loan that is no longer a Specially Serviced Mortgage Loan directly to the Master Servicer.

          (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall provide copies of the foregoing to the Master Servicer.

          (c) Not later than the Business Day preceding each date on which the Master Servicer is required to furnish a report under Section 3.13 to the Trustee, the Special Servicer shall deliver to the Master Servicer a written statement describing, on a Mortgage Loan-by-Mortgage Loan basis, the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan; the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Mortgage Loan; the amount of Insurance Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan; and the amount of net income or net loss, as determined for management of a trade or business on, or the furnishing or rendering of a non-customary service to the tenants of, each REO Property that previously secured a Specially Serviced Mortgage Loan, in each case in accordance with
Section 3.17.


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


          (d) Notwithstanding the provisions of the preceding subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Master
Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

          (e) No later than 30 days after a transfer of servicing described in the preceding paragraph for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency and the Controlling Class Representative a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Borrower;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

               (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

               (v) the appraised value of the Mortgaged Property together with the assumptions used in the calculation thereof; and

               (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

          SECTION 3.25. Adjustment of Servicing Compensation in Respect of Prepayment Interest Shortfalls.

               The Master  Servicer  shall deliver to the Trustee for deposit in the Collection Account on each Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the excess, if any, of all Prepayment Interest Shortfalls over all Prepayment Interest Excesses, in each case resulting from Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans for which the Master Servicer has received its Master Servicing Fee for such Distribution Date multiplied by 1/12th of the Minimum Master Servicing Fee Rate.


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


          SECTION 3.26.  Controlling Class Representative; Elections.

          (a) In accordance with Section 3.26(c), the Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class shall be entitled to elect a controlling class representative (the "Controlling Class Representative") with the rights and powers set forth in this Agreement (including Section 3.27). An election of a Controlling Class Representative may also be held upon the resignation or removal of any Person acting as Controlling Class Representative. If at any time (including as of the Closing Date), the Holders of the Controlling Class have not elected a Controlling Class Representative, the Controlling Class Representative shall be the Holder owning the largest Percentage Interest in the Controlling Class. No appointment of any Person as a Controlling Class Representative (except for the initial Controlling Class Representative) shall be effective until such Person provides the Trustee, the Depositor, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

          (b) At the request of the Holders of Certificates representing at least 50% of the aggregate Certificate Balance of the Controlling Class, the Trustee shall call a meeting of the Holders of the Controlling Class for purpose of electing a Controlling Class Representative. Notice of the meeting shall be mailed or delivered by the Trustee to each Holder of Certificates of the Controlling Class not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Holders of Certificates representing a majority of the aggregate Certificate Balance of the Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of a Controlling Class Representative. At the meeting, each Holder shall be entitled to nominate one Person to act as Controlling Class Representative. The Trustee shall cause the election of the Controlling Class Representative to be held as soon thereafter as is reasonably practicable.

          (c) Each Holder of Certificates of the Controlling Class shall be entitled to vote in each election of the Controlling Class Representative. The voting in each election of the Controlling Class Representative shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Controlling Class Representative. The Trustee shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 3.26, the Trustee may make such reasonable regulations as it may deem advisable for any election.

          (d) The Controlling Class Representative may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of the Holders of the Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class.

          (e) For purposes of electing or removing a Controlling Class Representative, Certificates of the Controlling Class held by the Depositor, the Master Servicer or the Special Servicer or by any Affiliate of any of them shall be taken into account with the same force and effect as if any other Person held such Certificates.

          SECTION 3.27. Appointment of Special Servicer; Duties of Controlling Class Representative.

          (a) Midland Loan Services, Inc. is hereby appointed as the initial Special Servicer hereunder.

          (b) The Controlling Class Representative shall be entitled to direct the Special Servicer (and the Master Servicer solely with respect to clause (ii) below) with respect to the following actions of the Special Servicer or Master Servicer, as applicable, and subject to Section 3.27(c), the Special Servicer or the Master Servicer, as applicable, shall not be permitted to take any of the following actions unless the Controlling Class Representative has approved such action in writing within 10 Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (provided that if written notice has not been received by the Special Servicer or the Master Servicer, as applicable, within 10 Business Days, then the Controlling Class Representative's approval shall be deemed to have been given):

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any material amendment, waiver or modification of any Mortgage Loan and any amendment, waiver or modification (including, without limitation, extensions), of any term of a Specially Serviced Mortgage Loan;

               (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund pursuant to Section 9.1);

               (iv) any acceptance of a discounted payoff;

               (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

               (vi) any release of collateral (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan);

               (vii) any acceptance of substitute or additional collateral for a Mortgage Loan, other than in accordance with the terms of the Mortgage Loan;

               (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause in any Mortgage Loan; and

               (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

               In addition, subject to Section 3.27(c), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as Controlling Class Representative may deem advisable. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee and the Master Servicer.

          (c) Notwithstanding anything herein to the contrary, (i) no advice, direction or approval rights from or by the Controlling Class Representative, as contemplated by Section 3.27(b), may (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or approval rights that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer or the Master Servicer, as applicable, to violate applicable law, the terms of the Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including, without limitation, the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust,
(C) expose the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee, or their respective Affiliates, officers, directors, employees, agents or partners, or the Trust, to any material claim, suit or liability, or (D) materially expand the scope of the Master Servicer's or Special Servicer's responsibilities under this Agreement and (ii) the Special Servicer and the Master Servicer are not required to seek the approval from the Controlling Class Representative for any action specified in clauses (i), (ii) (only with respect to a waiver, modification or amendment involving a Money
Term) or (iii) of Section 3.27(b) that it seeks to take with respect to any particular Specially Serviced Mortgage Loan if (A) the Special Servicer has notified the Controlling Class Representative in writing of the various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such Specially Serviced Mortgage Loan and (B) for 60 days after the first notice, the Controlling Class Representative has objected to all such proposed actions and has failed to suggest any alternative actions that the Special Servicer reasonably considers to be consistent with the Servicing Standard.

          (d) The Controlling Class Representative and its officers, directors, employees and owners shall have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment, but will be liable for its own gross negligence or willful misfeasance. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that, the Controlling Class Representative may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes,

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


that the Controlling Class Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct by reason of its having acted solely in the interests of the Controlling Class, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative for having so acted. The Special Servicer shall keep confidential all advice, directions, recommendations and/or objections received from the Controlling Class
Representative; unless such advice, directions, recommendations and/or objections (i) are of public knowledge at the time of disclosure by the Special Servicer, (ii) become generally available to the public other than as a result of a disclosure by the Special Servicer, (iii) relate to an objection provided to the Special Servicer by the Controlling Class Representative pursuant to
Section 3.27(b), (iv) were disclosed pursuant to a legal requirement or (v) were disclosed with the written consent of the Controlling Class Representative.

          (e) Subject to Section 3.27(f), the Controlling Class Representative may direct the Trustee to remove the Special Servicer at any time effective upon the appointment and written acceptance of such appointment by a successor to the Special Servicer appointed by the Controlling Class Representative. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated successor becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Compensation or otherwise, and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Sections 6.1 and 6.3, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in any REO Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties. If the termination of the Special Servicer was without cause, the reasonable out-of-pocket costs and expenses of any such transfer shall in no event be paid out of the Trust Fund, and instead shall be paid by the successor Special Servicer or the Holders of the Controlling Class that voted to remove the Special Servicer, as such parties may agree.

          (f) Notwithstanding the foregoing, the removal of the Special Servicer and the appointment of a successor Special Servicer shall not be effective until
(i) the successor Special Servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer hereunder pursuant to an agreement satisfactory to the Trustee, and (ii) Rating Agency Confirmation is obtained with respect to such appointment (the cost, if any, of obtaining such confirmation to be paid by the Controlling Class Representative).

          SECTION 3.28. Modifications, Waivers, Amendments, Extensions and Consents, Defeasance.

          (a) The Master Servicer, in accordance with the Servicing Standard and subject to the terms of this Agreement (including Section 3.27), shall have the following powers:


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


               (i) Other than stated herein, the Master Servicer, in accordance with the Servicing Standard, may agree to any modification, waiver, amendment or consent of or relating to any non-Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided that such modification or amendment would not (x) cause an Adverse REMIC Event or Adverse Grantor Trust Event to occur or (y) materially impair the collateral securing the Mortgage Loan. Other than as set forth above in this Section 3.28(a)(i), the Master Servicer shall not agree to any modification or amendment of a Mortgage Loan or any waiver or consent.

               (ii) The Master Servicer shall notify the Trustee, the Special Servicer, the Controlling Class Representative and the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee (with a copy to the Controlling Class Representative) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee and the Controlling Class
Representative. The Trustee shall make available copies of such documents pursuant to Section 3.20.

          (b) The Special Servicer, in accordance with the Servicing Standard and subject to the terms of this Agreement, including without limitation,
Section 3.27, shall have the following powers:

               (i) The Special Servicer may enter into a modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (A) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium, (B) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (C) forebear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan, (D) subject to the next paragraph, extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (E) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided that (1) the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate).

          In no event shall the Special Servicer (x) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date; (y) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan beyond a date which is later than 20

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


years prior to the expiration of the term of such ground lease; or (z) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond the date that is 60 months beyond its Stated Maturity Date.

          The determination of the Special Servicer contemplated by clause (2) of the proviso to the first paragraph of this Section 3.28(b)(i) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Controlling Class Representative and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information, including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals, that support such determination.

               (ii) In the event the Special Servicer intends to permit a Borrower to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 3.28(b)(i) or pledge additional collateral for the Mortgage Loan pursuant to Section 3.28(b)(i), if the security interest of the Trust Fund in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that any such substitution or addition of collateral shall require Rating Agency Confirmation (unless it meets the requirements of this Section 3.28 with respect to defeasance) and is subject to Section 3.27; provided further, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense.

               (iii) The Special  Servicer will  promptly  deliver to the Master
Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee a notice, specifying any such modifications, waivers or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 3.22 hereof)). The Special Servicer shall also deliver to the Trustee, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

          (c) The Master Servicer and the Special Servicer, as applicable, may require, in its discretion, as a condition to granting any request by a Borrower for any consent, modification, waiver or amendment, that such Borrower pay to the Master Servicer or the Special Servicer, as applicable, a reasonable and customary modification fee to the extent permitted by law. The Master Servicer and the Special Servicer, as applicable, may charge the Borrower for any costs and expenses (including attorneys' fees) incurred by the Master Servicer

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


or the Special Servicer, as applicable, in connection with any request for a modification, waiver or amendment. No fee described in this Section shall be collected by the Master Servicer or the Special Servicer, as applicable, from the Borrower (or on behalf of the Borrower) in conjunction with any consent or any modification, waiver or amendment of the related Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the related Note within the meaning of Treasury Regulation Section 1.860G-2(b). Subject to the foregoing, the Master Servicer or the Special Servicer, as appropriate, shall use its reasonable efforts, to collect any modification fees and other expenses (including the cost of obtaining any Rating Agency Confirmation) connected with a permitted modification, waiver or amendment of a Mortgage Loan from the Borrower and if such amount is not paid by the Borrower, such amount shall be Advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. The inability of the Borrower to pay any costs and expenses of a proposed modification, waiver or amendment shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust Fund for such expenses.

          (d) With respect to each Mortgage Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan, the Master Servicer shall require the related Borrower to (i) provide replacement collateral consisting of U.S. government securities within the meaning of Treas. Reg. 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due, (ii) deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the Master Servicer, designate a Single Purpose Entity (which may be a subsidiary of the Depositor or the Master Servicer established for the purpose of assuming all defeased
Mortgage Loans) to assume the Mortgage Loan and own the collateral, (iv) implement such defeasance only after the second anniversary of the Closing Date, and (v) provide an opinion of counsel that the Trustee has a perfected, first priority security interest in the new collateral. If the terms of the Mortgage Loan permit the Master Servicer to impose the foregoing requirements or if the Master Servicer satisfies such requirements on its own, a Rating Agency Confirmation is not required. In such case, the Master Servicer shall provide the Rating Agencies with notice that the foregoing requirements have been met. If however, the terms of the Mortgage Loan do not permit the Master Servicer to impose such requirements or if the Master Servicer does not satisfy such requirements on its own, then the Master Servicer shall so notify the Rating Agencies and, if the related loan documents so permit, obtain a Rating Agency Confirmation with respect to such defeasance. To the extent permitted by the terms of the Mortgage Loan, the Master Servicer shall require the related Borrower to provide an Opinion of Counsel that such defeasance will not cause an Adverse REMIC Event. All expenses of the defeasance shall be charged to the Borrower, and not the Trust.


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


          SECTION 3.29.  Interest Reserve Account.

          (a) On each Distribution Date relating to any Interest Accrual Period ending in any February and on any Distribution Date relating to any Interest Accrual Period ending in any January which occurs in a year which is not a leap year, the Master Servicer shall transfer from the Collection Account, in respect of the Interest Reserve Loans, into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month in which such Distribution Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made and received in respect thereof (all amounts so deposited in any consecutive January and February, "Interest Reserve Amounts").

          (b) On each Distribution Date occurring in March, the Master Servicer shall withdraw from the Interest Reserve Account an amount equal to the Interest Reserve Amounts from the preceding January and February, if any, and deposit such amount into the Distribution Account.

                                   ARTICLE IV

                      DISTRIBUTIONS TO CERTIFICATEHOLDERS
                      -----------------------------------

          SECTION 4.1.   Distributions of REMIC I.

          (a) On each Distribution Date, the Trustee shall be deemed to apply the Available Funds as is attributable to each Mortgage Loan for such date for the following purposes and in the following order of priority:

               (i) to pay interest to REMIC II in respect of each REMIC I Regular Interest, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest for each such REMIC I Regular Interest for such Distribution Date;

               (ii) to pay principal to REMIC II in respect of each REMIC I Regular Interest, up to an amount equal to, and pro rata in accordance with, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualified Substitute Mortgage Loan) that will be outstanding immediately following such Distribution Date;

               (iii) to reimburse REMIC II for any Realized Losses and Expense Losses previously deemed allocated to the various REMIC I Regular Interests (with interest), up to an amount equal to, and pro rata in accordance with, (a) the Realized Loses and Expense Losses, if any, previously allocated to such REMIC I Regular Interests and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the REMIC I Remittance Rate for such REMIC I Regular Interest for such Distribution Date; and


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


               (iv) to the Holders of the Class R-I Certificates that portion, if any, of the Available Funds for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this
Section 4.1(a).

          (b) On each Distribution Date, the Trustee shall be deemed to apply each Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualified Substitute Mortgage Loan) as to which such Prepayment Premium was received.

          (c) On each Distribution Date, after the deemed distributions pursuant to Section 4.1(b) on that date, the Trustee shall be deemed to apply any Excess Liquidation Proceeds received with respect to a Mortgage Loan then on deposit in the Excess Liquidation Proceeds Account, first, to reimburse the REMIC I Regular Interests for, and to the extent of, any unreimbursed Realized Losses or Expense Losses previously allocated to them (with interest); second, to pay any Servicing Advances, Advance Interest or other amounts that could constitute Realized Losses or Expense Losses in the future; and third upon the reduction of the aggregate Uncertificated Principal Balances of the REMIC I Regular Interests to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer compensation.

          (d) All amounts (other Prepayment Premiums and Excess Liquidation Proceeds) deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this Section 4.1 on any Distribution Date is herein referred to as the "REMIC II Distribution Amount" for such date.

          SECTION 4.2.   Distributions of REMIC II.

          (a) On each Distribution Date, the Trustee shall, subject to Section 4.2(b), be deemed to distribute the REMIC II Distribution Amount to holders of the REMIC II Regular Interests, for the following purposes and in the following order of priority:

               (i) an amount equal to the Distributable Certificate Interest for the Class A-1A Certificates, Class A-1B Certificates and Class S Certificates to Class A-1A-II Interest, Class A-1B-II Interest, Class A-2-II Interest, Class A-3-II Interest, Class A-4-II Interest, Class B-1-II Interest, Class B-2-II Interest, Class B-3-II Interest, Class B-4-II Interest, Class B-5-II Interest, Class B-6-II Interest, Class B-7-II Interest, Class B-8-II Interest, Class C-II Interest and Class D-II Interest, divided among such REMIC II Regular Interests in proportion to (A) in the case of the Class A-1A-II Interest and Class A-1B-II Interest, the related Uncertificated Distributable Interest for such Distribution Date and (B) in the case of each of Class A-2-II Interest, Class A-3-II Interest, Class A-4-II Interest, Class B-1-II Interest, Class B-2-II Interest, Class B-3-II Interest, Class B-4-II Interest, Class B-5-II Interest, Class B-6-II Interest, Class B-7-II Interest, Class B-8-II Interest, Class C-II Interest and Class D-II Interest, the related Class S Portion of the related Uncertificated Distributable Interest for such Distribution Date;


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


               (ii) to the Class A-1A-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class A-1A-II Interest has been reduced to zero;

               (iii) upon payment in full of the Uncertificated Principal Balance of the Class A-1A-II Interest, to the Class A-1B-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class A-1B-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest;

               (iv) to Class A-1A-II Interest and Class A-1B-II Interest pro rata on the basis of their respective entitlements to reimbursement described in this clause (iv), to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated to Class A-1A-II Interest and Class A-1B-II Interest as a result of the allocation of Realized Losses and Expense Losses to the Class A-1A and Class A-1B Certificates, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable respective Adjusted REMIC II Remittance Rates of such Classes;

               (v) to the Class A-2-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (vi) upon payment in full of the Uncertificated Principal Balances of the Class A-1A-II Interest and the Class A-1B-II Interest, to the Class A-2-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class A-2-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest and Class A-1B-II Interest;

               (vii) to the Class A-2-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;

               (viii) to the Class A-3-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (ix) upon payment in full of the Uncertificated Principal Balance of the Class A-2-II Interest, to the Class A-3-II Interest, the Principal
Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class A-3-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest, Class A-1B-II Interest and Class A-2-II Interest;

               (x) to the Class A-3-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;

               (xi) to the Class A-4-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xii) upon payment in full of the Uncertificated Principal Balance of the Class A-3-II Interest, to the Class A-4-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class A-4-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest, Class A-1B-II Interest, Class A-2-II Interest and Class A-3-II Interest;

               (xiii) to the Class A-4-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;

               (xiv) to the Class B-1-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xv) upon payment in full of the Uncertificated Principal Balance of the Class A-4-II Interest, to the Class B-1-II Interest, the Principal
Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class B-1-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II, Class A-1B-II Interest, Class A-2-II Interest, Class A-3-II Interest and Class A-4-II Interest;

               (xvi) to the Class B-1-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;

               (xvii) to the Class B-2-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xviii) upon payment in full of the Uncertificated Principal Balance of the Class B-1-II Interest, to the Class B-2-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class B-2-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest, Class A-1B-II Interest, Class A-2-II Interest, Class A-3-II Interest, Class A-4-II Interest and Class B-1-II Interest;

               (xix) to the Class B-2-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;

               (xx) to the Class B-3-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxi) upon payment in full of the Uncertificated Principal Balance of the Class B-2-II Interest, to the Class B-3-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class B-3-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest, Class A-1B-II Interest, Class A-2-II Interest, Class A-3-II Interest, Class A-4-II Interest, Class B-1-II Interest and Class B-2-II Interest;

               (xxii) to the Class B-3-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;

               (xxiii) to the Class B-4-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxiv) upon payment in full of the Uncertificated Principal Balance of the Class B-3-II Interest, to the Class B-4-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class B-4-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest, Class A-1B-II Interest, Class A-2-II Interest, Class A-3-II Interest, Class A-4-II Interest, Class B-1-II Interest, Class B-2-II Interest and Class B-3-II Interest;

               (xxv) to the Class B-4-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;

               (xxvi) to the Class B-5-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;


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


               (xxvii) upon payment in full of the Uncertificated Principal Balance of the Class B-4-II Interest, to the Class B-5-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class B-5-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest, Class A-1B-II Interest, Class A-2-II Interest, Class A-3-II Interest, Class A-4-II Interest, Class B-1-II Interest, Class B-2-II Interest, Class B-3-II Interest and Class B-4-II Interest;

               (xxviii) to the Class B-5-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;

               (xxix) to the Class B-6-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxx) upon payment in full of the Uncertificated Principal Balance of the Class B-5-II Interest, to the Class B-6-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class B-6-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest, Class A-1B-II Interest, Class A-2-II Interest, Class A-3-II Interest, Class A-4-II Interest, Class B-1-II Interest, Class B-2-II Interest, Class B-3-II Interest, Class B-4-II Interest and Class B-5-II Interest;

               (xxxi) to the Class B-6-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;

               (xxxii) to the Class B-7-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxxiii) upon payment in full of the Uncertificated Principal Balance of the Class B-6-II Interest, to the Class B-7-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class B-7-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest, Class A-1B-II Interest, Class A-2-II Interest, Class A-3-II Interest, Class A-4-II Interest, Class B-1-II Interest, Class B-2-II Interest, Class B-3-II Interest, Class B-4-II Interest, Class B-5-II Interest and Class B-6-II Interest;

               (xxxiv) to the Class B-7-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;


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


               (xxxv) to the Class B-8-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxxvi) upon payment in full of the Uncertificated Principal Balance of the Class B-7-II Interest, to the Class B-8-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class B-8-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest, Class A-1B-II Interest, Class A-2-II Interest, Class A-3-II Interest, Class A-4-II Interest, Class B-1-II Interest, Class B-2-II Interest, Class B-3-II Interest, Class B-4-II Interest, Class B-5-II Interest, Class B-6-II Interest and Class B-7-II Interest;

               (xxxvii) to the Class B-8-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;

               (xxxviii) to the Class C-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxxix) upon payment in full of the Uncertificated Principal Balance of the Class B-8-II Interest, to the Class C-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class C-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest, Class A-1B-II Interest, Class A-2-II Interest, Class A-3-II Interest, Class A-4-II Interest, Class B-1-II Interest, Class B-2-II Interest, Class B-3-II Interest, Class B-4-II Interest, Class B-5-II Interest, Class B-6-II Interest, Class B-7-II Interest and Class B-8-II Interest;

               (xl) to the Class C-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class;

                (xli)to the Class D-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xlii) upon payment in full of the Uncertificated Principal Balance of the Class C-II Interest, to the Class D-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class D-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1A-II Interest, Class A-1B-II Interest, Class A-2-II

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


Interest, Class A-3-II Interest, Class A-4-II Interest, Class B-1-II Interest, Class B-2-II Interest, Class B-3-II Interest, Class B-4-II Interest, Class B-5-II Interest, Class B-6-II Interest, Class B-7-II Interest, Class B-8-II Interest and Class C-II Interest;

               (xliii) to the Class D-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such Realized Losses and Expense Losses compounded monthly at the applicable Adjusted REMIC II Remittance Rate for such Class; and

               (x1iv) thereafter, to the Class R-II Certificateholders.

          (b) On each Distribution Date after the aggregate Uncertificated Principal Balance of each REMIC II Regular Interest other than the Class A-1A-II Interest and the Class A-1B-II Interest has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the payments of principal to be made pursuant to Section 4.2(a)(ii) and (iii) above with respect to the Class A-1A-II Interest and the Class A-1B-II Interest, will be so made to such REMIC II Regular Interests, up to an amount equal to, and pro rata as between such REMIC II Regular Interests in accordance with, the respective then-outstanding aggregate Uncertificated Principal Balances of such REMIC II Regular Interests.

          On the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the distributions of principal to be made pursuant to clauses (vi), (ix), (xii), (xv), (xviii), (xxi), (xxiv), (xxvii), (xxx), (xxxiii), (xxxvi), (xxxix) and (xlii) of this Section 4.2(a) shall, in each such case, subject to the then remaining portion of the REMIC II Distribution Amount for such date, be made to the Holders of the relevant Class of REMIC II Regular Interests otherwise entitled to distributions of principal pursuant to such clause up to an amount equal to the aggregate Uncertificated Principal Balance of such Class of REMIC II Regular Interests outstanding immediately prior to such Distribution Date.

          (c) On each Distribution Date, the Trustee shall be deemed to distribute any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of such REMIC II Regular Interests is entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed to be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such deemed distributions of principal).

          (d) On each Distribution Date, any Excess Liquidation Proceeds on deposit in the Excess Liquidation Proceeds Account deemed distributed on the REMIC I Regular Interests on such date, will in turn be deemed distributed to reimburse the REMIC II Regular Interests (in order of alphabetical, and if the alphabetical designations are the same, then numerical, Class designation) for, and to the extent of, any unreimbursed Realized Losses or Expense Losses previously allocated to them, plus interest. Distributions will be deemed made to the holders of the Class A-1A-II Regular Interests and Class A-1B-II Regular Interests pro rata as between such Classes in accordance with their respective then-outstanding aggregate Uncertificated Principal Balances.


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


          SECTION 4.3.   Distributions of REMIC III.

          (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Funds in respect of REMIC III for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

               (i) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date,

               (ii) to pay principal from the Principal Distribution Amount for such Distribution Date, first to the Holders of the Class A-1A Certificates and second to the Holders of the Class A-1B Certificates in each case, up to an amount equal to the lesser of (1) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (2) the remaining portion, if any, of such Principal Distribution Amount;

               (iii) to reimburse the Holders of the Class A-1A and Class A-1B Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Classes; and

               (iv) to make payments on the Subordinate Certificates as provided below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the payments of principal to be made pursuant to clause (ii) above with respect to the Class A-1A and Class A-1B Certificates, will be so made to the Holders of the Class A-1A and Class A-1B Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then-outstanding aggregate Certificate Balances of such Certificates;

          (b) On each Distribution Date, following the foregoing distributions on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Available Funds in respect of REMIC III for such date for the following purposes and in the following order of priority:

                    (i) to pay interest to the Holders of the Class A-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (ii) if the aggregate Certificate Balances of the Class A-1A and Class A-1B Certificates have been reduced to zero, to pay principal to the Holders of the Class A-2

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


Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                    (iii) to reimburse the Holders of the Class A-2 Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (iv) to pay interest to the Holders of the Class A-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (v) if the aggregate Certificate Balances of the Class A-1A, Class A-1B and Class A-2 Certificates have been reduced to zero, to pay principal to the Holders of the Class A-3 Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                    (vi) to reimburse the Holders of the Class A-3 Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (vii) to pay interest to the Holders of the Class A-4 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (viii) if the aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-2 and Class A-3 Certificates have been reduced to zero, to pay principal to the Holders of the Class A-4 Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                    (ix) to reimburse the Holders of the Class A-4 Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (x) to pay interest to the Holders of the Class B-1 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (xi) if the aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, to pay principal to the Holders of the Class B-1 Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                    (xii) to reimburse the Holders of the Class B-1 Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (xiii) to pay interest to the Holders of the Class B-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (xiv) if the aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4 and Class B-1 Certificates have been reduced to zero, to pay principal to the Holders of the Class B-2 Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                    (xv) to reimburse the Holders of the Class B-2 Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (xvi) to pay interest to the Holders of the Class B-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (xvii) if the aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates have been reduced to zero, to pay principal to the Holders of the Class B-3 Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Date;

                    (xviii) to reimburse the Holders of the Class B-3 Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (xix) to pay interest to the Holders of the Class B-4 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (xx) if the aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero, to pay principal to the Holders of the Class B-4 Certificates, up to an amount equal to the lesser of
(A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                    (xxi) to reimburse the Holders of the Class B-4 Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (xxii) to pay interest to the Holders of the Class B-5 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (xxiii) if the aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates have been reduced to zero, to pay principal to the Holders of the Class B-5 Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                    (xxiv) to reimburse the Holders of the Class B-5 Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (xxv) to pay interest to the Holders of the Class B-6 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (xxvi) if the aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates have been reduced to zero, to pay principal to the Holders of the Class B-6 Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                    (xxvii) to reimburse the Holders of the Class B-6 Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (xxviii) to pay interest to the Holders of the Class B-7 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (xxix) if the aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates have been reduced to zero, to pay principal to the Holders of the Class B-7 Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                    (xxx) to reimburse the Holders of the Class B-7 Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (xxxi) to pay interest to the Holders of the Class B-8 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (xxxii) if the aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates have been reduced to zero, to pay principal to the Holders of the Class B-8 Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                    (xxxiii) to reimburse the Holders of the Class B-8 Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (xxxiv) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (xxxv) if the aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5,

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


Class B-6, Class B-7 and Class B-8 Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                    (xxxvi) to reimburse the Holders of the Class C Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

                    (xxxvii) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                    (xxxviii) if the aggregate Certificate Balances of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Date;

                    (xxxix) to reimburse the Holders of the Class D Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates; and

                    (xl) to pay to the Holders of the Class R-III Certificates the balance, if any, of the Available Funds in respect of REMIC III for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the distributions of principal to be made pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv) and (xxxviii) of this Section 4.3(b) shall, in each such case, subject to the then remaining portion of the Available Funds in respect of REMIC III for such date, be made to the Holders of the relevant Class of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause up to an amount equal to the aggregate Certificate Balance of such Class of Certificates outstanding immediately prior to such Distribution Date.

          (c) On each Distribution Date, the Prepayment Premiums collected by the Master Servicer with respect to the Mortgage Loans during the related Collection Period will be distributed to the holders of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates as follows. The holders of each such Class will receive an amount equal to (i) the Prepayment Premiums collected with respect to the Mortgage Loans during the related Collection Period, multiplied by (ii) a fraction (not more than one or less than

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


zero), the numerator of which equals the excess, if any, of the Pass-Through Rate applicable to that Class of Certificates, over the Discount Rate, and the denominator of which equals the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the Discount Rate, multiplied by (iii) a fraction (not more than one or less than zero), the numerator of which is equal to the aggregate distributions of principal to be made with respect to that Class of Certificates on that Distribution Date, and the denominator of which is equal to the Principal Distribution Amount for that Distribution Date.

          Any portion of any Prepayment Premium remaining after any such payment to the holders of such Principal Balance Certificates as described above will be distributed to the holders of the Class S Certificates.

          (d) On each  Distribution  Date,  amounts  on  deposit  in the  Excess
Liquidation Proceeds Account deemed distributed on the REMIC II Regular Interests on such date, will in turn be used to reimburse the holders of the Principal Balance Certificates (in order of alphabetical, and if the alphabetical designations are the same, then in numerical, Class designation ) for, and to the extent of, unreimbursed Realized Losses or Expense Losses previously allocated to them, plus interest thereon. Distributions will be made to the holders of the Class A-1-A and Class A-1B Certificates pro rata as between such Classes in accordance with the respective then-outstanding aggregate Certificate Balances of such Certificates.

          (e) All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC III Regular Certificates shall be deemed made from the payments deemed made to REMIC III in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.2.

          SECTION 4.4. Statements to Rating Agencies and Certificateholders; Available Information.

          (a) On each Distribution Date, the Trustee shall prepare and make available electronically (and upon request will mail) to each Rating Agency and each Holder of a Certificate, with copies to the Depositor, the Controlling Class Representative, Paying Agent, the Placement Agents, Master Servicer and Special Servicer, a statement (the "Trustee Report") as to such distribution setting forth the information set forth on Exhibit H hereto, and including among other things, for each Class, as applicable:

               (i) The Principal Distribution Amount and the amount allocable to principal for such Class included in Available Funds in respect of REMIC III;

               (ii) Distributable Certificate Interest for such Class and the amount of Available Funds in respect of REMIC III allocable thereto, together with any Class Interest Shortfall allocable to such Class;

               (iii) The amount of any P&I Advances by the Master Servicer or the Trustee included in the amounts distributed to the Certificateholders;


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


               (iv) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on such Distribution Date;

               (v) Cumulative Realized Losses and Expense Losses and their allocation to the Certificate Balance of any Class of Certificates;

               (vi) The Stated Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

               (vii) The number and aggregate principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days and (D) as to which foreclosure proceedings have been commenced and, with respect to each delinquent Mortgage Loan, the amount of the P&I Advance made on such Distribution Date, the aggregate amount of Servicing Advances theretofore made that remain unreimbursed and the aggregate amount of P&I Advances theretofore made that remain unreimbursed;

               (viii) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

               (ix) As to any REO Property sold during the related Collection Period, the date on which a Final Recovery Determination was made and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

               (x) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent Updated Appraisal obtained;

               (xi) The amount of the Servicing Compensation paid to the Master Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation described in Section 3.12(a) that was paid to the Master Servicer with respect to such Distribution Date;

               (xii) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to such Distribution Date;

               (xiii) The amount of (A) Prepayment Premiums distributed to each Class of Certificates, (B) Deferred Interest and (C) Default Interest received during the related Collection Period;

               (xiv) The Pass-Through Rate applicable to the REMIC III Regular Certificates (other than the Class A-1A Certificates) for such Distribution Date;


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


               (xv) The amount of any Appraisal Reductions effected during the related Collection Period on a Mortgage Loan-by-Mortgage Loan basis and the total Appraisal Reductions as of such Distribution Date;

               (xvi) Any prepayments made during the current Collection Period;

               (xvii) The amounts, if any, actually distributed with respect to the Class R-I, Class R-II or Class R-III Certificates on such Distribution Date;

               (xviii) Ratings from all Rating Agencies for all applicable Classes of Certificates; and

               (xix) Any Mortgage Loan as to which bankruptcy proceedings have been commenced against the related Borrower, but only to the extent that the Trustee has knowledge thereof.

          In the case of information furnished pursuant to subclauses (i), (ii),
(iv) and (xiii)(A) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and for each Class of Certificates for a denomination of $1,000 initial Certificate Balance or Notional Amount.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate (including holders of the Class R-I, Class R-II or Class R-III Certificates) and to each Rating Agency a statement containing the information set forth in subclauses (i), (ii) and (xiii)(A) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

          In addition to the reports  required to be delivered  pursuant to this
Section 4.4(a), the Trustee shall make available upon request to each Holder, Certificate Owner and proposed transferee of a Privately Placed Certificate or interest therein such additional information, if any, required to be delivered under Rule 144A(d)(4) and in its possession so as to permit the proposed transfer to be effected pursuant to Rule 144A.

          (b) The Trustee shall only be obligated to deliver the statements, reports and information contemplated by Section 4.4(a) to the extent it receives the necessary underlying information from the Master Servicer, the Special Servicer and the Rating Agencies, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent such failure is caused by the Master Servicer's or the Special Servicer's failure to deliver such underlying information in a timely manner. Absent manifest error, the Trustee (i) may conclusively rely on any such information forwarded to it by the Master Servicer, the Special Servicer and the Rating Agencies, (ii) shall have no obligation to verify the same and (iii) with respect to the information provided by Section 4.4(a)(xviii), shall not be liable for the

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


accuracy of, and may include a disclaimer with, such information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate (in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as appropriate) any applicable law or provision of any Mortgage Loan document prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          The Trustee shall make available each month, to Certificateholders, Certificate Owners, prospective investors and any other interested party, via the Trustee's Internet Website, in a downloadable format, all Trustee Reports and Unrestricted Servicer Reports and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession; provided that, unless
(i) the particular report or information has been filed with the Commission pursuant to Section 3.20 or (ii) the Depositor has notified the Trustee that the Privately Placed Certificates have been sold to unaffiliated third parties, access to such reports and information on the Trustee's Internet Website will be password protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. After the Trustee shall have received the notice from the Depositor regarding the sale of the Privately Placed Certificates, as described in the preceding sentence, the Trustee shall make the Distribution Date Statement available to any interested party via the fax-on-demand service. The Trustee shall make the Restricted Servicer Reports available each month, via the Trustee's Internet Website, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, the Placement Agents, any Rating Agency, the Master Servicer, the Special Servicer, the Controlling Class Representative or any party hereto, with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit I-1 or Exhibit I-2, as applicable, provided, however, that the Trustee shall provide such password to each party hereto, the Controlling Class Representative, Placement Agents, the Master Servicer, the Special Servicer, and each Rating Agency without requiring such certification. In addition, the Trustee is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

          The Trustee's Internet Website shall be located at "www.ctslink.com/cmbs" or at such other address as shall be specified by the Trustee from time to time in the Trustee Report and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

          The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee

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Report  and may  affix  thereto  any  disclaimer  it  deems  appropriate  in its reasonable discretion (without suggesting liability on the part of any party hereto).

          SECTION 4.5.   Remittances; P&I Advances.

          (a) For purposes of this Section 4.5, "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, (A) if such Mortgage Loan is delinquent as to its Balloon Payment or constitutes an REO Mortgage Loan, the related Assumed Monthly Payment and (B) if such Mortgage Loan is not described by the preceding clause, the Monthly Payment.

          (b) By 2:00 p.m. on the Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

               (i) remit to the Trustee from the Collection Account (A) for deposit in the Distribution Account an amount equal to the Prepayment Premiums and (B) for deposit in the Excess Liquidation Proceeds Account an amount equal to the Excess Liquidation Proceeds received by the Master Servicer in the Collection Period preceding such Remittance Date;

               (ii) remit to the Trustee from the Collection Account for deposit in the Distribution Account an amount equal to the Available Funds in respect of REMIC I for such Distribution Date (excluding P&I Advances);

               (iii) subject to Section 4.5(c), make an advance (each, a "P&I Advance"), by deposit into the Collection Account, and remit such amount to the Distribution Account, in an amount equal to the Applicable Monthly Payment for each Mortgage Loan (net of the Master Servicing Fee), to the extent such amount was not received on such Mortgage Loan as of the close of business on the related Determination Date; and

               (iv) remit to the Trustee from the Grantor Trust Collection Account for deposit in the Grantor Trust Distribution Account an amount equal to the Deferred Interest received by the Master Servicer in the Collection Period preceding such Remittance Date.

          (c) Notwithstanding Section 4.5(b)(iii), upon determination of the Appraisal Reduction with respect to any Required Appraisal Loan, the amount of any delinquent interest required to be advanced with respect to such Required Appraisal Loan shall be an amount equal to the product of (A) the amount of the delinquent interest that would be required to be advanced in respect of such Mortgage Loan without regard to the application of this sentence, multiplied by
(B) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less the Appraisal Reduction and the denominator of which is such Stated Principal Balance.

          (d) If, as of 3:00 p.m., New York City time, on any Remittance Date the Master Servicer shall not (i) have made the P&I Advance required to have been made on such date pursuant to Section 4.5(b)(iii) or (ii) delivered the certificate and documentation related to a determination of nonrecoverability, the Trustee shall no later than 10:00 a.m., New York City

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time,  on such  Distribution  Date  deposit  into the  Distribution  Account  in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer, and such failure by the Master Servicer shall constitute an Event of Default on the part of the Master Servicer.

          (e) Anything to the contrary in this Agreement notwithstanding, none of the Master Servicer or the Trustee shall be obligated to make a P&I Advance on any date on which a P&I Advance is otherwise required to be made by this
Section 4.5 if the Master Servicer or the Trustee, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance. The Trustee, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall make such determination in its good faith judgment.

          (f) The Master Servicer or the Trustee, as applicable, shall be entitled to, and the Master Servicer hereby covenants and agrees to promptly seek and effect, the reimbursement of P&I Advances made to the extent permitted pursuant to Section 3.6(a)(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.6(a)(iii).

          SECTION 4.6.   Allocation of Realized Losses and Expense Losses.

          (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.1, the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualified Substitute Mortgage Loan) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Expense Losses.

          (b) On each Distribution Date, Realized Losses and Expense Losses that are applied to each Class of REMIC III Regular Certificates shall be allocated to reduce the Uncertificated Principal Balance of the Related REMIC II Regular Interest.

          (c) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.3, the Trustee shall determine the amount, if any, by which (i) the then-aggregate Certificate Balance of the Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective aggregate Certificate Balances of the Class D, Class C, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-4, Class A-3 and Class A-2 Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective aggregate Certificate Balances of the Class A-1A and Class A-1B Certificates shall be reduced,

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


pro rata in accordance with the relative sizes of the then-outstanding aggregate Certificate Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such aggregate Certificate Balance being reduced to zero. Such reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates shall be deemed to be allocations of Realized Losses and Expense Losses among the Certificates of each since Class in proportion to their respective Percentage Interests in such Class.

          SECTION 4.7.   Distributions on the Grantor Trust.

          On each Distribution Date, the Trustee shall withdraw the amount of any Deferred Interest received in the related Collection Period from the Grantor Trust Distribution Account and shall distribute such funds to the holders of the Class E Certificates.

          SECTION 4.8.   Distributions in General.

          (a) All amounts distributable to a Class of Certificates pursuant to this Article IV on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing on or before the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or on or before any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent on or before the related Record Date), by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) at the offices designated by the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

          (b) Except as otherwise provided in Section 9.1, the Trustee shall, no later than the 15th day of the month in the month preceding the Distribution Date on which the final distribution with respect to any Class of Certificates is expected to be made or such later day as the Trustee becomes aware that the final distribution with respect to any Class of Certificates is expected to be made on the succeeding Distribution Date, mail to each Holder of such Class of Certificates and to the Rating Agencies, on such day a notice to the effect that:


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


               (i) the Trustee reasonably expects, based upon information previously provided to it, that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified; and

               (ii) if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, however, that the Class R-I, Class R-II and Class R-III Certificates shall remain outstanding until there is no other Class of Certificates, REMIC I Regular Interests or REMIC II Regular Interests outstanding.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such Distribution Date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 4.8(b) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive from such funds held the final distribution with respect thereto. If, within one year after the second notice, any of such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If, within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.8(b). Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee. The Trustee shall deposit into the applicable account funds in the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

          SECTION 4.9.   Compliance with Withholding Requirements.

               Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who has informed the Trustee in writing that it is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled

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foreign corporation"  described in Code Section 881(c)(3)(C) with respect to the
Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

                                   ARTICLE V

                                THE CERTIFICATES
                                ----------------

          SECTION 5.1.   The Certificates.

          The Certificates consist of the Class A-1A Certificates, the Class A-1B Certificates, the Class S Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates, the Class B-8 Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

          The Class A-1A, Class A-1B, Class S, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C, Class D, Class E, Class R-I, Class R-II and Class R-III Certificates will be substantially in the forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15,
A-16, A-17, A-18, A-19 and A-20, respectively. The Certificates of each Class will be issuable in definitive physical form only, registered in the name of the holders thereof; provided, however, that in accordance with Section 5.3 beneficial ownership interests in the REMIC III Regular Certificates shall initially be represented by Book-Entry Certificates held and transferred through the book-entry facilities of the Securities Depository, in minimum denominations of authorized initial Certificate Balance or Notional Amount, as described in the succeeding table. The Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates shall be in minimum denominations of $5,000 and multiples of $1 in excess thereof and the Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C and Class D Certificates shall be in minimum denominations of $10,000 and multiples of $1 in excess thereof. The Class E, Class R-I, Class R-II and Class R-II Certificates shall be in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

          Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any

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


securities market in which the Certificates are admitted to trading, or to conform to general usage.
          Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered to (or upon the order of) the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-20 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.2.   Registration, Transfer and Exchange of Certificates.

          (a) The Trustee shall keep or cause to be kept at the offices of the Certificate Registrar (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicer, the Special Servicer, the Trustee, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the offices of the Certificate Registrar together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of this
Section 5.2. Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

          (b) Upon surrender for registration of transfer of any Definitive Certificate, subject to the requirements of this Section 5.2, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with this Section 5.2. Each Certificate surrendered for registration of transfer shall be cancelled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.2 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of this Section 5.2.


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


          (c) The exchange, transfer and registration of transfer of Definitive Certificates that are Privately Placed Certificates shall be subject to the restrictions set forth below (in addition to the other provisions of this Section 5.2):

               (i) The Certificate Registrar shall register the transfer of a Definitive Certificate that is a Privately Placed Certificate if the requested transfer is being made to a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A ( and in the case of the Residual Certificates, a Trustee Affidavit as required by Section 5.2(j)(ii)); or

               (ii) The Certificate Registrar shall register the transfer of a Definitive Certificate that is a Privately Placed Certificate (other than the Class E Certificates and the Residual Certificates), if prior to the transfer, the transferee furnishes to the Certificate Registrar (1) an Investment
Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the 1933 Act, (2) an Opinion of Counsel acceptable to the Certificate Registrar that such transfer is in compliance with the 1933 Act, and (3) a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer.

          (d) Subject to the restrictions on transfer and exchange set forth in this Section 5.2, the Holder of one or more Certificates may transfer or exchange the same in whole or in part (with a Certificate Balance or Notional Amount equal to any authorized denomination) by surrendering such Certificate at the offices of the Certificate Registrar or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.2, following a proper request for transfer or exchange, the Certificate Registrar shall, within a reasonable time period after such request, execute and deliver to the transferee (in the case of transfer) or the Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or the Holder in the case of exchange) to such address as the transferee or the Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Certificate Balance or Notional Amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the offices of the Certificate Registrar or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

          (e) Any Certificates that are Privately Placed Certificates may only be transferred to Eligible Investors as described herein. In the event a Responsible Officer of the Certificate Registrar has actual knowledge that a Definitive Certificate that is a Privately Placed Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar

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


shall void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action. The Certificate Registrar shall be under no duty to investigate to determine if such transferee is an Eligible Investor.

          (f) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.2 other than for transfers of Privately Placed Certificates to Institutional Accredited Investors, as provided herein. In connection with any transfer of Privately Placed Certificates to an Institutional Accredited Investor, the transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

          (g) Subject to the other provisions of this Section 5.2, transfers of the Class R-I, Class R-II and Class R-III Certificates may be made only in accordance with Section 5.2(c)(i), this Section 5.2(g) and Section 5.2(j). The Certificate Registrar shall register the transfer of a Class R-I, Class R-II or Class R-III Certificate if (i) the transferor has advised the Certificate Registrar in writing that the Certificate is being transferred to a buyer that the transferor reasonably believes is a Qualified Institutional Buyer; and (ii) prior to transfer the transferor furnishes to the Certificate Registrar an Investment Representation Letter.

          (h) Neither the Depositor, the Master Servicer, the Special Servicer, the Trustee nor the Certificate Registrar is obligated to register or qualify any Class of Privately Placed Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not exempt from the registration requirements of the 1933 Act or is not made in accordance with such federal and state laws.

          (i) No transfer of any Ownership Interest in a Subordinate Certificate shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law"), which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or (ii) an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to acquire any such Subordinate Certificates, if such transfer or the subsequent holding of the applicable Certificate would constitute or result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or any Similar Law. Each prospective transferee of a Definitive Certificate that is a Subordinate Certificate shall deliver to the

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Depositor,  the  Certificate  Registrar  and  the  Trustee,  (A) a  transfer  or representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above, or (B) an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Subordinate Certificate will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which Opinion of Counsel shall not be an expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, Certificate Registrar or the Depositor. None of the Trustee, the Master Servicer, the Special Servicer, and the Certificate Registrar will register a Class R-I, Class R-II or Class R-III Certificate in any Person's name unless such Person has provided the letter referred to in clause (A) above. Any transfer of a Subordinate Certificate that would violate, or result in a prohibited transaction under, ERISA or Section 4975 of the Code shall be deemed absolutely null and void ab initio.

          (j) Each Person who has or acquires any Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R-I Certificate, Class R-II Certificate or a Class R-III Certificate are expressly subject to the following provisions:

               (i) Each Person acquiring or holding any Ownership Interest in a Class R-I Certificate, Class R-II Certificate or Class R-III Certificate shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including as a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.2(j)(i) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

               (ii) No Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate may be transferred, and no such Transfer shall be registered in the Certificate Register, without the consent of the Certificate Registrar, and the Certificate Registrar shall not recognize a proposed Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") (A) that such proposed transferee is a Permitted Transferee and (B) stating that (I) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (II) the proposed transferee understands that, as the holder of an Ownership Interest in a Class R-I, Class

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R-II or a Class R-III  Certificate,  as applicable,  it may incur liabilities in excess of cash flows generated by the residual interest, (III) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (IV) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including as a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (V) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.2(j) and (y) other than in connection with the initial issuance of the Class R-I, Class R-II and Class R-III Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(B)(I) or (III) are false.

               (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

          Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate, or such agent thereof, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent thereof such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R-I, Class R-II or Class R-III Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent thereof referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

          SECTION 5.3.   Book-Entry Certificates.

          (a) Each Class of REMIC III Regular Certificates shall initially be issued as one or more Book-Entry Certificates registered in the name of the Securities Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Securities Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interest in and to such Certificates through the book-entry facilities of the Securities Depository and, except as provided in subsection (c) below, shall not be entitled to definitive, fully

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registered Certificates ("Definitive Certificates") in respect of such Ownership
Interests. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), in which case all such Certificates shall be held in book-entry form, transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Privately Placed Certificate to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of Section 5.2 or
(ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Securities Depository Participant or brokerage firm representing each such Certificate Owner. Each Securities Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Securities Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the
transfer  of  Ownership  Interests  in  Book-Entry   Certificates   through  the
book-entry facilities of the Securities Depository.

          (b) The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Securities Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Securities Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Securities Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Securities Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Securities Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Securities Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Securities Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Securities
Depository, accompanied by registration instructions from the Securities Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such

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instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of the REMIC III Certificates, the registered
holders   of   such   Definitive    Certificates    shall   be   recognized   as
Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          (d) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

          (e) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with the rules of the Securities Depository and this Section 5.3(e). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.3(e), (ii) written instructions given in accordance with the rules of the Securities Depository directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the rules of the Securities Depository containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a Privately Placed Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Securities Depository or the custodian holding such Book-Entry Certificate on behalf of the Securities Depository to increase the denomination of the related Book-Entry Certificate by the denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding denomination of such Book-Entry Certificate.



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          SECTION 5.4.   Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee, the Special Servicer and the Master Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section
5.4 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.5.   Appointment of Paying Agent.

          The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Article IV. The Trustee shall cause such Paying Agent, if other than the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to such Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. The Paying Agent shall at all times be an entity having a long-term senior unsecured debt rating of at least "A" by Fitch, unless and to the extent Rating Agency Confirmation is obtained from Fitch (the cost, if any, of obtaining such confirmation to be paid by the Trustee; provided that such appointment is made by the Trustee in its sole discretion and otherwise by the Trust Fund). The Trustee shall pay the Paying Agent reasonable compensation from its own funds and the Trustee shall remain liable for all actions of any Paying Agent and shall not be relieved of any of its obligations hereunder.

          SECTION 5.6.   Access to Certificateholders' Names and Addresses.

          (a) If any Certificateholder or the Controlling Class Representative (for purposes of this Section 5.6, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Certificate Registrar shall, at the expense of such Applicant, within ten Business Days after the receipt of such application, transmit such communication to the Certificateholders as of the most recent Record Date; provided, however, if such communication relates to performance by the Master

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


Servicer, the Special Servicer or the Trustee of its duties hereunder, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date.

          (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

          SECTION 5.7.   Actions of Certificateholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor, the Special Servicer or the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor, the Special Servicer and the Master Servicer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor, the Special Servicer or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.7 as it shall deem necessary.

                                   ARTICLE VI

          THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER
          -----------------------------------------------------------

          SECTION 6.1. Liability of the Depositor, the Master Servicer and the Special Servicer.

          The Depositor, the Master Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.


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          SECTION 6.2.   Merger or  Consolidation  of the  Master  Servicer  and
Special Servicer.

          Subject to the third paragraph of this Section 6.2, the Master Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Delaware and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Subject to the following paragraph, the Special Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Delaware and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Specially Serviced Mortgage Loans and to perform its respective duties under this Agreement.

          Each of the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer or the Special Servicer, as applicable hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer or the Special Servicer, as applicable hereunder, if Rating Agency Confirmation has been obtained with respect to such merger, consolidation or transfer and succession (the cost, if any, of obtaining such confirmation to be paid by the Master Servicer or Special Servicer, as applicable).


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          SECTION 6.3.   Limitation on  Liability of  the  Depositor, the Master
Servicer and Others.

          Neither the Depositor, the Master Servicer, the Special Servicer, nor any of the owners, directors, managers, officers, employees or agents of the Depositor or the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer or the Special Servicer or any such other Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer or the Special Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence in the performance of its duties or by reason of negligent disregard of its respective obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any owner, director, manager, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any owner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof, including, in the case of the Master Servicer or Special Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (provided, however, that the foregoing shall not be deemed to preclude the Master Servicer or the Special Servicer from being reimbursed for any such loss, liability or expense otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence or (in the case of the Master Servicer or Special Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor nor the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any ultimate expense or liability for which reimbursement is not adequately provided for hereunder; provided, however, that the Depositor or the Master Servicer or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's obligations under Section 3.1(a)) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.6(a)(vi) of this Agreement.


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          SECTION 6.4.   Resignation of Master Servicer or Special Servicer.

          (a) Except as otherwise  provided in Section 6.2,  Section  6.4(b) and
Section 6.5 hereof, neither the Master Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, unless there is a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities so causing such conflict being of a type and nature carried on by it at the date of this Agreement). Any such determination permitting the resignation of the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor, shall have assumed the responsibilities and obligations of the Master Servicer or the Special Servicer, as the case may be, under this Agreement and Rating Agency Confirmation shall have been obtained with respect to such servicing transfer. Notice of such resignation shall be given promptly by the Master Servicer or the Special Servicer, as the case may be, to the Trustee.

          (b) The Master Servicer and the Special Servicer may each resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee, provided that (i) a successor servicer (x) is available, (y) has assets of at least $15,000,000 and (z) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the resigning party on substantially the same terms and conditions, and for not more than equivalent compensation, to that herein provided; (ii) the resigning party bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

          SECTION 6.5. Assignment or Delegation of Duties by Master Servicer or the Special Servicer.

          In addition to actions permitted under Section 6.2, the Master Servicer and the Special Servicer shall each have the right without the prior written consent of the Trustee to assign and delegate all of its duties hereunder; provided, however, that (i) the Master Servicer or the Special Servicer, as the case may be, gives the Depositor and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer or the Special Servicer, as the case may be, with like effect as if originally named as a party to this Agreement; (iii) a Rating Agency Confirmation shall have been obtained with respect to such assignment and delegation; and (iv) the assignment and delegation is reasonably satisfactory to the Trustee and the Depositor. In the case of any such assignment and delegation in accordance with the requirements of this Section, the Master Servicer or the Special Servicer, as the case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it as the Master Servicer or the Special Servicer, as the case may be, hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence.

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Notwithstanding  the above, each of the Master Servicer and the Special Servicer may appoint Sub-Servicers in accordance with Section 3.2 hereof (provided that the Master Servicer or the Special Servicer remains fully liable for their actions), or agents or independent contractors appointed or retained to perform select duties thereof.

          SECTION 6.6. Rights of the Depositor, the Rating Agencies and the Trustee in Respect of the Master Servicer and the Special Servicer.

          Each of the Master Servicer and the Special Servicer shall afford the Depositor, the Rating Agencies, the Placement Agents, and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon reasonable request, each of the Master Servicer and the Special Servicer shall furnish to the Depositor, the Rating Agencies and the Trustee its or its parent's most recent financial statements and such other information in its possession (which it is not prohibited by applicable law or contract from disclosing) regarding its business, affairs, property and condition, financial or otherwise, as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Master Servicer or the Special Servicer. Neither the Depositor nor the Trustee shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                  ARTICLE VII

                                    DEFAULT
                                    -------

          SECTION 7.1.   Events of Default.

          "Event of Default," wherever used herein, with respect to the Master Servicer and the Special Servicer, as applicable (except with respect to item
(viii) in the case of the Special Servicer) means any one of the following events:

               (i) any failure by the Master Servicer or the Special Servicer, as applicable, to remit to the Collection Account, any failure by the Special Servicer to remit to the REO Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted by the Master Servicer or the Special Servicer, as applicable, pursuant to and in accordance with the terms of this Agreement; or

               (ii) any failure on the part of the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any other of the covenants or agreements, or the breach of any representations or warranties provided herein on the part of the Master Servicer or the Special Servicer, which, in either event, materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee with respect to any Mortgage Loan and which, in either event, continues unremedied for a period

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of 30 days  after the date on which  written  notice of such  failure or breach, requiring the same to be remedied, shall have been given to the Master Servicer or Special Servicer by the Depositor or the Trustee, or to the Master Servicer
or  Special  Servicer,   the  Depositor  and  the  Trustee  by  the  Holders  of
Certificates entitled to at least 25% of the aggregate Voting Rights of any Class affected thereby; or

               (iii) the Master Servicer shall no longer be rated "CMS3" (or its equivalent) or higher by Fitch or the Special Servicer shall no longer be rated "CSS3" (or its equivalent) or higher by Fitch, as applicable, unless in each case Fitch has confirmed in writing that a failure to be so rated will not result in the withdrawal, downgrade or qualification of any rating then assigned by Fitch to any Class of Certificates; or

               (iv) the Master Servicer or the Special Servicer, as the case may be, shall no longer be "approved" by S&P to act in such capacity for pools of mortgage loans similar to the Mortgage Loans and the Master Servicer or the Special Servicer, as the case may be, shall not have resolved all such matters to the satisfaction of S&P so as to be restored to "approved" status within 60 days following such loss of "approved" status.

               (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or Special Servicer, as applicable, and such decree or order shall have remained in force, undischarged or unstayed, for a period of 60 days; or

               (vi) the Master Servicer or Special Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer, or of or relating to all or substantially all of the property of either the Master Servicer or the Special Servicer; or

               (vii) the Master Servicer or Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (viii) the Master Servicer shall fail to make any Advance required to be made by the Master Servicer hereunder (whether or not the Trustee makes such Advance);

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of 25% of the aggregate Voting Rights of all Certificates or with respect to any Event of Default pursuant to clause (iii) or (iv) of Section 7.1, the Trustee shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be, terminate (subject to Section 7.2) all of its respective rights and obligations (but not any liabilities for actions and omissions occurring prior thereto) under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights it

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may have hereunder as a  Certificateholder  and any rights or  obligations  that accrued prior to the date of such  termination  (including  the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination, and the right to the benefits of Section 6.3 notwithstanding any such termination); provided, however, that in the event the Master Servicer and the Special Servicer are the same Person, the Trustee shall require that any termination of the Master Servicer shall constitute a termination of the Special Servicer and vice versa (unless the Event of Default is under clause (iii) or (iv) of Section 7.1). On or after the receipt by the Master Servicer or the Special Servicer, as the case may be, of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section (notwithstanding any failure of the Trustee to satisfy the criterion set forth in Section 6.4) and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the defaulting Master Servicer or Special Servicer, as the case may be, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer, on behalf of itself, agrees in the event it is terminated pursuant to this Section 7.1 promptly (and in any event no later than ten Business Days subsequent to such notice) to provide, at its own expense, the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) with all documents and records requested by the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) to enable the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account and any REO Account or Reserve Account or thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer (or copies of the Mortgage Files relating to Specially Serviced Mortgage Loans to the successor Special Servicer) and amending this Agreement to reflect such succession as Master Servicer or successor Special Servicer pursuant to this Section 7.1 shall be paid by the predecessor Master Servicer or Special Servicer upon presentation of reasonable documentation of such costs and expenses; provided, however, that if any such costs and expenses remain unpaid by the predecessor Master Servicer or Special Servicer within a reasonable time after presentation of such documentation, the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) may be reimbursed from the Collection Account for such unpaid costs and

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expenses,  which shall be deemed to be expenses of the Trust Fund; however, such reimbursement shall not relieve the predecessor Master Servicer or Special Servicer from any liability that it may have for such costs and expenses.

          SECTION 7.2.   Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.1, the Trustee shall be its successor in such capacity in all respects under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or of the Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the terminated party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by any successor hereunder. The appointment of a successor Master Servicer or Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer, as applicable, which may have arisen prior to its termination as Master Servicer or Special Servicer. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or of the Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer, as applicable, or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to
Section 3.7 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee as successor Master Servicer or Special Servicer shall be entitled to all Servicing Compensation relating to the Mortgage Loans that accrue after the date of the Trustee's succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder (other than Workout Fees payable to the terminated Special Servicer pursuant to Section 3.12(b)). Unless otherwise agreed to in writing by the Master Servicer and the Trustee, in the event any Advances made by the Master Servicer or the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances made by the Trustee (and accrued and unpaid interest thereon) shall have been repaid in full. In addition to the foregoing, any successor Master Servicer (which, for the purposes of this sentence, shall not include the Trustee) shall be required to allocate funds available for the payment of unreimbursed Advances as between the former Master Servicer and the successor Master Servicer (with interest thereon at the Advance Rate) on a first in, first out basis, which results in the payment of unreimbursed Advances (with interest thereon at the Advance Rate) first to the predecessor Master Servicer. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to a majority of the aggregate Voting Rights so request in writing to the Trustee, or if the Trustee is not approved as a master servicer or special servicer by each of the Rating Agencies, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which is the subject of a Rating Agency Confirmation (the cost, if any, of obtaining such confirmation to be paid by the

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terminated Master Servicer or Special Servicer, as applicable), as the successor to the Master Servicer or Special Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. If the resigning or terminated party is the initial Master Servicer, and if on or before the effective date of such resignation or termination the initial Master Servicer procures a qualified Person that is willing to act as the successor Master Servicer, then the Trustee shall appoint such Person to act as the successor Master Servicer; provided, however, that (i) such Person is reasonably acceptable to the Trustee, (ii) a Rating Agency Confirmation is obtained with respect to such appointment, (iii) the initial Master Servicer pays all costs and expenses in connection with such transfer, and (iv) such Person accepts such appointment on or prior to the effective date of such resignation or termination. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer's or Special
Servicer's   responsibilities,   duties  and  liabilities   hereunder.   Pending
appointment of a successor to the Master Servicer or Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such
appointment  and  assumption   described  herein,  the  Trustee  may  make  such
arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the terminated party hereunder. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.3.   Notification to Certificateholders.

          (a) Upon any termination pursuant to Section 7.1 above or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the Controlling Class Representative and to each Rating Agency.

          (b) Within 5 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates, the Controlling Class Representative and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

          SECTION 7.4.   Other Remedies of Trustee.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.6(a)(vi). Except as otherwise expressly provided in this Agreement, no

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remedy  provided for by this  Agreement  shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

          SECTION 7.5.   Waiver of Past Events of Default; Termination.

          The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Master Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to (including P&I Advances) or payments from the Collection Account, the Distribution Account or the REO Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, and payment to the Trustee of all reasonable costs and expenses incurred by the Trustee in connection with such default and prior to its waivers (which costs shall be paid as an Additional Trust Fund Expense) such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
                             ----------------------

          SECTION 8.1.   Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder by the Master Servicer, the Special Servicer, the Depositor or the Paying Agent. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall report such finding to the presenting party and request a correction of such instrument.


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          (c) No provision of this  Agreement  shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the foregoing shall be subject to Section 8.2; and provided, further, that:

               (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

               (ii) The Trustee shall not be personally or otherwise liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally or otherwise liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to a majority of the aggregate Voting Rights (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

               (iv) Except as provided in the succeeding sentence, the Trustee shall not be charged with knowledge of any failure by the Depositor to comply with the obligations of the Depositor hereunder or any failure of the Master Servicer or the Special Servicer to comply with the obligations of the Master Servicer or the Special Servicer hereunder, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure, breach or occurrence. The Trustee shall be deemed to have actual knowledge of the Master Servicer's failure to comply with its obligations listed in clause (i) (except with respect to remittances to the Collection Account) and (viii) of Section 7.1 (except with respect to Servicing Advances) or to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement; and

               (v) The Trustee shall not be under any obligation to appear in prosecute or defend any legal action which is not incidental to its duties as Trustee in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the

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Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee, or any breach of a representation, warranty or covenant of the Trustee contained herein).

          The Trustee, in its capacity as Trustee, shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer or the Depositor under this Agreement or during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Depositor in accordance with the terms of this Agreement. The Trustee shall not be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement.

          SECTION 8.2.   Certain Matters Affecting the Trustee.

          (a) Except as otherwise provided in Section 8.1:

               (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

               (ii) The Trustee may consult with counsel and any memorandum or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such memorandum or Opinion of Counsel;

               (iii) (A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless (in the Trustee's reasonable opinion) such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; provided, however, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement; and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


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               (iv) The Trustee shall not be personally or otherwise  liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to a majority (or such other percentage as is specified herein) of the aggregate Voting Rights of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Master Servicer or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided that the Trustee shall not otherwise be relieved of its duties and obligations hereunder;

               (vii) Neither the Trustee nor the Certificate Registrar shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer, as the case may be) or of the Depositor; and

               (viii) Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under this Agreement, or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s), affidavits and/or Opinions of Counsel described in Article V applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Securities Depository or between or among Securities Depository Participants or Certificate Owners, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.


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          The   Trustee   shall  have  no  duty  to  conduct   any   affirmative
investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

          SECTION 8.3.Trustee  Not Liable for  Certificates  or Mortgage Loans.

          The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Master Servicer or the Special Servicer and the Trustee, the Special Servicer and the Master Servicer assume no responsibility for their correctness. The Trustee, the Master Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates, or any private placement memorandum or prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, the Trustee shall not be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.2) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2); the compliance by the Depositor, the Master Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2), it being understood that the Trustee only shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer or the Special Servicer (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) or any Sub-Servicer or any Borrower; any action of the Master Servicer or the Special Servicer (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) or any Sub-Servicer taken in the name of the Trustee, except with respect to the Trustee, to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any Sub-Servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at

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the  instruction of the Master  Servicer or the Special  Servicer (other than in each case, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. The Trustee shall not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than in each case, with respect to the Trustee only, any funds held by the Trustee. The Trustee (unless the Trustee shall have become the successor Master Servicer) shall have no responsibility for (A) filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement, (B) seeing to any insurance, (C) seeing to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Fund, or (D) confirming or verifying the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

          SECTION 8.4.   Trustee May Own Certificates.

          The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer and the Special Servicer in banking transactions, with the same rights each would have if it were not Trustee.

          SECTION 8.5.   Payment of Trustee Fees and Expenses; Indemnification.

          (a) The Master Servicer shall pay from the Collection Account to the Trustee or any successor Trustee from time to time, and the Trustee or any successor Trustee shall be entitled to receive from the Collection Account on each Remittance Date the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Trustee shall pay the routine fees and expenses of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.


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          (b) Except as otherwise  provided  herein,  the Trustee  shall pay all expenses incurred by it in connection with its activities hereunder. The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, as applicable hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, as applicable, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

          (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee and each of the directors, officers, employees and agents of the Trustee (each, an "Indemnified Party"), and hold each of them harmless against any, and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement, the Certificates or the Mortgage Loans (including without limitation any liability, cost or expense arising from the Master Servicer's or Special Servicer's negligent or intentional misuse of any power of attorney granted pursuant to Section 3.1(a)) related to each such party's respective willful misconduct, bad faith, fraud, misrepresentation and/or negligence in the performance of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder (including in the case of the Master Servicer or the Special Servicer, any agent of the Master Servicer or the Special Servicer).

          (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of this Agreement or the Certificates, in each case to the extent, and only to the extent, such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii), other than (i) those resulting from the negligence, misrepresentation, fraud, bad faith or willful misconduct of the Trustee, (ii) those specifically required to be borne thereby pursuant to the terms hereof, including, without limitation, pursuant to
Section 10.3(c) and Section 10.5 and (iii) those as to which such Indemnified Party has received indemnification payments pursuant to Section 8.5(c) within 30 days after the request therefor. The term "unanticipated expenses incurred by a REMIC" shall include any fees, expenses and disbursements of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement, including, without limitation, under Section 2.3, Section 8.11, Section 10.3 and Section 7.1. The right of reimbursement of the Indemnified Parties under this Section 8.5(d) shall be senior to the rights of all Certificateholders. The foregoing shall not be deemed to preclude an Indemnified Party from being reimbursed for any such loss, liability or expense otherwise reimbursable pursuant to this Agreement.


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          (e) Notwithstanding  anything herein to the contrary, this Section 8.5 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer or the Special Servicer.

          (f) This Section 8.5 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

          SECTION 8.6.   Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a bank, trust company, corporation or association organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and a rating on its unsecured senior long-term debt of at least "AA" by each of S&P (determined without regard to pluses or minuses) and Fitch, unless a Rating Agency Confirmation is obtained with respect to a lower rating (the cost, if any, of obtaining such confirmation to be paid by the Trustee) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.2). In addition, the Trustee shall at all times meet the requirements of Rule 3a-7(a)(4) promulgated under the Investment Company Act of 1940, as amended. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect, at its sole discretion, either to (i) resign immediately in the manner and with the effect specified in Section 8.7,
(ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7.

          SECTION 8.7.   Resignation and Removal of the Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and each Rating Agency. Upon such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee, which appointment of successor Trustee shall be subject to a Rating Agency Confirmation from Fitch. The appointment shall be by a written instrument executed in triplicate, which instrument shall be delivered to the resigning Trustee and the

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successor  Trustee.  The cost, if any, of obtaining  the foregoing  confirmation shall be paid by the resigning Trustee. Notwithstanding the foregoing, if no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Master Servicer shall remove the Trustee and shall promptly appoint a successor Trustee by written instrument, which shall be delivered to the Trustee so removed and to the successor Trustee.

          The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor Trustee meeting the requirements of Section 8.8 by written instrument or instruments, in six originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Special Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed. Such removal of the Trustee, if without cause, shall be effective upon the payment to the Trustee of all reasonable costs and expenses incurred by it in connection with such removal (which costs shall be paid as an Additional Trust Fund Expense).

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.7 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.8.

          SECTION 8.8.   Successor Trustee.

          Any successor Trustee appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and to the predecessor Trustee instruments accepting its appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein, provided that a Rating Agency Confirmation has been obtained from Fitch with respect to the appointment of such successor Trustee. The cost, if any, of obtaining such confirmation shall be paid by the Trustee that resigned or was removed, unless the Trustee was removed without cause by the Holders of Certificates entitled to a majority of the Voting Rights, in which case such costs shall be an Additional Trust Fund Expense. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder (at the expense of the Trust Fund if removal of the predecessor Trustee was without cause), and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor

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Trustee all such rights,  powers,  duties and obligations.  No successor Trustee shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of
Section 8.6.

          Upon acceptance of appointment by a successor Trustee as provided in this Section 8.8, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

          SECTION 8.9.   Merger or Consolidation of Trustee.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.6 and a Rating Agency Confirmation has been obtained from Fitch, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee.

          Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall no longer be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.8.

          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether

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as Trustee  hereunder  or as successor to the Master  Servicer  hereunder),  the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

          No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that if the Depositor is no longer in existence, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts hereunder shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

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          SECTION 8.11.  Authenticating Agent.

          The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall pay the Authenticating Agent reasonable compensation from its own funds and the Trustee shall remain liable for all actions of any Authenticating Agent and shall not be relieved of any of its obligations hereunder. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

          Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor, the Special Servicer and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor, the Special Servicer and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

          The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. The Trustee shall pay the Authenticating Agent reasonable compensation from its own funds.

          SECTION 8.12.  Appointment of Custodians.

          (a) The Trustee shall serve as the initial Custodian. The Trustee may appoint one or more third party Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodial Agreement may be amended only as

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provided  in  Section  11.7.  The  Trustee  shall pay the  Custodian  reasonable compensation from its own funds and the Trustee shall remain liable for all actions of any Custodian and shall not be relieved of any of its obligations hereunder.

          (b) Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term senior unsecured debt rating of at least "BBB" from Fitch, unless a Rating Agency Confirmation has been obtained from Fitch (the cost, if any, of obtaining such confirmation to be paid by the Trustee; provided that such appointment was made by the Trustee in its sole discretion and otherwise by the Trust Fund), and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

          (c) Each Custodian shall maintain a fidelity bond and shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 8.12(c) shall be issued by a Qualified Insurer. Each Custodian shall be deemed to have complied with the requirement for a fidelity bond if one of its Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. Notwithstanding the foregoing, so long as the long-term unsecured debt obligations of the Custodian or its corporate parent have been rated "A" or better by each Rating Agency, the Custodian shall be entitled to provide self-insurance or obtain from its corporate parent adequate insurance, as applicable, with respect to its obligation hereunder to maintain a fidelity bond or an errors and omissions insurance policy.

          SECTION 8.13.  Representations and Warranties of the Trustee.

          The Trustee hereby represents, warrants and covenants that as of the Closing Date:

          (a) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and, except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property, the Trustee has all licenses necessary to carry on its business as now being conducted, and is in compliance with the laws of each state in which any Mortgaged Property is located, to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

          (b) The Trustee has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement do not violate the Trustee's charter documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of

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the  Trustee or its  properties  taken as a whole or impair  the  ability of the
Trust Fund to realize on the Mortgage Loans;

          (c) This Agreement has been duly and validly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (d) The Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any state or federal statute, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Trustee or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

          (e) There are no actions, suits or proceedings pending or, to the knowledge of the Trustee, threatened, against the Trustee which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Trustee or would materially impair the ability of the Trustee to perform under the terms of this Agreement or draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Trustee contemplated herein;

          (f) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Trustee to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Mortgage Loans; and

          (g) The Trustee covenants that by December 31, 1999, any custom-made software or hardware designed or purchased or licensed by it and used by it in the course of the operation or management of, or the compiling, reporting or generation of, data required by this Agreement will be capable of identifying correctly or performing calculations or other processing accurately with respect to dates after December 31, 1999.

          (h) Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota (other than with respect to the Trustee's responsibility to

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record assignment  documents pursuant to Section 2.1 or as otherwise provided in this Agreement) unless it shall first obtain and provide, at the expense of the Trust Fund, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

                                   ARTICLE IX

                                   TERMINATION
                                   -----------

          SECTION 9.1.   Termination of Trust.

          (a) Subject to Section 9.3, the Trust Fund and the respective obligations and responsibilities of the Depositor, the Trustee, the Master Servicer and the Special Servicer hereunder (other than the obligation of the Trustee to make payments to Certificateholders on the final Distribution Date pursuant to Article IV or otherwise as set forth in Section 9.2 and other than the obligations in the nature of information or tax reporting or tax-related administrative or judicial contests or proceedings) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b); provided that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

          (b) As soon as reasonably practical, the Trustee shall give the Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates notice of the date when the then-current aggregate Stated Principal Balance of the Mortgage Loans (including, without limitation, any REO Mortgage Loans) will be less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates shall thereafter be entitled, in that order of priority, to purchase, in whole only, the Mortgage Loans and any REO Properties then remaining in the Trust Fund. If any such party desires to exercise such option, it will notify the Trustee who will notify any other such party with a prior right to exercise such option. If any such party that has been so provided notice by the Trustee notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee during any Collection Period that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. The "Termination Price" shall equal the sum of (i) the aggregate Repurchase Price of all the remaining Mortgage Loans (other than REO Mortgage Loans and Mortgage Loans as to which a Final Recovery Determination has been made) held by the Trust, plus (ii) the appraised value of each remaining REO Property, if any, held by the Trust (such appraisal to be conducted in accordance with MAI standards by an appraiser with at least ten years experience in the related

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property  type and in the  jurisdiction  in which the REO  Property  is  located selected by the Master Servicer and approved by the Trustee), minus (iii) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest Amount accrued and payable to the Master Servicer in respect of such Advances and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase) (or, solely in the case where the Special Servicer is effecting such purchase, any unpaid Special Servicing Fees remaining outstanding, which items shall be deemed to have been paid or reimbursed to the Special Servicer in connection with such purchase).

          In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer, or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust in accordance with the preceding paragraph, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice (at least five Business Days prior to the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur) to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust, in each case without representation or warranty by the Trustee. The Trustee and the Final Purchaser will agree upon an appropriate allocation between them of the cost of delivering the Mortgage Files for the remaining Mortgage Loans and REO Properties to the Final Purchaser or its designee.

          (c) As a condition to the purchase of the assets of the Trust pursuant to Section 9.1(b), the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that such termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 9.3.

          SECTION 9.2.   Procedure Upon Termination of Trust.

          (a) Notice of any termination pursuant to the provisions of Section 9.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee to each Rating Agency and each Certificateholder by first class mail at least 20 days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates will be made and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the

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time such notice is given to Certificateholders.  Upon any such termination, the
Trustee shall terminate, or request the Master Servicer to terminate, the Collection Account, the Grantor Trust Collection Account, the Distribution Account, the Grantor Trust Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to the nontendering Certificateholders in trust without interest pending such payment.

          (b) On the final Distribution Date, the Trustee shall distribute to each Certificateholder that presents and surrenders its Certificates all amounts payable on such Certificates on such final Distribution Date in accordance with
Article IV. Any amounts being held in the Collection Account or Interest Reserve Account for distribution on a Future Distribution Date shall be included in the Available Funds for the Final Distribution Date.

          SECTION 9.3.   Additional Trust Termination Requirements.

          (a) In the event of a purchase of all the remaining Mortgage Loans and REO Properties held by the Trust in accordance with Section 9.1 or any other termination of the Trust under this Article IX, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless in the case of a termination under Section 9.1 hereof, the Final Purchaser delivers to the Trustee an Opinion of Counsel at the expense of the Final Purchaser (or, in the case of any other termination, the Trustee shall obtain such Opinion of Counsel at the expense of the Trust Fund) addressed to the Depositor and the Trustee to the effect that the failure of the Trust to comply with the requirements of this Section 9.3 will not (i) result in the imposition of taxes on "prohibited transactions" of any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) within 89 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.2, the Trustee shall adopt a plan of complete liquidation prepared by the Final Purchaser and meeting the requirements for a qualified liquidation for each REMIC Pool under Section 860F of the Code and any regulations thereunder;

               (ii) during such 90-day liquidation period and at or after the adoption of the plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the remaining Mortgage Loans and any REO Properties held by the Trust to the Final Purchaser for cash in an amount equal to the Termination Price, such cash shall be deposited into the Collection Account, shall be deemed distributed on the REMIC I Regular Interests in retirement thereof, shall be deemed distributed on the REMIC II Regular Interests in retirement thereof, and shall be distributed to the Certificateholders in retirement of the Certificates;

               (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual Certificates all cash on hand in each REMIC Pool after making such

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final deemed payment or payments (other than cash retained to meet claims),  and
REMIC I, REMIC II and REMIC III shall terminate at that time; and

               (iv) in no event may the final payment on the REMIC I Interests, the REMIC II Interests, the REMIC III Regular Certificates, or the Class R-I, Class R-II or Class R-III Certificates be made after the 89th day from the date on which such plans of complete liquidation are adopted. The Trustee shall specify the first day of the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury Regulation
Section 1.860F-1.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation for each of REMIC I, REMIC II and REMIC III prepared by the Final Purchaser in accordance with the foregoing requirements, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                      REMIC ADMINISTRATION; GRANTOR TRUST
                      -----------------------------------

          SECTION 10.1.  REMIC Election.

          (a) The parties intend that each of REMIC I, REMIC II and REMIC III shall constitute, and that the affairs of each of REMIC I, REMIC II and REMIC III shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of REMIC I, REMIC II and REMIC III and shall, on behalf of each of REMIC I, REMIC II and REMIC III, make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions.

          (b) The REMIC I Regular Interests are hereby designated as "regular interests" in REMIC I within the meaning of Section 860G(a)(1) of the Code, and the Class R-I Certificates are hereby designated as the sole class of "residual interests" in REMIC I within the meaning of Section 860G(a)(2) of the Code. The REMIC II Regular Interests shall be designated as "regular interests" in REMIC II within the meaning of Section 860G(a)(1) of the Code, and the Class R-II Certificates are hereby designated as the sole class of "residual interests" in REMIC II within the meaning of Section 860G(a)(2) of the Code. The Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C, Class D and Class S Certificates are hereby designated as "regular interests" in REMIC III within the meaning of Section 860G(a)(1) of the Code and the Class R-III Certificates are hereby designated as the sole class of "residual interests" in REMIC III within the meaning of Section 860G(a)(2) of the Code.

          (c) The Closing Date is hereby designated as the "Startup Day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code. The "latest

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possible maturity date" of the REMIC I Regular  Interests,  the REMIC II Regular
Interests and the REMIC III Regular Certificates for purposes of Code Section 860G(a)(1) is the Rated Final Distribution Date.

          SECTION 10.2.  REMIC Compliance.

          (a) The Trustee shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Trustee shall prepare, sign and file, or cause to be prepared and signed and filed, all required Tax Returns for each of REMIC I, REMIC II and REMIC III, using a calendar year as the taxable year for each of REMIC I, REMIC II and REMIC III, when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws.

          The Trustee shall, within 30 days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of REMIC I, REMIC II and REMIC III for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date, to provide any information reasonably requested by the Trustee and necessary to make such filing);

          (b) The Trustee shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions and applicable state and local law. If the filing or distribution of any documents of an administrative nature not addressed in Section 10.1 or Section 10.2(a) is then required by the REMIC Provisions in order to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC or is otherwise required by the Code or applicable state or local law, the Trustee shall prepare, sign and file or distribute, or cause to be prepared, signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law.

          (c) The Holder of the largest Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates shall be the tax matters person of REMIC I, REMIC II or REMIC III, respectively, pursuant to Treasury Regulation Section 1.860F-4(d); provided, however, that any amendment to such Regulation which requires that another Person be designated the tax matters person shall be followed from and after the effective date of such amendment. If more than one Holder should hold an equal Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R-I, Class R-II or Class R-III Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of REMIC I, REMIC II and REMIC III, and each Holder of a Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates, by acceptance thereof, is deemed to have consented to the Trustee's appointment

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


in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

          (d) The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be incurred under the terms of this Agreement (any of the foregoing, an "Adverse REMIC Event"). In this regard, the Trustee shall not permit the creation of any "interests" (within the meaning of Treasury Regulation Section 1.860D-1(b)(1)) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests and the interests evidenced by the Certificates. Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor or the Master Servicer or the Special Servicer which causes the Trustee to be unable to comply with any of Sections 10.1(a), 10.2(a), 10.2(b), 10.2(e) or which results in any action contemplated by the next succeeding paragraph.

          None of the Master Servicer, the Special Servicer and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences) for any failure by the Trustee to comply with the provisions of this Section 10.2.

          (e) The Trustee shall maintain such records relating to each of REMIC I, REMIC II and REMIC III as may be necessary to demonstrate that each REMIC has complied with the REMIC provisions and to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

          (f) The Depositor, the Special Servicer and the Master Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Special Servicer's or the Master Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 10.2.

          (g) None of the Depositor, Trustee, Special Servicer or Master Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

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


          SECTION 10.3.  Imposition of Tax on the Trust Fund.

          (a) Subject to Section 10.3(c), in the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax (collectively "Taxes"), is imposed on REMIC I, REMIC II or REMIC III, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to such REO Property (and until such Taxes are paid, the Master Servicer from time to time shall withdraw from the Collection Account amounts reasonably determined by the Special Servicer to be necessary to pay such Taxes, which the Master Servicer shall maintain in a separate, non-interest-bearing account, and the Master Servicer shall deposit in the Collection Account the excess determined by the Master Servicer from time to time of the amount in such account over the amount necessary to pay such Taxes) and shall be paid therefrom. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such Taxes as are legally owed by REMIC I, REMIC II and REMIC III (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

          (b) The Trustee is hereby authorized to and shall segregate or cause to be segregated, in a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to REMIC I, REMIC II or REMIC III after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax, such amounts to be segregated from the Collection Account with respect to any such net income of or contribution to REMIC I and REMIC II and from the Distribution Account with respect to any such net income of or contribution to REMIC III (and return the balance thereof, if any, to the Collection Account or the Distribution Account, as the case may be).

          (c) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Start-up Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(d)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X
(which breach constitutes negligence or willful misconduct of the Master Servicer); (iii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence or willful misconduct of the

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


Special Servicer); or (iv) the Trust, out of the Trust Fund (exclusive of Grantor Trust), in all other instances.

          SECTION 10.4.  Prohibited Transactions and Activities.

          (a) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject REMIC I, REMIC II or REMIC III to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          SECTION 10.5.  Grantor Trust Provisions.

          There is hereby established a trust which shall be part of the Trust Fund and which shall hold the Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account (the "Grantor Trust Assets"), which assets shall be excluded from REMIC I, REMIC II and REMIC III. The Class E Certificates represent undivided beneficial interests in the Grantor Trust Assets, entitled to the distributions set forth in Section 4.7 hereof, and such Certificates in the aggregate represent beneficial ownership of 100% of the Grantor Trust Assets. The Trustee shall treat such assets as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code, shall account for such assets separately from any other Trust Fund assets and shall perform all tax reporting obligations with respect to the Grantor Trust. If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article V, Article VIII or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence or willful misconduct of the Master Servicer); (iii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence or willful misconduct of the Special Servicer); or (iv) the Trust, out of the portion of the Trust Fund constituting the Grantor Trust, in all other instances.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          SECTION 11.1.  Counterparts.

          This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.


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


          SECTION 11.2.  Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or the Mortgage Loans, unless, with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.3.Governing Law.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 11.4.  Notices.

          All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (or, in the case of notice by telecopy, upon confirmation of receipt) as follows:

           If to the Trustee, to:

               Norwest Bank Minnesota, National Association
               11000 Broken Land Parkway
               Columbia, Maryland  21044-3562
               Attention:  Corporate Trust Administration-PNC
               Mortgage Acceptance Corp. Series 1999-CM1
               Telecopy No: (410) 884-2360

           If to the Depositor, to:

               PNC Mortgage Acceptance Corp.
               210 West 10th Street
               6th Floor
               Kansas City, Missouri 64105
               Attention:  Chief Executive Officer
               Telecopy No.: (816) 435-2326

           With copies to:

               Morrison & Hecker L.L.P.
               2600 Grand Avenue
               Kansas City, Missouri 64108-4606
               Attention: William A. Hirsch, Esq.
               Telecopy No.: (816) 474-4208

           If to the Master Servicer or the Special Servicer, to:

               Midland Loan Services, Inc.
               210 West 10th Street
               6th Floor
               Kansas City, Missouri 64105
               Attention: Chief Executive Officer
               Telecopy No.: (816) 435-2326

           With copies to:

               Morrison & Hecker L.L.P.
               2600 Grand Avenue
               Kansas City, Missouri 64108-4606
               Attention: William A. Hirsch, Esq.
               Telecopy No.: (816) 474-4208

           If to the Seller (for the Column Loans), to:

               Column Financial, Inc.
               3414 Peachtree Road, N.E., Suite 1140
               Atlanta, Georgia 30326
               Attention: President
               Telecopy No.: (404) 239-0419


           If to the Seller (for the Midland Loans), to:

               Midland Loan Services, Inc.
               210 West 10th Street
               Kansas City, Missouri 64105
               Attention: Chief Executive Officer
               Telecopy No.: (816) 435-2326

           With copies to:

               Morrison & Hecker L.L.P.
               2600 Grand Avenue
               Kansas City, Missouri 64108-4606
               Attention: William A. Hirsch, Esq.
               Telecopy No.: (816) 474-4208

           If to the initial Controlling Class Representative, to:

               the address  provided  by the  initial  Controlling
               Class   Representative   at  the   closing  of  the
               transactions contemplated by this Agreement,

           If to any Certificateholder, to:

               the address set forth in the
               Certificate Register,

or, to such other address as such party shall specify by written notice to the other parties.



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


          SECTION 11.5.  Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.6.  Notice   to  the   Depositor,   the  Controlling  Class
Representative and Each Rating Agency.

          (a) The Trustee shall use its best efforts to promptly provide written notice to the Depositor, the Controlling Class Representative, the Placement Agents and each Rating Agency (and upon request to the Holders of any Privately Placed Certificates that are not Affiliates of, or did not appoint, the Controlling Class Representative) with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer or Trustee;

               (iv) the repurchase or substitution of Mortgage Loans pursuant to
Section 2.3;

               (v) the final payment to any Class of Certificateholders;

               (vi) the assumption of, or the defeasance, release or substitution of collateral securing, a Mortgage Loan that at such time has one of the 10 largest outstanding principal balances of the Mortgage Loans in the Trust Fund; and

               (vii) any change in the location of the Distribution Account.

          (b) The Master Servicer and the Special Servicer shall promptly furnish to the Controlling Class Representative, each Placement Agent and each Rating Agency (and any Holder of any Privately Placed Certificate that is not an Affiliate of, or did not appoint, the Controlling Class Representative, upon request and at its expense) copies of the following:

               (i) the resignation or removal of the Trustee;

               (ii) any change in the location of the Collection Account;

               (iii) each of its annual statements as to compliance described in
Section 3.14;

               (iv) each of its annual independent public accountants' servicing reports described in Section 3.15.

               (v) annual reports of each Borrower with respect to the net operating income and occupancy rates required to be delivered by the related Mortgage and actually received by the Master Servicer or the Special Servicer, if applicable, pursuant thereto to the extent consistent with applicable law and the related Mortgage Loan Documents, which shall be made available in electronic media.

               (vi) any Officers' Certificates delivered by the Master Servicer or the Special Servicer to the Trustee;

               (vii) all site inspections, which shall be made available in electronic media;

               (viii) all rent rolls and sales reports to the extent they are delivered by the related Borrower to the extent consistent with applicable law and the related Mortgage Loan Documents, and requested by the Controlling Class Representative or a Rating Agency (if the Master Servicer or the Special Servicer converts this information to electronic media, it will make the electronic files available to the Rating Agencies and the Controlling Class Representative);

               (ix) any extension or modification of a maturity date; and

               (x) any modifications, waiver or amendment of any term of any Mortgage Loan.

          (c) The Special Servicer, shall furnish the Controlling Class Representative, the Master Servicer and each Rating Agency (and the Placement Agents at their expense) with such information with respect to any Specially Serviced Mortgage Loan as the Controlling Class Representative, the Master Servicer, such Rating Agency or Placement Agent shall request and which the Special Servicer can obtain to the extent consistent with applicable law and the related Mortgage Loan Documents.

          The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency (and the Placement Agents at their expense) with respect to each Mortgage Loan such information as the Rating Agency or Placement Agent shall reasonably request and which the Trustee, Master Servicer or Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, Master Servicer and Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

          (d) Notices to each Rating Agency shall be addressed as follows:

               Standard & Poor's Ratings Services,
               a division of the McGraw-Hill Companies, Inc.
               55 Water Street
               New York, New York 10041
               Attention:  CMBS Surveillance
               Fax: (212) 438-2662

               Fitch IBCA, Inc.
               One State Street Plaza
               New York, New York 10004
               Attention:  Commercial Mortgage Surveillance
               Fax: (212) 635-0294

or in each case to such other address as any Rating Agency shall specify by written notice to the parties hereto.

          SECTION 11.7.  Amendment.

          This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or in the Prospectus Supplement (or in the Prospectus referenced in the Prospectus Supplement), (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings, if any, assigned to each of the Classes of REMIC III Regular Certificates by each Rating Agency, or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which (x) shall not be inconsistent with the provisions of this Agreement, (y) shall not result in the downgrading, withdrawal or qualification (if applicable) of the rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by a Rating Agency Confirmation (the cost, if any, of obtaining such confirmation shall be paid by the Person requesting such amendment unless such amendment is in the best interest of the Trust Fund in which case it will be paid by the Trust Fund), and (z) shall not adversely affect in any material respect the interests of any Certificateholder.

          This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of each of the Classes of Certificates representing not less than 51% of the aggregate Voting Rights allocated to all Classes of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:


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               (i)  reduce in any  manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above without the consent of the Holders of all Certificates of such Class;

               (iii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates then outstanding; or

               (iv) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or Servicing Advance without the consent of the Holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby.

          Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement or any Custodial Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pools as three separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

          In the event that neither the Depositor nor the successor thereto, if any, is in existence, any amendment under this Section 11.7 shall be effective with the consent in writing of the Trustee, the Master Servicer, the Special Servicer, and, to the extent required by this Section, the Certificateholders and each Rating Agency.

          Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.7, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates to the extent permitted in the definition of Certificateholder.

          Promptly after the execution of any amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Controlling Class Representative, the Placement Agents and each Rating Agency (with a copy of such amendment to each Rating Agency).

          It shall not be necessary for the consent of Certificateholders under this Section 11.7 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of

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evidencing  the  authorization  of the execution  thereof by  Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however , that such method shall always be by affirmation and in writing.

          Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Master Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property) or cause the Grantor Trust to fail to be treated as a grantor trust for federal income tax purposes.

          Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Special Servicer and the Master Servicer shall be entitled to receive and rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii) or (iv) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

          SECTION 11.8.  Confirmation of Intent.

          It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the Grantor Trust Collection Account, the REO Accounts, the Reserve Accounts, the Interest Reserve Accounts, the Distribution Account and the Grantor

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Trust Distribution Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian or any other agent on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Missouri and Minnesota Uniform Commercial Codes; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Depositor), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

          SECTION 11.9.  Successors and Assigns; Beneficiaries

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries, the Placement Agents, the non-parties referred to in Sections 6.3 and 8.5 and, solely with respect to the proviso in the second paragraph of Section 3.2(a), the initial sub-servicer referred to in such section, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                     [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer and the Trustee have caused their names to be signed to this Pooling and Servicing Agreement by their respective officers thereunto duly authorized as of the day and year first above written.


                                   PNC MORTGAGE ACCEPTANCE
                                   CORP., as Depositor


                                   By:/s/ Charles J. Sipple

                                      __________________________________________
                                      Name: Charles J. Sipple
                                      Title: Senior Vice President


                                   MIDLAND LOAN SERVICES, INC.,
                                   as Master Servicer and Special Servicer


                                   By:/s/ Lawrence D. Ashley

                                      __________________________________________
                                      Name: Lawrence D. Ashley
                                      Title: Senior Vice President


                                   NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION, as Trustee


                                   By:/s/ Leslie A. Gaskill

                                      __________________________________________
                                      Name: Leslie A. Gaskill
                                      Title: Vice President